FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-255934-14

Dated July 23, 2024	BMO 2024-5C5
Structural and Collateral Term Sheet
BMO 2024-5C5 Mortgage Trust
$1,016,671,503 (Approximate Mortgage Pool Balance)

$[] (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2024-5C5

Bank of Montreal

Citi Real Estate Funding Inc.

Starwood Mortgage Capital LLC

German American Capital Corporation

UBS AG

Societe Generale Financial Corporation

Goldman Sachs Mortgage Company

Greystone Commercial Mortgage Capital LLC

Zions Bancorporation, N.A.

BSPRT CMBS Finance, LLC

LMF Commercial, LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Deutsche Bank Securities	Société Générale	Goldman Sachs & Co. LLC	UBS Securities LLC	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated July 23, 2024	BMO 2024-5C5

This material is for your information, and none of BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., SG Americas, LLC, Goldman Sachs & Co. LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-255934) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-866-864-7760. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-5C5 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated July 23, 2024	BMO 2024-5C5

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2024-5C5
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut- off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
CREFI	4	4	$159,500,000	15.7%	$159,500,000	15.7%
SMC	3	6	$116,150,000	11.4%	$159,025,000	15.6%
GACC	3	3	$147,250,000	14.5%	$147,250,000	14.5%
UBS AG	6	6	$129,690,000	12.8%	$129,690,000	12.8%
BMO	3	3	$49,600,000	4.9%	$92,475,000	9.1%
SGFC	3	27	$65,210,000	6.4%	$85,210,000	8.4%
GSMC	2	3	$50,270,000	4.9%	$70,270,000	6.9%
GCMC	3	3	$70,126,503	6.9%	$70,126,503	6.9%
ZBNA	2	2	$49,500,000	4.9%	$49,500,000	4.9%
BSPRT	2	2	$28,500,000	2.8%	$28,500,000	2.8%
LMF	2	3	$25,125,000	2.5%	$25,125,000	2.5%
SMC, BMO	2	2	$85,750,000	8.4%	-	-
GSMC, SGFC	1	1	$40,000,000	3.9%	-	-
Total:	36	65	$1,016,671,503	100.0%	$1,016,671,503	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$1,016,671,503
Number of Mortgage Loans:	36
Number of Mortgaged Properties:	65
Average Cut-off Date Balance per Mortgage Loan:	$28,240,875
Weighted Average Current Mortgage Rate:	6.99176%
10 Largest Mortgage Loans as % of IPB:	50.0%
Weighted Average Remaining Term to Maturity:	58 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR:	1.53x
Weighted Average UW NOI Debt Yield:	11.4%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	59.5%
Weighted Average Maturity Date/ARD LTV:	59.4%

Other Statistics
% of Mortgage Loans with Additional Debt:	3.9%
% of Mortgage Loans with Single Tenants(1):	14.2%
% of Mortgage Loans secured by Multiple Properties:	16.7%

Amortization
Weighted Average Original Amortization Term:	360 months
Weighted Average Remaining Amortization Term:	360 months
% of Mortgage Loans with Interest-Only:	93.1%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	3.7%
% of Mortgage Loans with Amortizing Balloon:	3.1%

Lockboxes
% of Mortgage Loans with Hard Lockboxes:	43.2%
% of Mortgage Loans with Springing Lockboxes:	33.7%
% of Mortgage Loans with Soft Lockboxes:	23.1%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	81.9%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	37.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	78.6%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(2):	46.6%

(1) Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.

(2) Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, industrial, retail and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2024-5C5
Collateral Characteristics

Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
1	Arthouse Hotel	New York, NY	CREFI	1	$75,000,000	7.4%	291	Hospitality	1.53x	12.8%	52.8%	52.8%
2	The Motif by Morningside	Atlanta, GA	SMC, BMO	1	$66,500,000	6.5%	385	Multifamily	1.29x	8.3%	69.9%	69.9%
3	1025 Lenox Park Boulevard Northeast	Brookhaven, GA	GACC	1	$65,000,000	6.4%	331,013	Office	1.43x	11.5%	57.8%	57.8%
4	One Bay	Burlingame, CA	UBS AG	1	$54,320,000	5.3%	194,833	Office	1.46x	12.7%	61.4%	61.4%
5	Fieldside Grande	Aberdeen, MD	GACC	1	$52,250,000	5.1%	288	Multifamily	1.36x	8.5%	64.4%	64.4%
6	Gateway Multifamily Portfolio	Various, MO	SMC	3	$41,300,000	4.1%	593	Multifamily	1.35x	9.0%	69.5%	69.5%
7	Stonebriar Centre	Frisco, TX	GSMC, SGFC	1	$40,000,000	3.9%	1,096,880	Retail	2.30x	16.8%	42.1%	42.1%
8	iPark Norwalk	Norwalk, CT	SMC	1	$40,000,000	3.9%	372,175	Mixed Use	1.60x	10.9%	56.6%	56.6%
9	1812 North Moore	Arlington, VA	CREFI	1	$38,000,000	3.7%	543,697	Office	1.55x	13.9%	54.9%	53.5%
10	Element & Sheraton Valley Forge	King of Prussia, PA	GSMC	2	$36,400,000	3.6%	300	Hospitality	1.52x	13.5%	56.1%	56.1%

	Top 3 Total/Weighted Average			3	$206,500,000	20.3%			1.42x	10.9%	59.9%	59.9%
	Top 5 Total/Weighted Average			5	$313,070,000	30.8%			1.42x	10.8%	60.9%	60.9%
	Top 10 Total/Weighted Average			13	$508,770,000	50.0%			1.51x	11.6%	59.0%	58.9%
	Non-Top 10 Total/Weighted Average			52	$507,901,503	50.0%			1.55x	11.3%	60.1%	59.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2024-5C5
Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Arthouse Hotel	CREFI	$75,000,000	$10,000,000	BMO 2024-5C5	Midland	LNR	Future Securitization(s)	$10,000,000
3	1025 Lenox Park Boulevard Northeast	GACC	$65,000,000	$10,000,000	BMO 2024-5C5	Midland	LNR	Future Securitization(s)	$10,000,000
7	Stonebriar Centre	GSMC, SGFC	$40,000,000	$215,000,000	(1)	(1)	(1)	Future Securitization(s)	$215,000,000
8	iPark Norwalk	SMC	$40,000,000	$55,000,000	(2)	(2)	(2)	Future Securitization(s)	$55,000,000
9	1812 North Moore	CREFI	$38,000,000	$135,000,000	Benchmark 2024-V7	Midland	K-Star	Benchmark 2024-V7 BMO 2024-5C4 BANK 2024-BNK47 BMO 2024-C9	$70,000,000 $30,000,000 $25,000,000 $10,000,000
11	The Pointe & Oak Shadows	SMC	$34,850,000	$12,000,000	BMO 2024-5C5	Midland	LNR Partners	BBCMS 2024-5C27	$12,000,000
17	Gallup HQ	GACC	$30,000,000	$41,500,000	BMO 2024-5C5	Midland	LNR	BANK5 2024-5YR7 Future Securitization(s)	$28,600,000 $12,900,000
19	GNL Industrial Portfolio	SGFC	$20,550,000	$216,450,000	BMO 2024-5C4	Midland	Argentic	BMO 2024-5C4 Benchmark 2024-V7 BBCMS 2024-5C27 Future Securitization(s)	$70,000,000 $40,000,000 $78,400,000 $28,050,000
26	Westshore Crossing	UBS AG	$15,000,000	$35,400,000	BMO 2024-5C5(3)	Midland(3)	LNR(3)	Future Securitization(s)	$35,400,000
33	Park Parthenia	BSPRT	$10,000,000	$22,500,000	WFCM 2024-5C1	Wells Fargo	Argentic	WFCM 2024-5C1	$22,500,000
34	Lexmark	UBS AG	$9,500,000	$73,000,000	Benchmark 2024-V6	Midland	LNR	Benchmark 2024-V6 BMO 2024-5C4	$50,000,000 $23,000,000
(1)	In the case of Loan No. 7, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for a separate securitization transaction (into which a related non-controlling pari passu companion loan is being deposited) by the parties thereto, which securitization transaction is expected to close on or prior to the closing date for this securitization transaction, at which time the related servicing agreement will be the initial Controlling Pooling/Trust & Servicing Agreement. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which will become the Controlling Pooling/Trust & Servicing Agreement.
(2)	In the case of Loan No. 8, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the securitization of the related controlling pari passu companion loan, which securitization transaction is expected to close on or prior to the closing date for this securitization transaction, at which time the related servicing agreement will be the Controlling Pooling/Trust & Servicing Agreement.
(3)	In the case of Loan No. 26, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2024-5C5 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2024-5C5
Collateral Characteristics

Mortgaged Properties by Type
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date/ARD LTV
Multifamily	Garden	16	$231,360,000	22.8%	1.38x	9.3%	66.0%	66.0%
	Mid Rise	4	122,426,503	12.0	1.39x	9.4%	61.9%	61.2%
	High Rise	1	13,500,000	1.3	1.48x	10.3%	61.9%	61.9%
	Low Rise	2	11,250,000	1.1	1.26x	8.4%	64.7%	64.7%
	Subtotal:	23	$378,536,503	37.2%	1.38x	9.3%	64.5%	64.3%
Office	Suburban	4	$133,213,348	13.1%	1.46x	12.1%	60.1%	60.1%
	CBD	3	100,500,000	9.9	1.67x	13.7%	57.5%	57.0%
	Subtotal:	7	$233,713,348	23.0%	1.55x	12.8%	59.0%	58.8%
Hospitality	Full Service	2	$100,126,656	9.8%	1.53x	13.0%	53.6%	53.6%
	Extended Stay	2	24,143,344	2.4	1.51x	13.8%	60.8%	60.8%
	Full Service/Limited Service	1	18,500,000	1.8	1.58x	14.6%	59.7%	59.7%
	Subtotal:	5	$142,770,000	14.0%	1.53x	13.3%	55.6%	55.6%
Retail	Anchored	3	$77,125,000	7.6%	1.40x	9.7%	63.4%	63.4%
	Super Regional Mall	1	40,000,000	3.9	2.30x	16.8%	42.1%	42.1%
	Subtotal:	4	$117,125,000	11.5%	1.71x	12.1%	56.1%	56.1%
Mixed Use	Medical Office/Office/Retail	1	$40,000,000	3.9%	1.60x	10.9%	56.6%	56.6%
	Medical Office/Retail	1	30,500,000	3.0	1.54x	13.3%	52.6%	52.6%
	Retail/Multifamily	1	13,000,000	1.3	1.28x	8.9%	67.0%	67.0%
	Multifamily/Retail/Office	1	7,052,133	0.7	1.54x	11.5%	56.9%	56.9%
	Office/Retail	1	4,947,867	0.5	1.54x	11.5%	56.9%	56.9%
	Subtotal:	5	$95,500,000	9.4%	1.53x	11.5%	56.8%	56.8%
Industrial	Flex	2	$28,500,000	2.8%	2.15x	15.1%	45.1%	45.1%
	Warehouse/Distribution	10	12,226,334	1.2	2.12x	12.6%	53.8%	53.8%
	Manufacturing	4	4,373,135	0.4	2.12x	12.6%	53.8%	53.8%
	Manufacturing/Flex	1	1,003,977	0.1	2.12x	12.6%	53.8%	53.8%
	Manufacturing/Warehouse	1	908,249	0.1	2.12x	12.6%	53.8%	53.8%
	Distribution/Flex	1	749,480	0.1	2.12x	12.6%	53.8%	53.8%
	Manufacturing/Distribution	1	742,476	0.1	2.12x	12.6%	53.8%	53.8%
	Warehouse	1	523,002	0.1	2.12x	12.6%	53.8%	53.8%
	Subtotal:	21	$49,026,652	4.8%	2.14x	14.1%	48.8%	48.8%
Total / Weighted Average:		65	$1,016,671,503	100.0%	1.53x	11.4%	59.5%	59.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 1 – Arthouse Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 1 – Arthouse Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 1 – Arthouse Hotel
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	7.4%	Net Rentable Area (Rooms):	291
Loan Purpose:	Recapitalization	Location:	New York, NY
Borrower:	ArtProp Property LLC	Year Built / Renovated:	1910 / 2023
Borrower Sponsors:	Ben Ashkenazy and Eric Aintabi	Occupancy / ADR / RevPAR:	79.9% / $297.80 / $238.09
Interest Rate:	7.38000%	Occupancy / ADR / RevPAR Date:	5/31/2024
Note Date:	7/15/2024	4th Most Recent NOI (As of)(4):	$2,046,428 (12/31/2021)
Maturity Date:	8/6/2029	3rd Most Recent NOI (As of)(4):	$9,456,564 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$11,371,128 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$11,042,874 (TTM 5/31/2024)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	79.9% / $297.80 / $238.09
Amortization Type:	Interest Only	UW Revenues:	$30,864,057
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$20,000,567
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$10,863,489
Additional Debt(1):	Yes	UW NCF:	$9,703,202
Additional Debt Balance(1):	$10,000,000	Appraised Value / Per Room:	$161,000,000 / $553,265
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/14/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$292,096
Taxes:	$661,062	$220,354	N/A	Maturity Date Loan / Room:	$292,096
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.8%
FF&E Reserve:	$0	$96,897	N/A	Maturity Date LTV:	52.8%
Deferred Maintenance:	$1,555,470	$0	N/A	UW NCF DSCR:	1.53x
				UW NOI Debt Yield:	12.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$85,000,000	100.0%	Return of Equity(5)	$79,615,159	93.7%
			Closing Costs	3,168,309	3.7
			Upfront Reserves	2,216,532	2.6

Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)	The Arthouse Hotel Mortgage Loan (as defined below) is part of the Arthouse Hotel Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original balance of $85,000,000. The Arthouse Hotel Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). For additional information, see “The Loan” below. The financial information presented above is calculated based on the Arthouse Hotel Whole Loan.
(2)	Defeasance of the Arthouse Hotel Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arthouse Hotel Whole Loan to be securitized and (b) July 15, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2024-5C5 securitization trust in August 2024. The actual lockout period may be longer
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Increase from 4th Most Recent NOI to 3rd Most Recent NOI is primarily attributable to recovery from the COVID-19 pandemic.
(5)	The Arthouse Hotel Property (as defined below) was not previously encumbered by any debt.

The Loan. The largest mortgage loan (the “Arthouse Hotel Mortgage Loan”) is part of a whole loan (the “Arthouse Hotel Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $85,000,000 secured by a first lien mortgage on the borrower’s fee simple interest in a 291-room full-service hospitality property located in the Upper West Side of New York, New York (the “Arthouse Hotel Property”). The Arthouse Hotel Mortgage Loan was originated on July 15, 2024 by CREFI, has a five-year term and accrues interest at a fixed rate of 7.38000% per annum on an Actual/360 basis. The scheduled maturity date of the Arthouse Hotel Mortgage Loan is the payment date that occurs on August 6, 2029. The Arthouse Hotel Mortgage Loan is evidenced by the controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $75,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 1 – Arthouse Hotel

The Arthouse Hotel Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C5 securitization trust. The relationship between the holders of the Arthouse Hotel Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Arthouse Hotel Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BMO 2024-5C5	Yes
A-2	$10,000,000	$10,000,000	CREFI(1)	No
Whole Loan	$85,000,000	$85,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Arthouse Hotel Property is a 16-story, 291-room, full-service hotel with four on-site food and beverage outlets located in the Upper West Side neighborhood of New York, New York. The Arthouse Hotel Property was originally constructed in 1910 and was most recently renovated in 2023. The borrower is in the middle of a renovation plan that includes updated guestrooms, lobby, food and beverage areas, and façade work. This renovation plan is being completed in phases, and is expected to be complete by 2027. The Arthouse Hotel Property features nearby access to the 1, 2 and 3 subway lines at the 72nd Street and Broadway station and the A, C, B and D subway lines at the 72nd Street and 8th Avenue station. According to a third-party market research report as of May 31, 2024, the estimated demand segmentation for the Arthouse Hotel Property consisted of 90.0% transient and 10.0% group.

The Arthouse Hotel Property contains 55 queen guestrooms, 144 king guestrooms, 37 double double guestrooms, 16 ADA rooms, and 39 suites. Amenities at the Arthouse Hotel Property include four bars and restaurants, a business center, and a fitness center. The food and beverage outlets at the Arthouse Hotel Property include the Arthouse Bar, an indoor/outdoor bar and restaurant serving pub food and cocktails, Serafina, a 2,780 square foot restaurant serving Northern Italian cuisine, Red Farm, a 2,210 square foot Chinese restaurant, and Patis, a kosher, artisan bakery. The Arthouse Bar is operated by the borrower, while the other three food and beverage outlets are leased to third parties, under leases which expire in January 2027 and December 2029 for Serafina and Red Farm respectively, while Patis is on a month-to-month basis. The Arthouse Hotel Property is an unflagged hotel and is not subject to a franchise, license or similar agreement.

The following table presents certain information relating to the May 2024 demand analysis with respect to the Arthouse Hotel Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Transient	Group
Arthouse Hotel	291	90.0%	10.0%
(1)	Source: May 2024 third party market research report.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Arthouse Hotel Property and its competitors:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Arthouse Hotel(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	71.4%	$325.49	$232.44	74.4%	$284.19	$211.45	104.2%	87.3%	91.0%
2023	79.2%	$351.03	$278.08	79.8%	$297.98	$237.85	100.8%	84.9%	85.5%
TTM 5/31/2024	80.9%	$353.23	$285.73	79.9%	$297.80	$238.09	98.8%	84.3%	83.3%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Arthouse Hotel Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Dream Midtown, The Wallace, Hotel Beacon NYC, and The Lucerne.
(3)	Occupancy, ADR and RevPAR for the Arthouse Hotel Property are based on the underwritten cash flow.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

Appraisal. According to the appraisal, the Arthouse Hotel Property had an “as-is” appraised value of $161,000,000 as of June 14, 2024. The appraisal also provided a “prospective market value upon stabilization” of $192,000,000 as of July 1, 2027. The Cut-off Date LTV and Maturity Date LTV based on the “prospective market value upon stabilization” are each

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 1 – Arthouse Hotel

44.3%, respectively. The Cut-off Date LTV and Maturity Date LTV based on the “as-is” appraised value are each 52.8%, respectively. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$161,000,000	7.40%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated June 18, 2024, there was no evidence of any recognized environmental conditions at the Arthouse Hotel Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Arthouse Hotel Property:

Operating History and Underwritten Net Cash Flow
	2021(1)	2022(1)	2023	TTM May 2024	Underwritten	Per Room(2)	%(3)
Occupancy	57.5%	74.4%	79.8%	79.9%	79.9%
ADR	$205.73	$284.19	$297.98	$297.80	$297.80
RevPAR	$118.39	$211.45	$237.85	$238.09	$238.09

Room Revenue	$12,574,931	$22,458,775	$25,263,066	$25,357,725	$25,288,442	$86,902	81.9%
Food & Beverage Revenue	717,732	1,180,479	1,275,928	1,112,599	1,109,559	3,813	3.6
Other Revenue(4)	3,455,167	4,094,362	4,303,663	4,343,298	4,466,056	15,347	14.5
Total Revenue	$16,747,830	$27,733,616	$30,842,657	$30,813,622	$30,864,057	$106,062	100.0%

Room Expense	$6,032,283	$8,465,981	$8,930,445	$9,116,874	$9,091,965	$31,244	36.0%
Food & Beverage Expense	476,632	838,870	942,789	863,568	861,209	2,959	77.6
Other Departmental Expenses	4,667	8977	0	0	0	0	0.0
Departmental Expenses	$6,513,582	$9,313,828	$9,873,234	$9,980,442	$9,953,173	$34,203	32.2%

Departmental Profit	$10,234,248	$18,419,788	$20,969,423	$20,833,180	$20,910,884	$71,859	67.8%

Management Fee	$476,235	$788,748	$874,497	$872,867	$925,922	$3,182	3.0%
Marketing and Franchise Fee	573,496	938,908	1,043,305	1,043,792	1,045,500	3,593	3.4
Other Undistributed Expenses(5)	3,886,652	4,895,617	5,186,218	5,231,656	5,240,219	18,008	17.0
Total Undistributed Expenses	$4,936,383	$6,623,273	$7,104,020	$7,148,315	$7,211,641	$24,782	23.4%

Real Estate Taxes	$3,089,210	$2,209,062	$2,286,903	$2,357,564	$2,515,047	$8,643	8.1%
Property Insurance	162,227	130,889	207,372	284,427	320,706	1,102	1.0
Net Operating Income	$2,046,428	$9,456,564	$11,371,128	$11,042,874	$10,863,489	$37,332	35.2%

FF&E	$621,698	$1,051,663	$1,165,996	$1,163,822	$1,160,287	$3,987	3.8%
Net Cash Flow	$1,424,730	$8,404,901	$10,205,132	$9,879,052	$9,703,202	$33,344	31.4%
(1)	Increase from 2021 Net Operating Income to 2022 Net Operating Income is primarily attributable to recovery from the COVID-19 pandemic.
(2)	Per Room values are based on 291 rooms.
(3)	% column represents percent of Total Revenue except for Room Expense, Food & Beverage Expense and Other Departmental Expenses which are based on their corresponding revenue line items.
(4)	Other Revenue includes retail revenue associated with Arthouse Bar, Red Farm, Serafina and Patis Bakery along with resort and minor fees. The Arthouse Bar is operated by the borrower, while the other three food and beverage outlets are leased to third parties, under leases which expire in January 2027 and December 2029 for Serafina and Red Farm respectively, while Patis is on a month-to-month basis.
(5)	Other Undistributed Expenses include administrative and general, operations and maintenance, heat, power, light, information and telecom expenses.

The Market. The Arthouse Hotel Property is located on the corner of West 77th Street and Broadway in the Upper West Side of Manhattan. Nearby demand generators for the Arthouse Hotel Property include Lincoln Center, New York State Theatre, New York City Ballet, Metropolitan Opera House, the Children’s Museum of Manhattan, Beacon Theatre and the American Museum of Natural History. The Arthouse Hotel Property benefits from access to the 1, 2 and 3 subway lines at the 72nd Street and Broadway station and the A, C, B and D subway lines at the 72nd Street and 8th Avenue station.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 1 – Arthouse Hotel

According to a third-party market research report, the Arthouse Hotel Property is located within the Uptown New York, New York hospitality submarket. As of June 27, 2024, the Uptown New York, New York hospitality submarket was comprised of 6,615 rooms, with 12-month occupancy of 77.6%, 12-month ADR of $426.49, and 12-month RevPar of $330.89.

The Borrower. The borrower is ArtProp Property LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Arthouse Hotel Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Ben Ashkenazy and Eric Aintabi. Ben Ashkenazy is the Chief Executive Officer and Chairman of Ashkenazy Acquisition Corporation, a New York City based private real estate investment firm focused on retail, hotel and office assets. Ashkenazy Acquisition Corporation has acquired over 15 million square feet of real estate in the United Stated and Canada and has a portfolio containing over 100 buildings. Eric Aintabi is the Vice President of Jesta Group, a family office with an international real estate portfolio with diversified investments across multiple industries.

Property Management. The Arthouse Hotel Property is currently managed by Highgate Hotels, L.P., an independent third-party property management company (“Highgate”). The borrower has the right under the Arthouse Hotel Whole Loan documents to replace Highgate as property manager with a single purpose subsidiary that is wholly owned and controlled by Jesta Capital Corp., a Canadian corporation and borrower affiliate, so long as such entity is (i) controlled by either Eric Aintabi or Elliot Aintabi and (ii) not the subject of a bankruptcy action.

Escrows and Reserves. At origination of the Arthouse Hotel Whole Loan, the borrower deposited approximately (i) $661,062 into a real estate tax reserve account and (ii) $1,555,470 into an immediate repairs reserve account for the cost of façade repairs required to be completed under New York City Local Law 11.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $220,354).

Insurance Reserve – At the lender’s option, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies; provided, however, such insurance reserve is conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Arthouse Hotel Whole Loan documents. At origination of the Arthouse Hotel Whole Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the FF&E Payment. The “FF&E Payment” means with respect to each monthly payment date, an amount equal to 1/12th of 4.0% of the greater of (1) the annual gross revenues for the hotel related operations at the Arthouse Hotel Property (excluding income with respect to retail leases) for the immediately preceding calendar year and (2) the projected annual gross revenues for the hotel related operations at the Arthouse Hotel Property (excluding the retail leases at the Arthouse Hotel Property) for the calendar year in which such monthly payment occurs as set forth in the then-current approved annual budget, or where no approved annual budget exists as of the date of determination, the amount determined by the lender in its reasonable discretion. The initial monthly FF&E Payment was determined to be approximately $96,897.

Lockbox / Cash Management. The Arthouse Hotel Whole Loan is structured with a soft lockbox and springing cash management. For so long as the Arthouse Hotel Property is managed by Highgate or another unaffiliated third-party brand manager that is approved by the lender (a “Brand Manager”), such Brand Manager will be required to collect all revenue derived from the hotel portion of the Arthouse Hotel Property and will be required to pay all operating expenses related to the Arthouse Hotel Property in accordance with the annual budget. The Brand Manager will then be required to deposit all net cash flow (i.e. for any period, the difference between revenue collected from the operation of the Arthouse Hotel Property for such period less the operating expenses pursuant to the annual budget for such period) promptly into a lender-controlled lockbox account. The borrower is required to direct the Brand Manager, simultaneously with the origination of the Arthouse Hotel Whole Loan, to comply with the foregoing provisions. To the extent that the Arthouse Hotel Property is no longer managed by a Brand Manager or the Brand Manager has failed to comply with the foregoing provisions, (i) the borrower will be required to (or to cause the property manager to) immediately deposit all revenue generated by the Arthouse Hotel Property into the lender-controlled lockbox account, and (ii) with respect to the hotel portion of the Arthouse Hotel Property, the borrower will be required to deliver direction letters to each of the credit card companies or credit card clearing banks

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 1 – Arthouse Hotel

with which the borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. In addition, with respect to the retail portion of the Arthouse Hotel Property, from and after the origination date, the borrower is required to send notices to each retail tenant directing it to deposit rents directly into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless an Arthouse Hotel Trigger Period (as defined below) exists. Upon the first occurrence of an Arthouse Hotel Trigger Period, the lender is required to establish a cash management account under the control of the lender, and upon the occurrence and during the continuance of an Arthouse Hotel Trigger Period, all funds in the lockbox account are required to be swept on each business day to such cash management account to be applied and disbursed in accordance with the Arthouse Hotel Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Arthouse Hotel Whole Loan documents will be held by the lender in an excess cash flow reserve account as additional collateral for the Arthouse Hotel Whole Loan, provided that upon the borrower’s request such account may be used to cover shortfalls in operating expenses, provided no event of default is continuing under the Arthouse Hotel Whole Loan.

An “Arthouse Hotel Trigger Period” means a period (A) commencing upon the earliest occurrence of any of the following: (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x (unless the Collateral Cure Conditions (as defined below) are satisfied), (iii) any termination or notice of termination of the Management Agreement (as defined below), and (iv) the occurrence of certain events of bankruptcy or insolvency of the manager, and (B) expiring upon the occurrence (a) with regard to any Arthouse Hotel Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (b) with regard to any Arthouse Hotel Trigger Period commenced in connection with clause (ii) above, the debt service coverage ratio being equal to or greater than 1.25x for one calendar quarter, and (c) with regard to any Arthouse Hotel Trigger Period commenced in connection with clauses (iii) or (iv) above, the replacement of the manager by the borrower pursuant to the Arthouse Hotel Whole Loan documents.

“Collateral Cure Conditions” will exist if and for so long as the borrower provides to the lender collateral in the form of cash or a letter of credit in an amount which, if applied to the principal amount of the Arthouse Hotel Whole Loan, would cause the debt service coverage ratio to equal 1.25x (the “Collateral Deposit Amount”), and thereafter, for so long as the borrower elects to to satisfy the Collateral Cure Conditions in order to avoid an Arthouse Hotel Trigger Period (under clause (A)(ii) of the definition of such term) on each one year anniversary of the date that the borrower delivered such cash or letter of credit, the borrower must provide additional cash collateral or increase the letter of credit amount in the amount of the Collateral Deposit Amount. The lender is required to return such collateral to the borrower, provided no event of default is continuing under the Arthouse Hotel Whole Loan Documents, at such time as the debt service coverage ratio is at least 1.25x for one calendar quarter without taking into account such collateral.

“Management Agreement” means the Highgate Management Agreement or any replacement management agreement entered into pursuant to the Arthouse Hotel Whole Loan documents pursuant to which Highgate or another manager selected in accordance with the terms of the Arthouse Hotel Whole Loan Documents is to provide management and other services with respect to the Arthouse Hotel Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 2 – The Motif by Morningside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 2 – The Motif by Morningside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 2 – The Motif by Morningside
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$66,500,000	Title:	Fee
Cut-off Date Principal Balance:	$66,500,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	6.5%	Net Rentable Area (Units):	385
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	TSV Lenox Vista, LLC	Year Built / Renovated:	1961-1968 / 2019-2024
Borrower Sponsor:	BFG Investments, LLC	Occupancy:	95.6%
Interest Rate:	6.34800%	Occupancy Date:	7/1/2024
Note Date:	7/10/2024	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	8/6/2029	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$4,419,314 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(2):	$4,651,487 (TTM 4/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,055,113
Call Protection:	L(24),D(31),O(5)	UW Expenses:	$1,547,662
Lockbox / Cash Management:	Springing / Springing	UW NOI(2):	$5,507,450
Additional Debt:	No	UW NCF(2):	$5,507,450
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$95,200,000 / $247,273
Additional Debt Type:	N/A	Appraisal Date:	7/1/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$172,727
Taxes:	$431,430	$39,809	N/A	Maturity Date Loan / Unit:	$172,727
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.9%
Replacement Reserve:	$385,000	Springing	$192,500	Maturity Date LTV:	69.9%
Deferred Maintenance:	$54,230	$0	N/A	UW NCF DSCR:	1.29x
				UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$66,500,000	100.0%	Loan Payoff	$60,371,044	90.8%
			Closing Costs(3)	4,516,137	6.8
			Upfront Reserves	870,660	1.3
			Return of Equity	742,159	1.1
Total Sources	$66,500,000	100.0%	Total Uses	$66,500,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The borrower sponsor acquired The Motif by Morningside Property (as defined below) comprised of 32 buildings in three transactions between June 2019 and January 2020. The borrower sponsor subsequently rolled up 15 independently run properties (across 20 tax parcels) into a single managed asset. The borrower sponsor completed approximately $14.9 million in renovation work at The Motif by Morningside Property that enhanced space utilization, modernized the units and improved unit appliances. In addition, the borrower sponsor built an additional 42 units as part of the collateral. Given the recent renovation work and re-positioning of The Motif by Morningside Property, historical cash flows are lower than UW NOI and UW NCF, which reflects the recent stabilization of The Motif by Morningside Property.
(3)	Closing Costs includes an interest rate buy-down credit of $3,240,000.

The Loan. The second largest mortgage loan (“The Motif by Morningside Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $66,500,000 and is secured by the borrower’s fee interest in a 385-unit multifamily property located in Atlanta, Georgia (“The Motif by Morningside Property”). The Motif by Morningside Mortgage Loan is comprised of six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $66,500,000. The Motif by Morningside Mortgage Loan was originated on July 10, 2024 by Starwood Mortgage Capital LLC (“SMC”). SMC completed a sale of the non-controlling Notes A-4, A-5 and A-6 to Bank of Montreal on July 12, 2024. The Motif by Morningside Mortgage Loan accrues interest at a rate of 6.34800% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 2 – The Motif by Morningside

The Motif by Morningside Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The scheduled maturity date for The Motif by Morningside Mortgage Loan is the payment date that occurs on August 6, 2029.

The table below identifies the promissory notes that comprise The Motif by Morningside Mortgage Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BMO 2024-5C5	Yes
A-2	$8,250,000	$8,250,000	BMO 2024-5C5	No
A-3	$5,000,000	$5,000,000	BMO 2024-5C5	No
A-4	$20,000,000	$20,000,000	BMO 2024-5C5	No
A-5	$8,250,000	$8,250,000	BMO 2024-5C5	No
A-6	$5,000,000	$5,000,000	BMO 2024-5C5	No
Whole Loan	$66,500,000	$66,500,000

The Property. The Motif by Morningside Property is a 385-unit garden-style multifamily property built in phases between 1961 and 1968, and renovated between 2019 and 2024. As of July 1, 2024, The Motif by Morningside Property was 95.6% occupied. The Motif by Morningside Property is located approximately six miles northeast of downtown Atlanta and approximately two miles northwest of Emory University. The 14.69-acre parcel is improved with 32 garden-style apartment buildings across a composite of 20 tax parcels that the borrower sponsor operates as one economic unit. The borrower sponsor recently renovated all 385 units at The Motif by Morningside Property. The borrower sponsor also completed installation of IOTAS smart home systems, low flow toilets, high energy efficiency lighting, HVAC modulators, new kitchen appliances, and new plumbing and piping. Additionally, the borrower sponsor enhanced the exteriors of the buildings and improved curb appeal by investing in expenditures such as painting, parking lot, sidewalk repairs, landscaping improvements, new fencing and signage. Additionally, The Motif by Morningside Property now includes 14 grilling stations, bocce ball courts, cornhole, outdoor event areas, private courtyards, a fitness center, storage lockers and a club room. The Motif by Morningside Property also has a swimming pool.

The Motif by Morningside Property features studio, one-, two- and three-bedroom layouts ranging in size from 300 to 1,300 square feet. Market rents range from $1,200 to $2,325 per month, with an average market rent of $1,569 and an average unit size of 712 square feet. The Motif by Morningside Property offers 333 parking spaces (0.9 parking spaces per unit). The renovated units feature high-end, modern finishes throughout, including stainless-steel appliances, wood-style flooring, granite countertops and washer/dryer connections.

The borrower sponsor acquired The Motif by Morningside Property in three transactions between June 2019 and January 2020 for an aggregate purchase price of $42.855 million. At the time of the acquisition, The Motif by Morningside Property was previously operated as 15 independent properties. Since acquisition, the borrower sponsor has spent approximately $14.9 million on capital improvements, including $2.4 million to add an additional 42 units.

The following table presents certain information relating to the unit mix at The Motif by Morningside Property:

The Motif by Morningside Unit Mix
Unit Type	Collateral Units(1)	% of Collateral Units(1)	Occupied Collateral Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent PSF(2)	Average Rent Per Unit(1)	Average Rent PSF(1)
Studio	58	15.1%	52	89.7%	21,575	372	$1,200	$3.23	$1,194	$3.21
1 Bedroom	120	31.2%	119	99.2%	77,490	646	$1,500	$2.32	$1,333	$2.06
2 Bedroom	203	52.7%	193	95.1%	169,750	836	$1,700	$2.03	$1,518	$1.82
3 Bedroom	4	1.0%	4	100.0%	5,200	1,300	$2,325	$1.79	$2,075	$1.60
Collateral Total/Wtd. Avg.	385	100.0%	368	95.6%	274,015	712	$1,569	$2.34	$1,418	$2.10
(1)	Based on the borrower rent roll dated as of July 1, 2024.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 2 – The Motif by Morningside

The Market. According to the appraisal, The Motif by Morningside Property is located in the Atlanta multifamily market. As of the second quarter of 2024, the Atlanta multifamily market average monthly asking rent was $1,591 and the vacancy rate was 12.2%. According to the appraisal, The Motif by Morningside Property is located in both the Midtown Atlanta and Decatur/North Druid Hills multifamily submarkets. As of the second quarter of 2024, the Atlanta Midtown multifamily submarket average monthly asking rent was $2,077 and the vacancy rate was 15.1%. Additionally, as of the second quarter of 2024, the Decatur/North Druid Hills multifamily submarket average monthly asking rent was $1,625 and the vacancy rate was 13.9%.

According to a market research report, the estimated 2023 population within a one-, three- and five-mile radius of The Motif by Morningside Property is 15,175, 175,602 and 405,502, respectively. The estimated 2023 average household income within the same radii is $124,324, $138,194 and $133,896, respectively.

The following table presents certain information relating to comparable multifamily rental properties to The Motif by Morningside Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Motif by Morningside(2) Various Atlanta, GA	1961-1968 / 2019-2024	95.6%	385	Studio 1BR 2BR 3BR	372 646 836 1,300	$3.21 $2.06 $1.82 $1.60	$1,194 $1,333 $1,518 $2,075
Monroe Place Apartments 2000 Monroe Place Atlanta, GA	2000 / NAP	84.1%	241	Studio 1BR 2BR	584 845 1,131	$2.20 $1.77 $1.56	$1,286 $1,498 $1,759
Willowest in Lindbergh 485 Lindbergh Place NE Atlanta, GA	1998 / 2016	90.1%	396	Studio 1BR 2BR 3BR	599 762 1,118 1,450	$2.10 $1.95 $1.65 $1.63	$1,260 $1,488 $1,848 $2,357
Avana on Main 508 Main Street NE Atlanta, GA	2007 / 2024	95.9%	363	Studio 1BR 2BR 3BR	520 734 974 1,230	$2.25 $1.87 $1.64 $1.67	$1,171 $1,375 $1,599 $2,054
Ansley Forest 1659 Monroe Drive NE Atlanta, GA	1960 / 2015	94.0%	269	Studio 1BR 2BR 3BR	468 729 932 1,425	$3.03 $2.43 $2.33 $2.17	$1,420 $1,770 $2,170 $3,095
Rio at Lenox 2716 Buford Highway NE Atlanta, GA	1966 / NAP	83.6%	67	Studio 1BR 2BR	390 623 800	$2.75 $1.80 $2.13	$1,074 $1,124 $1,700

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of July 1, 2024.

Environmental. According to the Phase I environmental assessment dated June 18, 2024, there was no evidence of any recognized environmental conditions at The Motif by Morningside Property.

The following table presents certain information relating to the historical and current occupancy at The Motif by Morningside Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
80.6%	90.1%	84.7%	95.6%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of July 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 2 – The Motif by Morningside

The following table presents certain information relating to the operating history and underwritten cash flows at The Motif by Morningside Property:

Operating History and Underwritten Net Cash Flow(1)
	2023	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$5,326,953	$5,554,984	$6,571,908	$17,070	100.0%
Net Rental Income	$5,326,953	$5,554,984	$6,571,908	$17,070	100.0%
(Vacancy/Credit Loss)	0	0	(328,595)	(853)	(5.0)
Other Income	544,378	573,166	811,800	2,109	12.4
Effective Gross Income	$5,871,331	$6,128,149	$7,055,113	$18,325	107.4%

Total Expenses	$1,452,017	$1,476,663	$1,547,662	$4,020	21.9%

Net Operating Income	$4,419,314	$4,651,487	$5,507,450	$14,305	78.1%

Total TI/LC, Capex/RR	0	0	0	0	0.0

Net Cash Flow	$4,419,314	$4,651,487	$5,507,450	$14,305	78.1%
(1)	The borrower sponsor acquired The Motif by Morningside Property (as defined below) comprised of 32 buildings in three transactions between June 2019 and January 2020. The borrower sponsor subsequently rolled up 15 independently run properties (across 20 tax parcels) into a single managed asset. The borrower sponsor completed approximately $14.9 million in renovation work at The Motif by Morningside Property that enhanced space utilization, modernized the units and improved unit appliances. In addition, the borrower sponsor added 42 units to the collateral. Given the recent renovation work and re-positioning of The Motif by Morningside Property, historical cash flows are lower than Underwritten Net Operating Income and Underwritten Net Cash Flow, which reflects the recent stabilization of The Motif by Morningside Property.
(2)	TTM reflects the trailing 12 months ending April 30, 2024.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrower. The borrower is TSV Lenox Vista, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of The Motif by Morningside Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is BFG Investments, LLC. Andrew J. Braden and Stephan P. Nemeth are principals of the Braden Fellman Group and key principals under The Motif by Morningside Mortgage Loan. The Braden Fellman Group has been an owner and operator in the Atlanta market since 1981. The Braden Fellman Group has a portfolio totaling 25 properties with over 850 units.

Property Management. The Motif by Morningside Property is managed by Braden Fellman Group, Ltd., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $431,430 for real estate taxes, (ii) approximately $385,000 for replacement reserves and (iii) $54,230 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $39,809.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrower to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and the property is insured under a blanket policy. The Motif by Morningside Property is currently insured under a blanket policy.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $6,417 for replacement reserves ($200 per unit annually) subject to a cap of $192,500. The replacement reserve is currently suspended.

Lockbox / Cash Management. The Motif by Morningside Mortgage Loan is structured with a springing lockbox and springing cash management. The Motif by Morningside Mortgage Loan requires that during the continuance of a The Motif by Morningside Sweep Event Period (as defined below), the borrower or property manager, as applicable, is required to establish and maintain a lockbox account for the remainder of The Motif by Morningside Mortgage Loan term. The borrower is required to direct tenants to pay all rents directly into the lockbox account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 2 – The Motif by Morningside

Upon the occurrence and during the continuance of a The Motif by Morningside Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with The Motif by Morningside Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Motif by Morningside Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Motif by Morningside Mortgage Loan. To the extent that no The Motif by Morningside Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “The Motif by Morningside Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under The Motif by Morningside Mortgage Loan documents; (ii) commencing on or after September 1, 2025, the date on which the debt service coverage ratio is less than 1.15x based on the net cash flow for the trailing 12 months; or (iii) commencing on or after September 1, 2028, the date on which the net cash flow debt yield for the trailing 12 months is less than 8.50%.

A The Motif by Morningside Sweep Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters and (c) with regard to clause (iii), upon repayment of The Motif by Morningside Mortgage Loan in full.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 3 – 1025 Lenox Park Boulevard Northeast

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 3 – 1025 Lenox Park Boulevard Northeast

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 3 – 1025 Lenox Park Boulevard Northeast
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	6.4%	Net Rentable Area (SF):	331,013
Loan Purpose:	Refinance	Location:	Brookhaven, GA
Borrower:	TSO Lenox Park, LP	Year Built / Renovated:	2002 / NAP
Borrower Sponsors:	Allan Boyd Simpson and Melody Mann-Simpson	Occupancy:	100.0%
Interest Rate:	7.91300%	Occupancy Date:	8/6/2024
Note Date:	5/31/2024	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	10/6/2028	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	52 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	52 months	Most Recent NOI (As of):	$7,966,297 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,790,984
Call Protection(2):	L(26),D(24),O(2)	UW Expenses:	$131,865
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,659,120
Additional Debt(1):	Yes	UW NCF:	$8,592,917
Additional Debt Balance(1):	$10,000,000	Appraised Value / Per SF(5):	$129,800,000 / $392
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/13/2024

Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$227
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$227
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	57.8%
Replacement Reserves:	$0	$5,517	N/A	Maturity Date LTV(5):	57.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.43x
				UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$75,000,000	93.5%	Loan Payoff(6)	$79,500,000	99.1%
Sponsor Equity	5,205,449	6.5	Closing Costs	705,449	0.9

Total Sources	$80,205,449	100.0%	Total Uses	$80,205,449	100.0%
(1)	The 1025 Lenox Park Boulevard Northeast Mortgage Loan (as defined below) is part of the 1025 Lenox Park Boulevard Northeast Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original balance of $75,000,000. The 1025 Lenox Park Boulevard Northeast Whole Loan was originated by DBRI (as defined below). For additional information, see “The Loan” below. The financial information presented above is calculated based on the Arthouse Hotel Whole Loan.
(2)	Defeasance of the 1025 Lenox Park Boulevard Northeast Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 1025 Lenox Park Boulevard Northeast Whole Loan to be securitized and (b) May 31, 2027. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BMO 2024-5C5 securitization trust in August 2024. The actual lockout period may be longer
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Historical financial information prior to 2023 is unavailable because expenses are paid by the sole tenant and detailed historical financial information was not provided.
(5)	The appraisal also provided a “dark value” of $65,200,000, which assumes the sole tenant’s lease has been terminated and it has vacated the 1025 Lenox Park Boulevard Northeast Property (as defined below), and results in a Cut-off Date LTV and Maturity Date LTV of 115%.
(6)	The prior mortgage loan secured by the 1025 Lenox Park Boulevard Northeast Property had an original principal balance of $98,000,000 and was repaid in a discounted payoff of $79,500,000 (an $18,500,000 discount to its original principal balance) to the holder of such loan, which had purchased such note from the original lender.

The Loan. The third largest mortgage loan (the “1025 Lenox Park Boulevard Northeast Mortgage Loan”) is part of a whole loan (the “1025 Lenox Park Boulevard Northeast Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $75,000,000 secured by a first lien mortgage on the borrower’s fee simple interest in a 331,013 square foot office property located in Brookhaven, Georgia (the “1025 Lenox Park Boulevard Northeast

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 3 – 1025 Lenox Park Boulevard Northeast

Property”). The 1025 Lenox Park Boulevard Northeast Mortgage Loan was originated by DBR Investments Co. Limited (“DBRI”) on May 31, 2024 and has an outstanding principal balance as of the Cut-off Date of $75,000,000. The 1025 Lenox Park Boulevard Northeast Mortgage Loan accrues interest at a fixed rate of 7.91300% per annum on an Actual/360 basis. The 1025 Lenox Park Boulevard Northeast Mortgage Loan has a 52-month term and is interest-only for the full term. The scheduled maturity date of the 1025 Lenox Park Boulevard Northeast Mortgage Loan is the payment date that occurs on October 6, 2028. The 1025 Lenox Park Boulevard Northeast Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $65,000,000.

The relationship between the holders of the 1025 Lenox Park Boulevard Northeast Whole Loan is governed by a co-lender agreement. The 1025 Lenox Park Boulevard Northeast Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C5 transaction. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 1025 Lenox Park Boulevard Northeast Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BMO 2024-5C5	Yes
A-2(1)	$10,000,000	$10,000,000	DBRI	No
Whole Loan	$75,000,000	$75,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The 1025 Lenox Park Boulevard Northeast Property is a Class A ten-story office building, totaling 331,013 square feet on an approximately 5.1-acre site in Brookhaven, Georgia. Built in 2002, the 1025 Lenox Park Boulevard Northeast Property has a total of 1,136 surface parking spaces, resulting in a parking ratio of 3.43 spaces per 1,000 square feet of net rentable area. As of August 6, 2024, the 1025 Lenox Park Boulevard Northeast Property was 100.0% occupied by the sole tenant, AT&T Services, Inc. (“AT&T Services”). The AT&T Services lease has a guaranty from AT&T Inc. (“AT&T”). AT&T is rated Baa2 by Moody’s, BBB by S&P, and BBB+ by Fitch. The 1025 Lenox Park Boulevard Northeast Property serves as AT&T Services’ southeast operational headquarters and houses divisions including Cricket Wireless, AT&T Services’ legal department, regional conference space, and several technology departments. The Lenox Park Boulevard Northeast Property is part of the larger Lenox Park campus which includes over 1 million square feet of office space across five Class A office buildings. Four of such buildings, including the Lenox Park Boulevard Northeast Property, are leased to AT&T, and one of which was previously leased to AT&T and is currently vacant. Walking and biking trails are easily accessible throughout the 32-acre campus. The site offers a free area shuttle service, jogging trails, a full-service fitness center, outdoor meeting space, free outdoor Wi-Fi, a tenant lounge and game room, lawn yoga, and access to the Lenox Park Food Market.

Sole Tenant.

AT&T Services (331,013 square feet; 100.0% of NRA, 100.0% of underwritten base rent, lease guarantor rated Moody’s/S&P/Fitch: Baa2/BBB/BBB+):

The sole tenant, AT&T Services is a subsidiary of AT&T, the lease guarantor, a multinational company headquartered in Dallas, Texas. AT&T is one of the world's largest telecommunications companies, providing mobile and fixed telephone services, broadband, and digital television. AT&T also provides broadband subscription television services through DirecTV; combined with AT&T's legacy U-verse service, this also makes AT&T a large pay television operator. AT&T Services, and its predecessor, Bellsouth, have been a tenant at the 1025 Lenox Park Boulevard Northeast Property since the property was built in 2002. In 2021, AT&T Services signed a lease extension for 8 years and 5 months which commenced June 1, 2023, ends October 31, 2031, and includes two, five-year renewal options and no termination options.

In 2023, AT&T announced it was consolidating its operations into two main office markets: Atlanta and Dallas. The 1025 Lenox Park Boulevard Northeast Property and the other buildings in the Lenox Park campus represent the new hub where AT&T is consolidating all its Atlanta operations. At the same time, AT&T announced that its more than 60,000 managers were required to work from the office at least 3 days per week. AT&T is spending approximately $25 million of its own funds on the Lenox Park campus, including non-collateral buildings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 3 – 1025 Lenox Park Boulevard Northeast

Environmental. According to the Phase I environmental assessment dated February 16, 2024, there was no evidence of any recognized environmental condition at the 1025 Lenox Park Boulevard Northeast Property.

Appraisal. According to the appraisal, the 1025 Lenox Park Boulevard Northeast Property had an “as-is” appraised value of $129,800,000 as of February 13, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$129,800,000 (3)	6.75%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.
(3)	The appraisal also provided a “dark value” of $65,200,000, which assumes the sole tenant’s lease has been terminated and it has vacated the 1025 Lenox Park Boulevard Northeast Property, which results in a Cut-off Date LTV and Maturity Date LTV of 115%.

The following table presents certain information relating to the historical occupancy of the 1025 Lenox Park Boulevard Northeast Property:

Historical and Current Occupancy
2021(1)	2022(1)	Current(2)
100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated August 6th, 2024.

The following table presents certain information relating to the sole tenant of the 1025 Lenox Park Boulevard Northeast Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
AT&T Services	Baa2/BBB/BBB+(2)	331,013	100.0%	$26.00	$8,606,338	100.0%	10/31/2031
Total Occupied		331,013	100.0%	$26.00	$8,606,338	100.0%
Vacant		0	0.0%
Total / Wtd. Avg.		331,013	100.0%
(1)	Based on the underwritten rent roll dated August 6th, 2024.
(2)	Ratings are the ratings of the lease guarantor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 3 – 1025 Lenox Park Boulevard Northeast

The following table presents certain information relating to the tenant lease expiration at the 1025 Lenox Park Boulevard Northeast Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	1	331,013	100.0	8,606,338	100.0		331,013	100.0%	$8,606,338	100.0%
2032	0	0	0.0	0	0.0		331,013	100.0%	$8,606,338	100.0%
2033 & Beyond	0	0	0.0	0	0.0		331,013	100.0%	$8,606,338	100.0%
Total	1	331,013	100.0%	$8,606,338	100.0%
(1)	Based on the underwritten rent roll dated August 6, 2024.

The following table presents certain information relating to the operating history and underwritten cash flows of the 1025 Lenox Park Boulevard Northeast Property:

Operating History and Underwritten Net Cash Flow
	2023	Underwritten	Per Square Foot	%(1)
Rents in Place	$7,966,297	$8,606,338	$26.00	93.0%
Credit Tenant Rent Step(2)	0	515,465	1.56	5.6
Gross Potential Rent	$7,966,297	$9,121,803	$27.56	98.6%
Total Reimbursements	144,186	131,865	0.40	1.4
Net Rental Income	$8,110,483	$9,253,668	$27.96	100.0%
(Vacancy/Credit Loss)(3)	0	(462,683)	(1.40)	(5.0)
Effective Gross Income	$8,110,483	$8,790,984	$26.56	95.0%
Total Expenses	144,186	131,865	0.40	1.5
Net Operating Income	$7,966,297	$8,659,120	$26.16	98.5%
Capital Expenditures	0	(66,203)	(0.20)	(0.8)
Net Cash Flow	$7,966,297	$8,592,917	$25.96	97.7%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Represents straight-line average rent for the term of the 1025 Lenox Park Boulevard Northeast Whole Loan.
(3)	The underwritten economic vacancy is 5.0%. The 1025 Lenox Park Boulevard Northeast Property was 100.0% physically occupied based on the August 6, 2024 underwritten rent roll.

The Market. The 1025 Lenox Park Boulevard Northeast Property is located within the Buckhead neighborhood of Atlanta. The Atlanta-Sandy Springs-Marietta Core-Based Statistical Area (“Atlanta CBSA”) is the ninth largest region in the United States, consisting of 29 counties in northwest Georgia. The City of Atlanta is the largest incorporated area within the CBSA encompassing most of Fulton County and a portion extending into neighboring DeKalb County. Atlanta is the state capital and the most populous city in the state of Georgia. Atlanta has the country’s third largest concentration of Fortune 500 companies (19) and 75% of Fortune 1000 companies have a presence in the metropolitan area. Major employers in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 3 – 1025 Lenox Park Boulevard Northeast

Atlanta area include Delta Air Lines (34,500 employees), Emory University (32,091 employees), The Home Depot (16,510 employees), Northside Hospital (approximately 16,000 employees) and Piedmont Healthcare (15,900 employees).

Atlanta is a physical transportation hub with the world’s busiest airport. Hartsfield-Jackson Atlanta International Airport is within a two-hour flight of 80% of the U.S. population. Atlanta is supported by well-known digital supply chain technology companies. Educational institutions such as the Georgia Institute of Technology, Georgia State University and Kennesaw State University are located in the Atlanta CBSA.

The 1025 Lenox Park Boulevard Northeast Property is located in the Upper Buckhead submarket in Brookhaven, Georgia. According to a third-party market report, the immediate area around the 1025 Lenox Park Boulevard Northeast Property can be described as a neighborhood with dense multi-family residential, office, and single family residential developments along the border of the city of Brookhaven and the city of Atlanta. The 1025 Lenox Park Boulevard Northeast Property has close proximity to Interstate 85, Georgia Highway 400, Phipps Plaza, and Lenox Square Mall.

According to a third-party market report, the broader Atlanta office market maintains an asking rent of $28.57 and a vacancy rate of 15.7% as of February 6, 2024. The Upper Buckhead office submarket maintains asking rents of $38.23 with a vacancy rate of 25.9% as of February 6, 2024. According to a third party market research report, there is no recent delivery and no ongoing construction in the office submarket.

The following table presents certain information relating to comparable office leases for the 1025 Lenox Park Boulevard Northeast Property:

Comparable Office Leases(1)
Property / Location	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant SF	Rent PSF
1025 Lenox Park Boulevard Northeast Brookhaven, GA	2002	AT&T	Jun-23	8.4	NNN	331,013(2)	$26.00(2)
2180 Lake Blvd 2180 Lake Blvd Brookhaven, GA	2001	Listing	Feb-24	7.6	Full Service	350,460	$38.00
Resurgens Plaza 945 E Paces Ferry Rd NE, Brookhaven, GA	1988	Confidential	Jun-21	7	Full Service	5,629	$37.00
1001 Perimeter Summit 1001 Perimeter Summit Blvd Brookhaven, GA	1995	Zurich	Dec-22	5.4	Full Service	31,000	$35.00
2002 Perimeter Summit 2002 Perimeter Summit Blvd Brookhaven, GA	2003	Zaxby’s	Jul-23	16	Full Service	50,000	$37.50
4004 Perimeter Summit 4004 Perimeter Summit Blvd Brookhaven, GA	2018	Rooms to Go	Jan-23	9.3	NNN	14,000	$29.10
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 6, 2024.

The Borrower. The borrowing entity for the 1025 Lenox Park Boulevard Northeast Whole Loan is TSO Lenox Park, LP, a Delaware limited partnership with a general partner that is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1025 Lenox Park Boulevard Northeast Whole Loan.

The Borrower Sponsors. The borrower sponsors are Allan Boyd Simpson and Melody Mann-Simpson, and the non-recourse carveout guarantor is Allan Boyd Simpson. Mr. Simpson founded The Simpson Organization, Inc. in 1988. The firm provides advisory, leasing, asset management, and property management services to high net worth individuals, families and institutional entities. The company’s portfolio consists of neighborhood and specialty centers, multi-tenant office buildings, and urban land located in primary southeastern markets.

Property Management. The 1025 Lenox Park Boulevard Northeast Property is managed by The Simpson Organization, Inc., the parent organization to the borrowing entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 3 – 1025 Lenox Park Boulevard Northeast

Escrows and Reserves.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable over the next-ensuing 12-month period; provided that, so long as (i) no Trigger Period (as defined below) is continuing, (ii) a Lease Sweep Lease (as defined below) is in place at the 1025 Lenox Park Boulevard Northeast Property, and (iii) the borrower has provided the lender with reasonably satisfactory evidence that all real estate taxes are being paid directly by the tenant prior to the date such real estate taxes are due and payable, the monthly deposits into the real estate tax reserve will be suspended.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance coverage; provided that, so long as (i) no Trigger Period is continuing, (ii) a Lease Sweep Lease is in place at the 1025 Lenox Park Boulevard Northeast Property, and (iii) the borrower has provided the lender with reasonably satisfactory evidence that all insurance premiums are being paid directly by the tenant prior to the date such insurance premiums are due and payable, the monthly deposits into the insurance reserve will be suspended.

CapEx Reserve – The borrower is required to deposit into a capital expense reserve account, the amount of $0.20 per square foot per annum (initially $5,517 per month).

Lease Sweep Reserve – During a Lease Sweep Period (as defined below), the borrower is required to deposit excess cash flow into a lease sweep reserve as described under “Lockbox/ Cash Management” below for the payment of expenses of re-leasing the space leased under a Lease Sweep Lease.

Lockbox / Cash Management. The 1025 Lenox Park Boulevard Northeast Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. If no Trigger Period exists, funds in the lockbox account will be swept daily to the borrower’s operating account. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to make deposits (if any) into the tax and insurance reserves, as described above under “Escrows and Reserves”, to pay debt service on the 1025 Lenox Park Boulevard Northeast Whole Loan, to make deposits into the capital expense reserve as described above under “Escrows and Reserves,” and to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Trigger Period) and extraordinary expenses approved by the lender, with any excess funds (i) during a Lease Sweep Period, to be deposited into the lease sweep reserve, and (ii) if no Lease Sweep Period is continuing, to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the 1025 Lenox Park Boulevard Northeast Whole Loan.

A "Trigger Period" will commence upon the occurrence of: (i) an event of default, (ii) if, as of the last day of any calendar quarter, the debt service coverage ratio is less than 1.30x (a "Low DSCR Period"), (iii) if the manager is an affiliate of the borrower or guarantor and such manager becomes insolvent or a debtor in any bankruptcy proceeding, (iv) the commencement of a Lease Sweep Period or (v) October 6, 2027; and will end upon (A) with respect to a Trigger Period described in clause (i) above, such event of default has been cured and such cure has been accepted by the lender, (B) with respect to a Trigger Period described in clause (ii) above, the 1025 Lenox Park Boulevard Northeast Property has achieved a debt service coverage ratio of at least 1.35x as of the last day of two consecutive calendar quarters, (C) with respect to a Trigger Period described in clause (iii) above, if the manager is replaced with a non-affiliated manager under a replacement management agreement and such manager and management agreement have been approved by the lender, (D) with respect to a Trigger Period described in clause (iv) above, such Lease Sweep Period has ended, and (E) with respect to a Trigger Period described in clause (v) above, the 1025 Lenox Park Boulevard Northeast Whole Loan has been repaid in full.

A “Lease Sweep Period” will commence on the first monthly payment date following (or in the case of clause (a)(x) below, the monthly payment date preceding) the occurrence of any of the following: (a) with respect to each Lease Sweep Lease, the earlier to occur of: (x) twelve months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease, and (y) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease (or any portion thereof representing 25% or more

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 3 – 1025 Lenox Park Boulevard Northeast

of rentable square footage at the 1025 Lenox Park Boulevard Northeast Property (a “Material Portion”) is terminated or the receipt by borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to terminate the Lease Sweep Lease (or any Material Portion thereof); (d) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; (e) the occurrence of certain bankruptcy or insolvency events relating to the Lease Sweep Lease tenant or its parent company or lease guarantor; or (f) upon a decline in the senior unsecured credit rating or equivalent of the tenant under a Lease Sweep Lease (or its parent entity) at or below “BBB-” by S&P, “Baa3” by Moody’s and “BBB-” by Fitch; or (g) the tenant discloses publicly in writing or makes a public announcement of, whether orally or in writing, in either case, its intention to cease operating at the 1025 Lenox Park Boulevard Northeast Property (subject to customary rights of tenants to cease operations temporarily in connection with restoration after a casualty, refurbishment or remodeling) or any nationally recognized reputable media outlet reports that tenant intends to cease or has ceased operations at all or any material portion of the 1025 Lenox Park Boulevard Northeast Property and, in either case, tenant has not reversed or withdrawn such public announcement or refuted any such report within thirty days. A “Lease Sweep Period” will end upon (A) in the case of clauses (a), (b) or (c) above, when the entirety of the Lease Sweep Space (or applicable portion) is leased pursuant to one or more Qualified Leases (as defined below) and sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods set forth in all such Qualified Leases (collectively “Reletting Expenses”) and any shortfalls in required payments under the 1025 Lenox Park Boulevard Northeast Whole Loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Qualified Leases; (B) in the case of clause (a) above, the date on which the tenant under the Lease Sweep Lease exercises its renewal or extension option with respect to all of its Lease Sweep Lease tenant space, and sufficient funds have been accumulated in the lease sweep reserve to cover all Reletting Expenses, to the extent such are actual obligations of the borrower; (C) in the case of clause (b) above, if such termination option is not validly exercised by the tenant by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly waived in writing by the tenant; (D) in the case of clause (d) above, the default has been cured; (E) in the case of clause (e) above, (a) the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease, and each guaranty of the Lease Sweep Lease (if any), has been affirmed or assumed, in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and all defaults under the Lease Sweep Lease are cured and the tenant is paying full, unabated rent and (b) adequate assurance of future performance under the Lease Sweep Lease and, if applicable, each guaranty of the Lease Sweep Lease as reasonably determined by the lender is provided; (F) in the case of clause (f) above, if the senior unsecured credit rating or equivalent of the tenant under a Lease Sweep Lease (or its parent entity) has been restored to greater than “BBB-” by S&P, “Baa3” by Moody’s and “BBB-” by Fitch; and (G) solely in the case of clause (g) above, the date on which the funds in the lease sweep reserve are equal to the total rentable square feet of the Lease Sweep Lease multiplied by $49.00; or, if the senior unsecured credit rating or equivalent of the tenant under the Lease Sweep Lease or its parent declines below “BB” by S&P, “Ba2” by Moody’s and “BB” by Fitch, such amount as determined by the lender in its discretion.

A "Lease Sweep Lease" means the AT&T Services lease, or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the applicable space leased under the AT&T Services lease.

A “Qualified Lease” means either: (A) the original Lease Sweep Lease, as extended in accordance with (i) the express renewal option set forth therein and, with respect to which, the terms of such renewal are on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances or (ii) a modification of the Lease Sweep Lease reasonably approved by the lender, or (B) a replacement lease (i) with a term that extends at least three years beyond the maturity date of the 1025 Lenox Park Boulevard Northeast Whole Loan and with an initial term of at least five years and (ii) entered into in accordance with the 1025 Lenox Park Boulevard Northeast Whole Loan documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 4 – One Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 4 – One Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 4 – One Bay
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$54,320,000	Title:	Fee
Cut-off Date Principal Balance:	$54,320,000	Property Type – Subtype:	Office – Suburban
% of IPB:	5.3%	Net Rentable Area (SF):	194,833
Loan Purpose:	Refinance	Location:	Burlingame, CA
Borrowers:	WDI One Bay Owner WB LLC, WDI One Bay Owner SFP LLC and WDI One Bay LLC	Year Built / Renovated:	1980 / 2022
Borrower Sponsor:	Kirk C. Syme	Occupancy:	89.9%
Interest Rate:	8.16800%	Occupancy Date:	6/1/2024
Note Date:	6/12/2024	4th Most Recent NOI (As of):	$3,748,055 (12/31/2021)
Maturity Date:	7/6/2029	3rd Most Recent NOI (As of):	$4,584,328 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,700,072 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(2):	$5,883,252 (TTM 3/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	89.0%
Amortization Type:	Interest Only	UW Revenues:	$9,744,560
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$2,834,548
Lockbox / Cash Management(1):	Hard / In-Place	UW NOI(2):	$6,910,012
Additional Debt:	No	UW NCF:	$6,578,796
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$88,400,000 / $454
Additional Debt Type:	N/A	Appraisal Date:	4/15/2024

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$279
Taxes:	$383,776	$83,430	N/A	Maturity Date Loan / SF:	$279
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.4%
Replacement Reserves:	$0	$3,247	$116,888	Maturity Date LTV:	61.4%
TI / LC Reserve:	$500,000	Springing	N/A	UW NCF DSCR:	1.46x
Other Reserves(4):	$1,040,675	$0	N/A	UW NOI Debt Yield:	12.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$54,320,000	85.0%	Loan Payoff	$61,016,689	95.5%
Borrower Equity	9,591,452	15.0	Upfront Reserves	1,924,451	3.0
			Closing Costs(5)	970,312	1.5
Total Sources	$63,911,452	100.0%	Total Uses	$63,911,452	100.0%
(1)	The One Bay Mortgage Loan (as defined below) is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Notwithstanding the foregoing, the lender activated cash management on the origination date of the One Bay Mortgage Loan for a period of approximately two years, which will expire on July 6, 2026. See “Lockbox / Cash Management” below.
(2)	The increase in UW NOI from Most Recent NOI is primarily attributed to (i) $261,355 in rent steps through June 2025 and (ii) additional leasing in 2024 (14,412 square feet) accounting for $831,101 in base rent.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Other Reserves consist of (i) $347,717 for rent concession reserves associated with outstanding free rent ($273,288) and gap rent ($74,429) and (ii) $692,958 for tenant allowances, tenant improvements and leasing commissions (“TATILC”) reserves.
(5)	Closing Costs includes an origination fee of $255,000.

The Loan. The fourth largest mortgage loan (the “One Bay Mortgage Loan”) is secured by the borrowers’ fee interest in a Class A office building containing 194,833 square feet located in Burlingame, California (the “One Bay Property”). The One Bay Mortgage Loan was originated on June 12, 2024 by UBS AG and accrues interest at a fixed rate of 8.16800% per annum. The One Bay Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The scheduled maturity date of the One Bay Mortgage Loan is July 6, 2029.

The Property. The One Bay Property is comprised of a nine-story, Class A office building totaling 194,833 square feet located just south of San Francisco on the bay in Burlingame, California. Built in 1980 and most recently renovated in 2022, the One Bay Property is situated on a 4.75-acre parcel and contains 520 parking spaces (approximately 2.7 spaces per

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 4 – One Bay

1,000 square feet), which includes a subterranean parking garage with 44 striped spaces that are available for monthly rent at an additional fee with key card entry access. Located directly on the bay, most suites at the One Bay Property have bay views. The One Bay Property has a recently renovated modern lobby, corridors, restrooms, building exterior, signage, landscaping, elevators and fitness center. Additional amenities include a new tenant lounge, a new tenant conference center, new speculative suites, an on-site café, and a shuttle to the Millbrae BART and CalTrain stations. Bayfront outdoor amenities include a new outdoor seating area, bocce courts, immediate bay trail access, and a new bikeshare program with SPIN sponsored by the city of Burlingame and Millbrae.

As of June 1, 2024, the One Bay Property was 89.9% leased to 40 unique tenants representing various industries including professional services, aerospace, freight/logistics, healthcare and life sciences. Since acquiring the One Bay Property in June 2019, the borrower sponsor has leased 165,337 square feet of space consisting of 96,742 square feet of new leases and 68,595 square feet of lease renewals. The borrower sponsor has increased occupancy at the One Bay Property from 72.0% since acquisition in 2019 to 89.9% as of June 1, 2024. The three largest tenants are Alaska Airlines, Inc. (“Alaska Airlines”), Cushman & Wakefield U.S., Inc. (“Cushman & Wakefield”) and Retail Finance International Holdings, Inc. (“RFIH”), which have original lease commencements in 2022, 2004 and 2018, respectively. Outside of the largest three tenants, no tenant represents more than 3.9% of net rentable area or 5.0% of underwritten base rent.

Since acquiring the One Bay Property for $108.0 million, the borrower sponsor has invested approximately $7.8 million in tenant improvements and leasing costs, approximately $3.3 million in capital improvements, and approximately $1.8 million in speculative suite buildout for a total cost basis of approximately $120.9 million. The borrower sponsor’s speculative suite program included building out 10 suites totaling 42,260 square feet. The speculative suites are 82.0% occupied as of June 1, 2024. Two speculative suites (690 and 850), have yet to be leased, totaling 7,591 square feet. Eva Airways Corporation has signed a letter of intent to expand into suite 850. Unifi Aviation executed a lease amendment on May 30, 2024, relocating the tenant from suite 420 to suite 470 increasing its footprint by 2,222 square feet.

Major Tenants. The three largest tenants at the One Bay Property are Alaska Airlines, Cushman & Wakefield and RFIH.

Alaska Airlines (19,997 square feet; 10.3% of NRA; 10.5% of underwritten base rent). Founded in 1932, Alaska Airlines is a major American airline headquartered in Seattle, Washington. Alaska Airlines is owned by Alaska Air Group, Inc. (“Alaska Air Group”) (Moody’s/S&P: Baa3/BB) (NYSE: ALK), which currently operates both Alaska Airlines and Horizon Airlines. Together, it is the fifth largest airline in the United States. With its regional partners, Alaska Air Group flies to more than 120 destinations throughout the United States, the Bahamas, Belize, Canada, Costa Rica, Guatemala and Mexico. As of December 31, 2023, Alaska Air Group employed 23,319 full-time employees. Between its mainline and regional operating lines, Alaska Air Group serviced approximately 44.6 million revenue passengers in 2023, a 7.0% increase from the approximately 41.5 million served in 2022, resulting in an approximately 8.2% increase in passenger revenue over the same period.

Alaska Airlines currently occupies 19,997 square feet across four suites at the One Bay Property. Alaska Airlines initially leased 10,911 square feet in March 2022 with a current base rental rate of $57.29 per square foot. Alaska Airlines subsequently expanded in 2022 and 2023 with an additional 9,086 square feet. As part of its latest extension, the Alaska Airlines leases became coterminous and expire on August 31, 2028. The four suites have a weighted average underwritten base rent of $50.19 per square foot gross with 3.0% annual rent increases. Alaska Airlines has one, five-year renewal option remaining. Alaska Airlines has a one-time right to terminate its lease with respect to suite 215 (2,910 square feet) effective February 28, 2025, upon six months’ prior written notice to the landlord and payment of a termination fee equal to (i) all rent through and including the actual termination date, (ii) the unamortized cost of all tenant improvement allowances, leasing commissions and other transaction costs paid by the landlord in connection with the lease with respect to suite 215 plus (iii) an amount equal to any rent abatement (excluding casualty or condemnation) or free rent provided by the landlord with respect to suite 215.

Cushman & Wakefield (8,478 square feet; 4.4% of NRA; 5.8% of underwritten base rent). Cushman & Wakefield (S&P: BB-) (NYSE: CWK) is a global leader in commercial real estate services that currently employees 52,000 people located in over 400 offices across the globe in approximately 60 countries. In 2023, the firm reported revenue of approximately $9.5 billion across its core services of property, facilities and project management, leasing, capital markets, and valuation and other services. Cushman & Wakefield leases an 8,478 square foot space with a rent commencement date of December 16, 2004, and a lease expiration date of April 30, 2027. Cushman & Wakefield has a current base rental rate of $63.65 per square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C5
No. 4 – One Bay

foot gross, increasing to $65.56 per square foot on January 1, 2025. Cushman & Wakefield has one, five-year renewal option remaining and no termination options in its lease.

RFIH (7,685 square feet; 3.9% of NRA; 4.3% of underwritten base rent). RFIH is a consumer finance unit and a subsidiary of Synchrony Financial (Fitch/S&P: BBB-/BBB-) (NYSE: SYF). Synchrony Financial is a consumer financial services company delivering digitally enabled product suites. Synchrony Financial’s experience and expertise encompass a spectrum of industries, including digital, health and wellness, retail, telecommunications, home, auto, outdoor, pet and more. Synchrony Financial has established a diverse group of national and regional retailers, manufacturers, buying groups, industry associations and healthcare services providers that it connects with consumers through its financial ecosystem. Synchrony's offerings include private label, dual, co-brand and general-purpose credit cards, as well as short- and long-term installment loans and consumer banking products. RFIH leases a 7,685 square foot space with a rent commencement date of September 18, 2018 and a lease expiration date of January 31, 2026. RFIH has a current base rental rate of $52.17 per square foot gross, increasing to $53.73 per square foot on October 1, 2024. RFIH has two, five-year renewal options remaining and no termination options in its lease. RFIH subleases 100.0% of its space to ArriVent Biopharma, Inc. (“ArriVent”) under a sublease that commenced on February 1, 2024 and expires on January 15, 2026. ArriVent pays a current base rental rate of $21.86 per square foot with 3.0% annual rent increases.

The following information presents certain information relating to the historical occupancy of the One Bay Property:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	Current(2)
72.0%	73.0%	75.0%	79.0%	85.0%	89.9%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of June 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C5
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The following table presents certain information relating to the major tenants at the One Bay Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Alaska Airlines(3)	Baa3/BB/NR	19,997	10.3%	$50.19	$1,003,707	10.5%	8/31/2028
Cushman & Wakefield	NR/BB-/NR	8,478	4.4	$65.56	555,848	5.8	4/30/2027
RFIH(4)	NR/BBB-/BBB-	7,685	3.9	$53.73	412,933	4.3	1/31/2026
Neoliminal	NR/NR/NR	7,511	3.9	$62.60	470,195	4.9	1/31/2030
ACCO Brands	Ba3/BB-/BB	7,336	3.8	$65.56	480,975	5.0	7/20/2027
Yusen Logistics	NR/NR/NR	6,675	3.4	$55.38	369,628	3.9	2/28/2025
General Mortgage Capital Corporation	NR/NR/NR	5,826	3.0	$59.20	344,877	3.6	3/31/2026
Gemini Investments	NR/NR/NR	5,229	2.7	$59.95	313,458	3.3	1/7/2029
Geodis USA, LLC(5)	NR/NR/NR	5,008	2.6	$59.00	295,472	3.1	7/31/2026
BTIG	NR/NR/NR	4,735	2.4	$64.25	304,235	3.2	4/30/2025
Major Tenants		78,480	40.3%	$57.99	$4,551,328	47.7%
Other Tenants(6)(7)		96,654	49.6%	$51.70	4,997,333	52.3%
Occupied Collateral Total		175,134	89.9%	$54.52	$9,548,661	100.0%
Vacant Space		19,699	10.1
Collateral Total		194,833	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2024, inclusive of rent steps through June 2025 totaling $261,355.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Alaska Airlines has a one-time right to terminate its lease with respect to suite 215 (2,910 square feet) effective February 28, 2025, upon six months’ prior written notice to the landlord and payment of a termination fee equal to (i) all rent through and including the actual termination date, (ii) the unamortized cost of all tenant improvement allowances, leasing commissions and other transaction costs paid by the landlord in connection with the lease with respect to suite 215 plus (iii) an amount equal to any rent abatement (excluding casualty or condemnation) or free rent provided by the landlord with respect to suite 215.
(4)	RFIH subleases 100.0% of its space to ArriVent Biopharma, Inc. under a sublease that commenced on February 1, 2024 and expires on January 15, 2026. ArriVent Biopharma, Inc. pays a current base rental rate of $21.86 per square foot with 3.0% annual rent increases.
(5)	Geodis USA, LLC went dark in May 2023. The tenant is current on all rental obligations and are included in the underwritten base rent.
(6)	Other Tenants is inclusive of (i) storage space totaling 12,522 square feet for which no rent is associated or underwritten and (ii) one lease totaling 3,793 square feet with rent commencement dates after the Cut-off Date.
(7)	Other Tenants includes two tenants, Huafa Industrial (US) Co., LTD (3,748 square feet and a current base rental rate of $56.00 per square foot with 3.0% annual rent increases) and Albalta Technologies Inc. (2,172 square feet and a current base rental rate of $56.00 per square foot with 3.0% annual rent increases), that are subleasing space at the One Bay Property. Huafa Industrial (US) Co., LTD subleases 100.0% of its space to Kobe Pot, Inc. d/b/a Seapot under a sublease which commenced February 1, 2024 and expires on March 31, 2026. Kobe Pot, Inc. d/b/a Seapot pays a current base rental rate of $32.14 per square foot with 3.0% annual rental increases. Albalta Technologies Inc. subleases 100.0% of its space to Capital Logistics International, LLC under a sublease which commenced on September 1, 2023 and expires on August 31, 2025. Capital Logistics International, LLC pays a current base rental rate of $31.20 per square foot with 3.0% annual rent increases. In addition, there is one tenant, Pro Unlimited, Inc. (4,473 square feet and a current base rental rate of $56.00 per square foot with 3.0% annual rent increases) that went dark in May 2023. These tenants are current on all rental obligations and are included in the underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C5
No. 4 – One Bay

The following table presents certain information relating to the lease rollover schedule at the One Bay Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	19,699	10.1%	NAP	NAP	19,699	10.1%	NAP	NAP
2024 & MTM	1	12,522	6.4	$0	0.0%	32,221	16.5%	$0	0.0%
2025	9	27,967	14.4	1,655,469	17.3	60,188	30.9%	$1,655,469	17.3%
2026	13	45,142	23.2	2,617,737	27.4	105,330	54.1%	$4,273,206	44.8%
2027	6	26,846	13.8	1,726,287	18.1	132,176	67.8%	$5,999,493	62.8%
2028	8	30,941	15.9	1,679,293	17.6	163,117	83.7%	$7,678,786	80.4%
2029	7	19,967	10.2	1,156,417	12.1	183,084	94.0%	$8,835,203	92.5%
2030	1	7,511	3.9	470,195	4.9	190,595	97.8%	$9,305,397	97.5%
2031	2	4,238	2.2	243,264	2.5	194,833	100.0%	$9,548,661	100.0%
2032	0	0	0.0	0	0.0	194,833	100.0%	$9,548,661	100.0%
2033	0	0	0.0	0	0.0	194,833	100.0%	$9,548,661	100.0%
2034	0	0	0.0	0	0.0	194,833	100.0%	$9,548,661	100.0%
2035 & Beyond	0	0	0.0	0	0.0	194,833	100.0%	$9,548,661	100.0%
Total	47	194,833	100.0%	$9,548,661	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2024, inclusive of rent steps through June 2025 totaling $261,355.

The following table presents certain information relating to the historical and underwritten cash flows of the One Bay Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent	$6,251,147	$6,994,051	$8,174,087	$8,392,537	$9,332,424	$47.90	86.3%
Gross Up of Vacant Space	0	0	0	0	1,186,151	6.09	11.0
Rent Steps(3)	0	0	0	0	261,355	1.34	2.4
Mark-to-Market Adjustment(4)	0	0	0	0	(45,118)	(0.23)	(0.4)
Gross Potential Rent	$6,251,147	$6,994,051	$8,174,087	$8,392,537	$10,734,812	$55.10	99.3%
Total Reimbursements	217,561	214,064	166,747	144,987	72,978	0.37	0.7
Total Gross Income	$6,468,708	$7,208,115	$8,340,834	$8,537,524	$10,807,789	$55.47	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,186,151)	(6.09)	(11.0)
Other Income	97,205	93,185	123,723	122,921	122,921	0.63	1.1
Effective Gross Income	$6,565,913	$7,301,299	$8,464,557	$8,660,445	$9,744,560	$50.01	90.2%
Total Expenses	$2,817,858	$2,716,971	$2,764,485	$2,777,193	$2,834,548	$14.55	29.1%
Net Operating Income(5)	$3,748,055	$4,584,328	$5,700,072	$5,883,252	$6,910,012	$35.47	70.9%
Capital Expenditures	0	0	0	0	38,967	0.20	0.4
TI/LC	0	0	0	0	292,250	1.50	3.0
Net Cash Flow	$3,748,055	$4,584,328	$5,700,072	$5,883,252	$6,578,796	$33.77	67.5%
(1)	TTM represents the trailing 12-month period ending March 31, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated June 1, 2024, inclusive of rent steps through June 2025 totaling $261,355.
(4)	Mark-to-Market Adjustment for dark tenants (GEODIS USA, LLC and Pro Unlimited, Inc.) and subleased space (Huafa Industrial US Co., Ltd. and Alabta Technologies). All tenants are current on their respective rental obligations.
(5)	The increase in UW NOI from Most Recent NOI is primarily attributed to (i) $261,355 in rent steps through June 2025 and (ii) additional leasing in 2024 (14,412 square feet) accounting for $831,101 in base rent.

Environmental. According to the Phase I environmental site assessment dated April 8, 2024, there was no evidence of any recognized environmental conditions at the One Bay Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C5
No. 4 – One Bay

The Market. The One Bay Property is located in Burlingame, California, within the Bayfront Commercial District, the primary commercial hub of Burlingame. The City of Burlingame is situated in northern San Mateo County, approximately 15.2 miles south of the San Francisco central business district, approximately 2.6 miles south of the San Francisco International Airport and approximately 0.5 miles south of the Broadway CalTrain station. The One Bay Property is adjacent to Highway 101, 1.9 miles east of State Route 82, 3.4 miles east of Interstate 280, and 7.8 miles northwest of State Route 92. With views of the peninsula, bay, mountains and San Francisco skyline, the One Bay Property is centrally located to San Francisco, East Bay, San Fransisco Peninsula, and Silicon Valley. The One Bay Property has immediate access to the Bay Trail, a planned 500-mile walking and cycling path around the entire San Francisco Bay, running through all nine Bay Area counties, 47 cities, and across five toll bridges.

The One Bay Property is 1.8 miles southeast of the Millbrae BART Station, part of the San Francisco Bay Area Rapid Transit District, a heavy-rail public transit system with 131 miles of track and 50 stations operating in five counties (San Francisco, San Mateo, Alameda, Contra Costa and Santa Clara) and connecting the San Francisco Peninsula with communities in the East Bay and South Bay. The One Bay Property is located within five miles (approximately ten minutes) of a number of retail centers located along State Route 82, which include Burlingame Plaza, Millbrae Square, The Shops at Tanforan, and San Bruno Towne Center. These retail centers feature a mix of national and local retailers, lifestyle, and restaurant options including Target, Lowe’s Home Improvement, Barnes & Noble, Planet Fitness, Trader Joe’s, Safeway, Starbucks, and many others.

According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the One Bay Property is 6,848, 96,439 and 195,794, respectively. The estimated 2024 average household income within the same radii is $309,584, $224,620 and $218,918, respectively. Furthermore, according to the appraisal, the area includes a total of 2,608,488 employees and has a 4.0% unemployment rate. The top three industries within the area are professional/scientific/technology services, health care/social assistance and retail trade, which represent a combined total of 39% of the workforce.

According to a third-party market research report, the One Bay Property is situated in the Burlingame office submarket, which contained approximately 4.1 million square feet of office space as of the first quarter of 2024. The Burlingame office submarket reported a vacancy rate of 7.0% with an average asking rental rate of $52.02 per square foot. The appraiser concluded an office market rent at the One Bay Property of $42.00 per square foot for the lower level, $56.00 per square foot for floors 1-3, $59.00 per square foot for floors 4-6 and $62.00 per square foot for floors 7-9.

The following table presents recent leasing data at comparable properties to the One Bay Property:

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	Reimb.
One Bay Burlingame, CA	1980 / 2022	194,833(2)	Alaska Airlines(2)	Various / 6.1(2)	19,997(2)	$50.19(2)	Gross
San Mateo Plaza 1850 Gateway Drive San Mateo, CA	1990 / NAP	142,900	Falconx BNBuilders	Mar-24 / 5.0 May-23 / 3.0	20,637 6,439	$60.00 $60.00	Full Service Full Service
Interland’s Borel Place 411 Borel Avenue San Mateo, CA	1975 / NAP	138,105	Wisdom AI	Oct-23 / 1.5	3,218	$53.40	Full Service
275 Shoreline Drive Redwood City, CA	1985 / NAP	122,620	Zeno Group	Aug-23 / 2.2	6,295	$64.80	Full Service
255 Shoreline Drive Redwood City, CA	1990 / NAP	119,875	WHITERABBIT.AI	Jul-23 / 2.5	2,450	$63.60	Full Service
Multitenant Office 111 Anza Boulevard Burlingame, CA	1981 / NAP	103,000	Maple Multifamily Operations National Auto Club	Jun-23 / 1.0 Jun-23 / 3.1	2,098 2,440	$43.20 $43.20	Full Service Full Service
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 1, 2024, inclusive of rent steps through June 2025 totaling $36,055.

The Borrowers. The borrowers are WDI One Bay Owner WB LLC, WDI One Bay Owner SFP LLC and WDI One Bay LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C5
No. 4 – One Bay

structure. The borrowers are tenant-in-common entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One Bay Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Kirk C. Syme, the president of Woodstock Development, Inc. (“Woodstock Development”). Founded by Kirk C. Syme in 1995, Woodstock Development is a full-service commercial real estate investment and development firm specializing in upscale office and life science properties in the San Francisco Bay Area. Woodstock Development’s services include investment, development, build-to-suit, and property management. Woodstock Development has completed several upscale office and life science projects in the Bay Area totaling over three million square feet principally on the San Francisco Peninsula and in the East Bay. In addition to a non-recourse guaranty and environmental indemnity, the borrower sponsor and guarantor provided an unconditional payment guaranty of the One Bay Mortgage Loan at origination in the amount of $15.0 million.

Property Management. The One Bay Property is managed by Woodstock Development, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited (i) approximately $383,776 for real estate taxes, (ii) $500,000 for tenant improvements and leasing commissions, (iii) $347,717 for rent concession reserves associated with outstanding free rent ($273,288) and gap rent ($74,429) and (iv) $692,958 for TATILC reserves.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $83,430 a month).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit $3,247 for replacement reserves subject to a cap of $116,888.

TI / LC Reserve – On a monthly basis from and after the Initial Cash Management Period and the Initial Cash Sweep Period (each, as defined below), the borrowers are required to deposit approximately $24,354 (the “Monthly Rollover Deposit”) to pay for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrowers. In addition, if a Cash Sweep Trigger Event (as defined below) exists during the Initial Cash Management Period and the Initial Cash Sweep Period, the borrowers are required to deposit the Monthly Rollover Deposit into the rollover account. The borrowers will not be entitled to any disbursements of rollover funds until the amount of the rollover funds on deposit in the rollover account equals or exceeds $2,000,000 (the “Rollover Funds Floor”), and the borrowers will be required to maintain the Rollover Funds Floor (excluding the amount, if any, on deposit in the rollover lease payment subaccount) and net of any outstanding disbursement requests therefrom, from and after the first date that the rollover funds in the rollover account equal or exceed the Rollover Funds Floor.

Rent Concessions Reserve – The rent concession funds are to be disbursed for certain free rent, rent abatements and other rent concessions that are set forth in the One Bay Mortgage Loan documents; provided, that lender shall have no obligation to release rent concession funds if (i) the applicable lease is not in full force and effect, (ii) an event of default exists or (iii) any condition precedent to such free rent, rent abatement or other rent concession under the applicable lease has not been satisfied.

TATILC Reserve – Funds in the TATILC reserve are to be disbursed for outstanding tenant allowances, tenant improvements and leasing commissions which are more particularly described in the One Bay Mortgage Loan documents.

Lockbox / Cash Management. The One Bay Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event. Notwithstanding the foregoing, the lender activated cash management on the origination date of the One Bay Mortgage Loan for a period of approximately two years, which will expire on July 6, 2026 (the “Initial Cash Management Period”) and has also activated a cash sweep period on the origination date of the One Bay Mortgage Loan for a period of approximately two years, which will expire on July 6, 2026 (the “Initial Cash Sweep Period”). Rents from the One Bay Property are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, deposited within one business day of receipt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C5
No. 4 – One Bay

During the continuance of a Cash Management Trigger Event (and during the Initial Cash Management Period), all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the One Bay Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the One Bay Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to the Material Tenant (as defined below) rollover reserve, (b) during the Initial Cash Sweep Period (so long as no other Cash Sweep Trigger Event then exists), to the rollover reserve; provided, that if any other Cash Sweep Trigger Event then exists, the borrowers will be required to make the Monthly Rollover Deposit, (c) if a Cash Sweep Trigger Event has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (d) if no Material Tenant Trigger Event, Initial Cash Sweep Period or other Cash Sweep Trigger Event then exists, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the One Bay Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrowers, certain managing members of the borrowers (each, an “SPC Party”), the guarantor, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.25x for one calendar quarter, (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantor, the key principal or an affiliated or third-party property manager, or any director or officer of the aforementioned parties (provided that, in the case of the third-party property manager or any officer or director of such third-party property manager, as applicable, such fraud or misappropriation of funds is related to the One Bay Property) or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, if the filing is an involuntary bankruptcy filing against the borrowers, SPC Party, guarantor, or key principal, as applicable, and neither the applicable parties nor their affiliates solicited, consented to, acquiesced in or joined in such filing, the discharge or dismissal of such filing within 60 days of such filing; provided, that such filing does not materially increase such party’s monetary or material non-monetary obligations, materially and adversely affect the guarantor’s or key principal’s ability to perform their respective obligations under the One Bay Mortgage Loan documents, or materially and adversely affect the guarantor’s or key principal’s ability to exercise any authority granted to guarantor or key principal pursuant to any organizational documents of the borrowers, SPC Party or any person that controls any borrower or SPC party, and the borrowers are not otherwise in default of the single purpose covenants or transfer provisions in the One Bay Mortgage Loan documents, (c) with respect to clause (ii) above, as it relates to a bankruptcy action of a property manager, the replacement of such property manager with a qualified property manager in accordance with the One Bay Mortgage Loan documents or, if the applicable bankruptcy filing is involuntary and neither property manager nor an affiliate of the property manager solicited, consented to, acquiesced or joined in such filing, the discharge or dismissal of such filing within 60 days of such filing; provided, that such filing does not materially and adversely affect such property manager’s ability to perform its obligations under the management agreement or any One Bay Mortgage Loan document to which it is a party, (d) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.25x for one calendar quarter, (e) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the One Bay Mortgage Loan documents or (f) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the One Bay Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrowers, the SPC Party, the guarantor, the key principal or an affiliated property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.25x for one calendar quarter, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, if the filing is an involuntary bankruptcy filing against the borrowers, SPC Party, guarantor, or key principal, as applicable, and neither the applicable parties nor their affiliates solicited, consented to, acquiesced in or joined in such filing, the discharge or dismissal of such filing within 60 days of such filing; provided that, such filing does not materially increase such party’s monetary or material non-monetary obligations, materially and adversely affect the guarantor’s or key principal’s ability to perform their respective obligations under the One Bay Mortgage Loan documents, or materially and adversely affect the guarantor’s or key principal’s ability to exercise any authority granted to guarantor or key principal pursuant to any organizational documents of the borrowers, SPC Party or any person that controls any borrower or SPC party, and the borrowers are not otherwise in default of the single purpose covenants or transfer provisions in the One Bay Mortgage Loan documents, (c) with respect to clause (ii) above, as it relates to a bankruptcy action of an affiliated property manager, the replacement of such property manager with a third party property manager in accordance with the One Bay Mortgage Loan documents or, if the applicable bankruptcy filing is involuntary and neither the affiliated property manager nor any affiliate of the affiliated property manager solicited, consented to, acquiesced or joined in such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 4 – One Bay

filing, the discharge or dismissal of such filing within 60 days; provided, that such filing does not materially and adversely affect such affiliated property manager’s ability to perform its obligations under the management agreement or any One Bay Mortgage Loan document to which it is a party or (d) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.25x for one calendar quarter.

A “Material Tenant” means any tenant at the One Bay Property that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage at the One Bay Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the One Bay Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or not extend its lease, (ii) on or prior to the date which is twelve months prior to the then-applicable expiration date under such Material Tenant’s lease, such Material Tenant not extending its lease on terms and conditions reasonably acceptable to lender, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend its lease, such Material Tenant not giving such notice, (iv) an event of default under a Material Tenant lease, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease, (vi) a Material Tenant lease being terminated in whole or in part or no longer being in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course in the premises demised to such Material Tenant at the One Bay Property or a portion thereof constituting at least 20% or more of the space demised to such Material Tenant at the One Bay Property, (viii) a Material Tenant announcing or disclosing its intention to relocate from or vacate at least 20% of its Material Tenant space or (ix) all or any portion of a Material Tenant space being marketed for sublease by or on behalf of the Material Tenant and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii), (viii) or (ix) above, the date that (1) the applicable Material Tenant lease is extended with respect to all or substantially all of the applicable Material Tenant space on terms satisfying the requirements of the One Bay Mortgage Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to one or more replacement tenants pursuant to one or more leases which satisfy the requirements of the One Bay Mortgage Loan documents, and, in each case, certain occupancy conditions (more particularly described in the One Bay Mortgage Loan documents) are satisfied, (b) with respect to clause (i) above, the date that the applicable Material Tenant unconditionally revokes or rescinds all termination or non-extension notices, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above, the applicable Material Tenant recommencing its operations at the One Bay Property and conducting its business in the ordinary course thereon such that all or substantially all of the applicable Material Tenant space is no longer dark or vacant, (f) with respect to clause (viii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space or (g) with respect to clause (ix) above, the unconditional cessation of all marketing efforts by the applicable Material Tenant with respect to its Material Tenant space. In addition, a Material Tenant Trigger Event shall not be deemed to have occurred under clauses (vii), (viii) or (ix) above, if the related Material Tenant (or, if applicable, the lease guarantor with respect to the applicable Material Tenant lease) maintains certain investment-grade ratings more particularly described in the One Bay Mortgage Loan documents, as long as, the applicable Material Tenant lease has no “outs” or termination options, such Material Tenant lease has a term that expires at least three years beyond the maturity date of the One Bay Mortgage Loan and such Material Tenant lease is otherwise on terms and conditions reasonably acceptable to lender or was approved (or deemed approved) by lender pursuant to the One Bay Mortgage Loan documents, the applicable Material Tenant has taken possession of the demised premises under such Material Tenant lease, and the debt yield for the One Bay Property is not less than 10% without including any rent paid by such Material Tenant under its Material Tenant lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 5 – Fieldside Grande

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 5 – Fieldside Grande

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 5 – Fieldside Grande
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$52,250,000	Title:	Fee
Cut-off Date Principal Balance:	$52,250,000	Property Type – Subtype:	Multifamily – Mid-Rise
% of IPB:	5.1%	Net Rentable Area (Units):	288
Loan Purpose:	Refinance	Location:	Aberdeen, MD
Borrower:	Fieldside Owner 1 LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	Gordon “Gil” Horwitz	Occupancy:	95.1%
Interest Rate:	6.06000%	Occupancy Date:	6/24/2024
Note Date:	6/25/2024	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/6/2029	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$3,474,703 (T-3 Ann. 4/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.7%
Amortization Type:	Interest Only	UW Revenues:	$6,562,470
Call Protection:	L(24),YM2(29),O(7)	UW Expenses:	$2,110,250
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$4,452,221
Additional Debt:	No	UW NCF:	$4,380,221
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$81,100,000 / $281,597
Additional Debt Type:	N/A	Appraisal Date:	4/25/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap
Taxes:	$484,353	$60,544	N/A	Cut-off Date Loan / Unit:	$181,424
Insurance:	$30,013	$3,335	N/A	Maturity Date Loan / Unit:	$181,424
Replacement Reserves:	$0	$6,000	N/A	Cut-off Date LTV:	64.4%
Common Charges:	$0	Springing	N/A	Maturity Date LTV:	64.4%
				UW NCF DSCR:	1.36x
				UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$52,250,000	97.7%	Loan Payoff	$50,462,820	94.4%
Equity Contribution	1,203,987	2.3	Closing Costs(3)	2,476,801	4.6
			Upfront Reserves	514,366	1.0
Total Sources	$53,453,987	100.0%	Total Uses	$53,453,987	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Historical NOI is unavailable because the Fieldside Grande Property was constructed in 2023.
(3)	Closing Costs include a rate buydown of $1,959,375.

The Loan. The fifth largest mortgage loan (the “Fieldside Grande Mortgage Loan”) is secured by the borrower’s fee interest in a real property condominium unit comprising a 288-unit, mid-rise multifamily property consisting of seven apartment buildings located in Aberdeen, Maryland (the “Fieldside Grande Property”). The Fieldside Grande Mortgage Loan was originated on June 25, 2024 by DBR Investments Co. Limited. The Fieldside Grande Mortgage Loan accrues interest at an interest rate of 6.06000% per annum on an Actual/360 basis. The Fieldside Grande Mortgage Loan has an original term of 60 months, has a remaining term of 60 months and is interest only for the entire term. The scheduled maturity date of the Fieldside Grande Mortgage Loan is July 6, 2029.

The Property. The Fieldside Grande Property consists of a real property condominium unit comprising a 288-unit, Class A mid-rise multifamily property on approximately 10.9 acres in Aberdeen, Maryland. The Fieldside Grande Property was newly built in 2023. The borrower sponsor purchased the undeveloped land in February 2022 for approximately $4.0 million and subsequently invested approximately $65.9 million to develop the Fieldside Grande Property for a total cost basis of $69.9 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 5 – Fieldside Grande

The unit mix includes 156 one-bedroom and 132 two-bedroom floorplans. Unit amenities include granite counter tops, kitchen islands, gas heating/cooking, stainless steel appliances, in-unit washer and dryer, some loft style apartments, keyless entry, balconies and smart thermostats. Community amenities feature a pool with pool deck, outdoor gathering area, lawn area for games, cabana area around the pool, clubhouse, playground, dog park, outdoor grilling areas with TVs and fireplaces, fitness center with classroom, business center, garages, locker rooms, and billiards room with full kitchen. The Fieldside Grande Property has 337 total parking spaces including 283 surface parking spaces and 54 garage spaces, resulting in a parking ratio of approximately 1.17 parking spaces per unit.

The Fieldside Grande Property is one of four units in a land condominium. The Fieldside Grande Property has 40% of the voting rights in the condominium, and accordingly does not control the condominium. The other three units in the condominium are owned by the borrower sponsor or its affiliates and are also expected to be developed with multifamily properties Other phases of the development are currently being developed adjacent to the Fieldside Grande Property (including an additional 234 units expected to come online in late 2024 to early 2025). Because the borrower sponsor or its affiliates own all the condominium units, a condominium association has not yet been formed, and condominium formalities have not been observed.

As of June 24, 2024, the Fieldside Grande Property was 95.1% occupied.

The following table presents detailed information with respect to the unit mix at the Fieldside Grande Property:

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	Average Monthly Rental rate	Average Monthly Rental rate per SF	Average Monthly Market Rental rate(2)	Average Monthly Market Rental rate per SF(2)
1-Bedroom	156	54.2%	95.5%	884	$1,650	$1.85	$1,748	$1.97
2-Bedroom	132	45.8%	94.7%	1,272	$2,020	$1.60	$2,048	$1.61
Total/Wtd Avg.	288	100.0%	95.1%	1,062	$1,819	$1.71	$1,886	$1.77
(1)	Based on the underwritten rent roll as of June 24, 2024. Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF reflect average monthly in-place rent for occupied units.
(2)	Source: Appraisal.

Appraisal. According to the appraisal, the Fieldside Grande Property had an “as-is” appraised value of $81,100,000 as of April 25, 2024, as shown in the table below. Based on the “as-is” value of $81,100,000, the Cut-off Date LTV and Maturity Date LTV for the Fieldside Grande Mortgage Loan are 64.4%. The table below shows the appraisal’s “as-is” conclusions.

Fieldside Grande Appraised Value(1)
Property	Value	Capitalization Rate
Fieldside Grande	$81,100,000	5.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated May 23, 2024, there was no evidence of any recognized environmental conditions at the Fieldside Grande Property.

The following table presents certain information relating to the historical and current occupancy of the Fieldside Grande Property:

Historical and Current Multifamily Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
NAV	NAV	NAV	95.1%
(1)	Historical Occupancy is unavailable because the Fieldside Grande Property was constructed in 2023.
(2)	Current occupancy is based on the underwritten rent roll dated as of June 24, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 5 – Fieldside Grande

The following table presents certain information relating to the operating history and underwritten net cash flows of the Fieldside Grande Property:

Operating History and Underwritten Net Cash Flow(1)
	T-3 Annualized(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent(4)	$6,288,056	$6,317,106	$21,934	106.5%
(Vacancy/Concessions/Credit Loss)	(1,937,129)	(387,032)	(1,344)	(6.5)%
Net Rental Income	$4,350,927	$5,930,074	$20,591	100.0%
Other Income(5)	612,290	632,396	2,196	10.7%
Effective Gross Income	$4,963,216	$6,562,470	$22,786	110.7%

Total Expenses	$1,488,514	$2,110,250	$7,327	32.2%

Net Operating Income(4)	$3,474,703	$4,452,221	$15,459	67.8%

Replacement Reserve	0	72,000	250	1.1%

Net Cash Flow	$3,474,703	$4,380,221	$15,209	66.7%

(1)	Historical cash flows are not available because the Fieldside Grande Property was constructed in 2023.
(2)	Reflects the cash flows for the annualized trailing three-month period ending April 30, 2024.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of effective gross income for the remainder of fields.
(4)	The increase in Gross Potential Rent and Net Operating Income from T-3 Annualized to Underwritten is due to the leaseup of the Fieldside Grande Property and the decrease in concessions. The borrower initially offered one to two months’ free rent on 12 month leases but ceased offering such concessions as of May 2024.
(5)	Other Income includes parking income, utility reimbursement income and other miscellaneous fees.

The Market. The Fieldside Grande Property is located in Aberdeen, Maryland approximately 20 miles north of the Baltimore central business district. Primary access is provided via U.S. Route 40, MD Route 22 and I-95. Primary demand drivers in the nearby area are Aberdeen Proving Ground, Edgewood, and Bel Air, which are the hubs of the area's government and business community. Additional area employment nodes include Aberdeen, Abingdon, Bel Camp, Emmorton, Joppa, and Riverside. Aberdeen Proving Ground (APG) is a United States army facility located about four miles east of the Fieldside Grande Property. Additional major area employers include, among others, Upper Chesapeake Health, Harford Community College, Rite-Aid, Frito-Lay, SAIC, Jacobs Technology, Inc., Proctor & Gamble, Saks Fifth Avenue, Sephora Central Distribution, Blue Dot, Constar, and APG Federal Credit Union

According to the appraisal, the 2023 estimated population within a one-, three-, and five-mile radius of the Fieldside Grande Property was 3,589, 24,141, and 51,468, respectively. According to the appraisal, the 2023 median household income within the same radii was $75,030, $79,595, and $88,827, respectively.

According to the appraisal, the Fieldside Grande Property is situated in the Harford County Class A submarket. As of the first quarter of 2024, the Hartford County Class A submarket had an inventory of 1,141 units and an overall vacancy rate of 18.5%. The average rent per unit was $2,011. The appraiser concluded to market rents for the Fieldside Grande Property of $1,748 for 1-bedroom units and $2,048 for two-bedroom units. To the immediate west of the Fieldside Grande Property, the borrower sponsor is developing Phases II and III of the Fieldside Grande larger 522 unit development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 5 – Fieldside Grande

The following table presents certain information relating to comparable multifamily rental properties to the Fieldside Grande Property:

Comparable Apartment Rentals(1)
Property / Location	Year Built	Total Units	Occupancy	Unit Type	Average Base Rent per Unit	Average Base Rent per Square Foot
Fieldside Grande(2)	2023	288	95.1%	1BR/1BA	$1,650	$1.85
Aberdeen, Maryland				2BR/2BA	$2,020	$1.60

Five43 Apartments	2024	184	85.0%	1BR/1.5BA	$1,998	$2.23
Bel Air, Maryland				2BR/2BA	$2,561	$1.77

The Legend at Beards Hill	2023	237	88.0%	1BR/1BA	$1,821	$2.17
Aberdeen, Maryland				2BR/2BR	$1,993	$1.96

Avanti Apartments	2016	198	97.0%	1BR/1BA	$1,968	$1.99
Bel Air, Maryland				2BR/2BA	$2,461	$1.80

The Yards at Fieldside Village Apartments	2014	200	99.0%	2BR/2BA	$2,191	$1.87
Aberdeen, Maryland

Enclave at Box Hill	2016	389	98.0%	1BR/1BA	$1,957	$2.44
Abingdon, MD				2BR/2BA	$2,437	$2.15
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of June 24, 2024.

The Borrower. The borrower under the Fieldside Grande Mortgage Loan is Fieldside Owner 1 LLC, a special-purpose entity and Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fieldside Grande Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Gordon “Gil” Horwitz. Gil Horwitz is the president of Sage Ventures, LLC (“Sage Ventures”) a real estate development company founded in 2004, focused on the Mid-Atlantic region. Sage Ventures develops, owns, rehabilitates, sells, and manages properties throughout the greater Baltimore/Washington region. Sage Ventures has a portfolio consisting of approximately 4,000 multifamily units valued at over $1 billion.

Property Management. The Fieldside Grande Property is managed by Sage Ventures, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination of the Fieldside Grande Mortgage Loan, the borrower deposited (i) approximately $484,353 into a real estate tax reserve account and (ii) approximately $30,013 into an insurance reserve account.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $60,544.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $3,335 (or if a condominium association is formed, 1/12th of the annual amount of insurance premiums payable by the borrower to the condominium association for insurance policies maintained by the condominium association).

Replacement Reserves – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $6,000.

Common Charges – If common charges commence to be collected in accordance with the condominium documents, the borrower is required to deposit monthly an amount equal to the monthly amount set forth in the annual budget for common charges.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 5 – Fieldside Grande

Lockbox / Cash Management. The Fieldside Grande Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to cause all gross revenue received through Yardi Systems, Inc. (the “Rent Portal”) to be sent directly by the Rent Portal into the lockbox account on each business day, and to deliver a notice to the Rent Portal, within two business days after it has delivered to the lender an executed lockbox agreement with the lockbox bank, a direction to deposit such gross revenues. If, notwithstanding such directions, the borrower or property manager receives any gross revenue, it must deposit such amounts in the lockbox account within five business days of receipt. If no Trigger Period (as defined below) exists, funds in the lockbox account will be swept on a daily basis into the borrower’s operating account. Upon the first occurrence of a Trigger Period, the borrower is required to cooperate with the lender and a cash management bank to establish a lender-controlled lockbox account, and during the continuance of a Trigger Period, all amounts deposited into the lockbox account are required to be swept to the cash management account on a daily basis. During the continuance of a Trigger Period, all amounts deposited into the cash management account are required to be applied to make deposits (if any) into the tax, insurance and common charges reserves, as described above under “Escrows and Reserves”, to pay debt service on the Fieldside Grande Mortgage Loan, to make deposits into the capital expense reserve as described above under “Escrows and Reserves,” and to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Trigger Period) and extraordinary expenses approved by the lender, and all excess cash flow funds will be transferred into a cash collateral account as additional collateral for the Fieldside Grande Mortgage Loan.

A “Trigger Period” will commence upon, (i) the occurrence of an event of default, (ii) the debt service coverage ratio for the Fieldside Grande Mortgage Loan as of the last day of any calendar quarter is less than 1.15x or (iii) if the property manager is an affiliate of the borrower or guarantor and such property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding. A Trigger Period will end when (A) with respect to clause (i) above, such event of default has been cured and such cure has been accepted by the lender (B) with respect to clause (ii) above, the Fieldside Grande Property achieves a debt service coverage ratio of at least 1.15x for two consecutive calendar quarters or (C) with respect to clause (iii) above, if the property manager is replaced with a non-affiliated manager approved by the lender under a replacement management agreement approved by the lender, in each case in accordance with the Fieldside Grande Mortgage Loan documents.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 6 – Gateway Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 6 – Gateway Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 6 – Gateway Multifamily Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$41,300,000	Title:	Fee
Cut-off Date Principal Balance:	$41,300,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	4.1%	Net Rentable Area (Units):	593
Loan Purpose:	Refinance	Location:	Various, MO
Borrower:	SL Portfolio Owner 2024 LLC	Year Built / Renovated:	Various / 2022-2024
Borrower Sponsors:	Pinchos D. Shemano and Heyme Bleier	Occupancy:	94.6%
Interest Rate:	6.31800%	Occupancy Date:	7/1/2024
Note Date:	7/12/2024	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	8/6/2029	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,603,479 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(3):	$2,513,124 (TTM 5/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,559,292
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$2,831,319
Lockbox / Cash Management:	Soft / Springing	UW NOI(3):	$3,727,973
Additional Debt:	No	UW NCF:	$3,560,681
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$59,400,000 / $100,169
Additional Debt Type:	N/A	Appraisal Date:	5/31/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$69,646
Taxes:	$281,094	$31,233	N/A	Maturity Date Loan / Unit:	$69,646
Insurance:	$0	$83,792	N/A	Cut-off Date LTV:	69.5%
Replacement Reserve:	$0	$14,825	N/A	Maturity Date LTV:	69.5%
Deferred Maintenance:	$421,311	$0	N/A	UW NCF DSCR:	1.35x
Mold Remediation Reserve:	$61,000	$0	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$41,300,000	99.8%	Loan Payoff	$36,500,000	88.2%
Sponsor Equity	82,906	0.2	Closing Costs(4)	4,119,502	10.0
			Upfront Reserves	763,405	1.8

Total Sources	$41,382,906	100.0%	Total Uses	$41,382,906	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The 3rd Most Recent NOI and the 4th Most Recent NOI are not available because the borrower sponsors purchased the Gateway Multifamily Portfolio Properties (as defined below) in February 2022. The borrower sponsors subsequently completed capital improvements and unit renovations on 397 units totaling approximately $4.2 million between 2022 and April 2024. During this time, a significant number of units were off-line for work and unoccupied. Additionally, the seller of the Gateway Multifamily Portfolio Properties did not provide historical financial information.
(3)	UW NOI is higher than the Most Recent NOI due to ongoing renovation work on 397 units which helped grow rents approximately 36.8% since completing renovations at the Gateway Multifamily Portfolio Properties.
(4)	Closing Costs includes a rate buy-down credit of $2,850,000.

The Loan. The sixth largest mortgage loan (the “Gateway Multifamily Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $41,300,000 and is secured by the borrower’s fee interest in three garden-style multifamily properties totaling 593 units located in St. Louis and Florissant, Missouri (the “Gateway Multifamily Portfolio Properties”). The Gateway Multifamily Portfolio Mortgage Loan was originated by Starwood Mortgage Capital LLC on July 12, 2024 and accrues interest at a rate of 6.31800% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 6 – Gateway Multifamily Portfolio

The Gateway Multifamily Portfolio Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Gateway Multifamily Portfolio Mortgage Loan is August 6, 2029.

The table below identifies the promissory notes that comprise the Gateway Multifamily Portfolio Mortgage Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BMO 2024-5C5	Yes
A-2	$10,000,000	$10,000,000	BMO 2024-5C5	No
A-3	$6,300,000	$6,300,000	BMO 2024-5C5	No
A-4	$5,000,000	$5,000,000	BMO 2024-5C5	No
Whole Loan	$41,300,000	$41,300,000

The Properties. The Gateway Multifamily Portfolio Properties are comprised of three garden-style multifamily properties, Norwood Court Apartments, Delrado Apartments and Caroline Place Apartments, built in 1964, 1971 and 1980, respectively, and subsequently renovated between 2022 and 2024.

The following table presents certain information relating to the Gateway Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(1)	% of Appraised Value
Norwood Court Apartments	1964 / 2022-2024	360	95.6%	$25,075,500	60.7%	$36,100,000	60.8%
Delrado Apartments	1971 / 2022-2024	120	95.8%	8,357,500	20.2	12,000,000	20.2
Caroline Place Apartments	1980 / 2022-2024	113	90.3%	7,867,000	19.0	11,300,000	19.0
Total/Wtd. Avg.		593	94.6%	$41,300,000	100.0%	$59,400,000	100.0%
(1)	Source: Appraisal.
(2)	As provided by the borrower as of July 1, 2024.
(3)	The Gateway Multifamily Portfolio Mortgage Loan documents do not permit the release of any of the Gateway Multifamily Portfolio Properties.

Norwood Court Apartments. As of July 1, 2024, the Norwood Court Apartments mortgaged property was 95.6% occupied. The Norwood Court Apartments mortgaged property is located at 7217 Woodstead Court and 4602 Redfield Court, approximately nine miles northwest of downtown St. Louis. The 10.31-acre parcel is improved with 22, three- and five-story apartment buildings. Community amenities include on-site laundry facilities, off-street parking, elevator access and on-site management and maintenance teams. The Norwood Court Apartments mortgaged property features one-, two-, three- and four-bedroom layouts ranging in size from 690 to 1,321 square feet. Market rents range from approximately $800 to $1,500 per month, with an average market rent of approximately $882 and an average unit size of 791 square feet. Recent renovations at the Norwood Court Apartments mortgaged property include interior upgrades/repairs to 253 units (new stainless steel appliances, plank flooring, countertops, fixtures and cabinets, bathtubs, and lighting, among other things), roofing, security, landscaping, balcony repairs, asphalt, signage and dog park renovations.

The borrower sponsors acquired the Norwood Court Apartments mortgaged property in February 2022 for a purchase price of approximately $23.0 million. Upon acquisition, the borrower sponsors completed approximately $3.4 million in capital improvements including approximately $2.3 million in unit renovations and $1.0 million for common elements such as roofs, exteriors, leasing offices and other work.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 6 – Gateway Multifamily Portfolio

The following table presents detailed information with respect to the unit mix at the Norwood Court Apartments mortgaged property:

Norwood Court Apartments Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupied Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
1 BR / 1 BA	47	13.1%	42	89.4%	32,430	690	$800	$1.16	$803	$1.16
1 BR / 1 BA	8	2.2	8	100.0%	5,520	690	$850	$1.23	$831	$1.20
1 BR / 1 BA	44	12.2	40	90.9%	31,372	713	$800	$1.12	$799	$1.12
1 BR / 1 BA	108	30.0	105	97.2%	77,976	722	$800	$1.11	$801	$1.11
1 BR / 1 BA	17	4.7	17	100.0%	12,274	722	$850	$1.18	$838	$1.16
2 BR / 1 BA	47	13.1	45	95.7%	36,049	767	$925	$1.21	$924	$1.20
2 BR / 1.5 BA	17	4.7	17	100.0%	15,249	897	$975	$1.09	$959	$1.07
2 BR / 1.5 BA	32	8.9	32	100.0%	29,728	929	$975	$1.05	$936	$1.01
2 BR / 2 BA	24	6.7	23	95.8%	26,064	1,086	$1,050	$0.97	$1,006	$0.93
3 BR / 2 BA	8	2.2	8	100.0%	7,512	939	$1,250	$1.33	$1,250	$1.33
3 BR / 2 BA	7	1.9	7	100.0%	9,247	1,321	$1,300	$0.98	$1,257	$0.95
4 BR / 2 BA	1	0.3	0	0.0%	1,321	1,321	$1,500	$1.14	NAV	NAV
Total/Wtd. Avg.	360	100.0%	344	95.6%	284,742	791	$882	$1.12	$874	$1.10
(1)	As provided by the borrower as of July 1, 2024.
(2)	Source: Appraisal.

Delrado Apartments. As of July 1, 2024, the Delrado Apartments mortgaged property was 95.8% occupied. The Delrado Apartments mortgaged property is located at 680 Mescalero Court, approximately 18 miles northwest of downtown St. Louis. The 7.77-acre parcel is improved with six, three-story apartment buildings. Community amenities include a swimming pool, dog park, courtyard, picnic area with BBQ grills, 24-hour on-site laundry facility and off-street parking. The Delrado Apartments mortgaged property features one- and two-bedroom layouts ranging in size from 704 to 889 square feet. Units include fully equipped kitchens, storage space and a private balcony or patio. Market rents range from approximately $850 to $1,050 per month, with an average market rent of approximately $898 and an average unit size of 778 square feet. Recent renovations at the Delrado Apartments mortgaged property include interior upgrades/repairs to 84 units (new stainless steel appliances, plank flooring, countertops, fixtures and cabinets, bathtubs, and lighting, among others), asphalt, patio cleaning & drainage repairs, signage, and balconies.

The borrower sponsors acquired the Delrado Apartments mortgaged property in February 2022 for a purchase price of approximately $9.65 million. Upon acquisition, the borrower sponsors completed approximately $340,000 in capital improvements including approximately $273,000 in unit renovations and $41,000 for common elements such as roofs, exteriors, leasing offices and other work.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 6 – Gateway Multifamily Portfolio

The following table presents detailed information with respect to the unit mix at the Delrado Apartments mortgaged property:

Delrado Apartments Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupied Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
1 BR / 1 BA	68	56.7%	64	94.1%	47,872	704	$850	$1.21	$843	$1.20
1 BR / 1 BA	4	3.3	4	100.0%	2,816	704	$925	$1.31	$909	$1.29
2 BR / 1 BA	42	35.0	41	97.6%	37,338	889	$950	$1.07	$951	$1.07
2 BR / 1 BA	6	5.0	6	100.0%	5,334	889	$1,050	$1.18	$1,046	$1.18
Total/Wtd. Avg.	120	100.0%	115	95.8%	93,360	778	$898	$1.15	$894	$1.15
(1)	As provided by the borrower as of July 1, 2024.
(2)	Source: Appraisal.

Caroline Place Apartments. As of July 1, 2024, the Caroline Place Apartments mortgaged property was 90.3% occupied. The Caroline Place Apartments mortgaged property is located at 2729 Park Avenue, approximately two miles west of downtown St. Louis. The 3.398-acre parcel is improved with six, three-story apartment buildings. Community amenities include an on-site laundry facility, secure access to the buildings and off-street parking. The Caroline Place Apartments mortgaged property features one- and two-bedroom layouts ranging in size from 660 to 880 square feet. Market rents range from approximately $800 to $1,000 per month, with an average market rent of approximately $883 and an average unit size of 747 square feet. Recent renovations at the Caroline Place Apartments mortgaged property include interior upgrades/repairs to 60 units (new stainless steel appliances, plank flooring, countertops, fixtures and cabinets, bathtubs, and lighting, among others), gate system repairs, asphalt, and exterior cleaning.

The borrower sponsors acquired the Caroline Place Apartments mortgaged property in February 2022 for a purchase price of approximately $9.3 million. Upon acquisition, the borrower sponsors completed approximately $427,000 in capital improvements including approximately $352,000 in unit renovations and $45,000 for common elements such as roofs, exteriors, leasing offices and other work.

The following table presents detailed information with respect to the unit mix at the Caroline Place Apartments mortgaged property:

Caroline Place Apartments Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupied Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
1 BR / 1 BA	51	45.1%	46	90.2%	33,660	660	$800	$1.21	$775	$1.17
1 BR / 1 BA	20	17.7	18	90.0%	13,800	690	$850	$1.23	$835	$1.21
2 BR / 1 BA	42	37.2	38	90.5%	36,960	880	$1,000	$1.14	$976	$1.11
Total/Wtd. Avg.	113	100.0%	102	90.3%	84,420	747	$883	$1.19	$861	$1.15
(1)	As provided by the borrower as of July 1, 2024.
(2)	Source: Appraisal.

The Markets. According to the appraisal, the Norwood Court Apartments mortgaged property is located in the St. Louis Metro market. As of the first quarter of 2024, the St. Louis Metro market average monthly asking rent per square foot was $1.43 and the vacancy rate was 6.3%. According to the appraisal, the Norwood Court Apartments mortgaged property is located in the Northeast St. Louis County submarket. As of the first quarter of 2024, the Northeast St. Louis County submarket average monthly asking rent per square foot was $0.96 and the vacancy rate was 11.0%.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Norwood Court Apartments mortgaged property was 13,164, 94,364 and 268,827, respectively. The estimated 2023 average household income within the same radii was $55,400, $51,499 and $70,749, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 6 – Gateway Multifamily Portfolio

According to the appraisal, the Delrado Apartments mortgaged property is located in the St. Louis Metro market. As of the first quarter of 2024, the St. Louis Metro multifamily market average monthly asking rent per square foot was $1.43 and the vacancy rate was 6.3%. According to the appraisal, the Delrado Apartments mortgaged property is located in the Florissant/Hazelwood submarket. As of the first quarter of 2024, the Florissant/Hazelwood submarket average monthly asking rent per square foot was $1.15 and the vacancy rate was 6.6%.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Delrado Apartments mortgaged property was 14,253, 89,138 and 162,235, respectively. The estimated 2023 average household income within the same radii was $78,367, $77,705 and $80,574, respectively.

According to the appraisal, the Caroline Place Apartments mortgaged property is located in the St. Louis Metro market. As of the first quarter of 2024, the St. Louis Metro market average monthly asking rent per square foot was $1.43 and the vacancy rate was 6.3%. According to the appraisal, the Caroline Place Apartments mortgaged property is located in the St. Louis City submarket. As of the first quarter of 2024, the St. Louis City submarket average monthly asking rent per square foot was $1.59 and the vacancy rate was 8.8%.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Caroline Place Apartments mortgaged property was 14,123, 126,062 and 273,011, respectively. The estimated 2023 average household income within the same radii was $101,897, $83,070 and $79,355, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 6 – Gateway Multifamily Portfolio

The following table presents certain information relating to comparable multifamily rental properties to the Gateway Multifamily Portfolio Properties:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit(2)	Average Rent per SF(2)	Average Rent per Unit(2)
Norwood Court Apartments (Subject Property) 7217 Woodstead Court and 4602 Redfield Court St. Louis, MO	1964 / 2022-2024	95.6%(2)	360(2)	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 2BA 3BR / 2BA 3BR / 2BA 4BR / 2BA	690 690 713 722 722 767 897 929 1,086 939 1,321 1,321	$1.16 $1.20 $1.12 $1.11 $1.16 $1.20 $1.07 $1.01 $0.93 $1.33 $0.95 NAV	$803 $831 $799 $801 $838 $924 $959 $936 $1,006 $1,250 $1,257 NAV
Delrado Apartments (Subject Property) 680 Mescalero Court Florissant, MO	1971 / 2022-2024	95.8%(2)	120(2)	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA	704 704 889 889	$1.20 $1.29 $1.07 $1.18	$843 $909 $951 $1,046
Caroline Place Apartments (Subject Property) 2729 Park Avenue St. Louis, MO	1980 / 2022-2024	90.3%(2)	113(2)	1BR / 1BA 1BR / 1BA 2BR / 1BA	660 690 880	$1.17 $1.21 $1.11	$775 $835 $976
Nantucket Gardens 27 Joyce Ellen Lane St. Louis, MO	1963 / NAP	97.7%	176	1BR / 1BA 2BR / 1BA 3BR / 2BA	608 736 1,064	$1.24 $1.15 $1.03	$755 $850 $1,100
Warson Village 1000 Darwick Court St. Louis, MO	1966 / NAP	95.0%	162	1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 3BR / 1.5BA 3BR / 1.5BA	850 900 1,000 1,350 1,600 1,650	$1.42 $1.41 $1.27 $1.01 $1.01 $0.99	$1,203 $1,269 $1,266 $1,364 $1,616 $1,627
Collins Terrace 1204 N. 8th Street St. Louis, MO	1935 / NAP	99.3%	149	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 3BR / 1BA 3BR / 1BA	500 540 600 650 760 800 840 940 980	$1.12 $1.05 $1.28 $1.08 $1.28 $1.04 $1.09 $1.03 $0.93	$560 $569 $770 $702 $974 $834 $918 $972 $907
Westminster Place Apartments 4005 Westminster Place St. Louis, MO	1989 / NAP	94.1%	340	Studio / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 2BA	520 685 850 1,150 883 900 1,050 1,138 900	$1.99 $1.51 $1.29 $1.22 $1.40 $1.39 $1.31 $1.27 $1.58	$1,035 $1,037 $1,100 $1,400 $1,233 $1,250 $1,375 $1,450 $1,425
San Rafael 8456 San Rafael Place St. Louis, MO	1969 / NAP	98.1%	216	1BR / 1BA 2BR / 1.5BA 3BR / 1.5BA	690 960 1,100	$1.14 $0.95 $1.04	$790 $910 $1,148
The Groves 2990 Santiago Drive Florissant, MO	1971 / NAP	94.5%	452	1BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 2BA 3BR / 2BA	812 917 1,283 984 1,541	$0.92 $0.93 $0.82 $0.97 $0.84	$750 $850 $1,050 $950 $1,300

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of July 1, 2024 for the Gateway Multifamily Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 6 – Gateway Multifamily Portfolio

Environmental. According to the Phase I environmental assessments dated May 10, 2024, there was no evidence of any recognized environmental conditions at the Gateway Multifamily Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy at the Gateway Multifamily Portfolio Properties:

Historical and Current Occupancy(1)
2021(2)	2022(2)	2023	Current(3)
NAV	94.7%	82.3%	94.6%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	The 2021 occupancies are not available because the borrower sponsors purchased the Gateway Multifamily Portfolio Properties in February 2022.
(3)	Current Occupancy is as of July 1, 2024.

The following table presents certain information relating to the operating history and underwritten cash flows at the Gateway Multifamily Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2023	TTM(2)(3)	Underwritten(2)	Per Unit	%(4)
Gross Potential Rent	$4,687,216	$4,668,707	$6,255,720	$10,549	105.3%
(Vacancy/Credit Loss)	0	0	(312,786)	(527)	(5.3)
Net Rental Income	$4,687,216	$4,668,707	$5,942,934	$10,022	100.0%
Other Income	596,576	561,311	616,358	1,039	10.4
Effective Gross Income	$5,283,792	$5,230,018	$6,559,292	$11,061	110.4%

Total Expenses	$2,680,313	$2,716,893	$2,831,319	$4,775	43.2%

Net Operating Income	$2,603,479	$2,513,124	$3,727,973	$6,287	56.8%

Total TI/LC, Capex/RR	0	0	167,291	282	2.6

Net Cash Flow	$2,603,479	$2,513,124	$3,560,681	$6,005	54.3%
(1)	The borrower sponsors purchased the Gateway Multifamily Portfolio Properties in February 2022. The borrower sponsors subsequently completed capital improvements and unit renovations on 397 units totaling approximately $4.2 million between 2022 and 2024. During this time, a significant number of units were off-line for work and unoccupied. Additionally, the seller of the Gateway Multifamily Portfolio Properties did not provide historical financial information.
(2)	UW NOI is higher than the Most Recent NOI due to ongoing renovation work on 397 units which helped grow rents approximately 36.8% since completing renovations at the Gateway Multifamily Portfolio Properties.
(3)	TTM reflects the trailing 12 months ending May 31, 2024.
(4)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrower. The borrower is SL Portfolio Owner 2024 LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Gateway Multifamily Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Pinchos D. Shemano and Heyme Bleier. Mr. Shemano is the head of Stern Management, an owner and operator based in Brooklyn, New York. He controls and manages 25 properties, consisting of multifamily, retail, and office assets. Mr. Bleier is a real estate owner and operator based out of Brooklyn, New York. He currently has an ownership interest in 22 commercial and residential properties.

Property Management. The Gateway Multifamily Portfolio Properties are managed by Multi-South Management Services, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $281,094 for real estate taxes, (ii) $421,311 for deferred maintenance and (iii) $61,000 for mold remediation.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $31,233.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 6 – Gateway Multifamily Portfolio

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently is approximately $83,792.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $14,825 for replacement reserves ($300 per unit annually).

Lockbox / Cash Management. The Gateway Multifamily Portfolio Mortgage Loan is structured with a soft lockbox and springing cash management. The Gateway Multifamily Portfolio Mortgage Loan requires the borrower or property manager, as applicable, to deposit all rents into a lockbox account. Upon the occurrence and during the continuance of a Gateway Multifamily Portfolio Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Gateway Multifamily Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Gateway Multifamily Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Gateway Multifamily Portfolio Mortgage Loan. To the extent that no Gateway Multifamily Portfolio Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Gateway Multifamily Portfolio Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Gateway Multifamily Portfolio Mortgage Loan documents; (ii) commencing on or after August 6, 2025, the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months (a “DSCR Cash Sweep Event”); or (iii) commencing on or after August 6, 2028, the date on which the net cash flow debt yield is less than 9.25%.

A Gateway Multifamily Portfolio Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion or (b) clause (ii), upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

In the event of the occurrence of what would otherwise constitute a DSCR Cash Sweep Event, the borrower will have the option of depositing cash or a one-time letter of credit with the lender that, when added to the Gateway Multifamily Portfolio Properties’ net operating income for any applicable calendar quarter, would result in the DSCR being equal to or greater than 1.15x in which case, no DSCR Cash Sweep Event will be deemed to exist.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 7 – Stonebriar Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 7 – Stonebriar Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 7 – Stonebriar Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 7 – Stonebriar Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 7 – Stonebriar Centre

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	3.9%	Net Rentable Area (SF)(5):	1,096,880
Loan Purpose:	Refinance	Location:	Frisco, TX
Borrowers:	Stonebriar Mall, LLC and Stonebriar Anchor Acquisition II LLC	Year Built / Renovated:	2000 / NAP
Borrower Sponsors:	GGP/Homart II L.L.C., Brookfield Properties Retail Holding LLC and New York State Common Retirement Fund	Occupancy:	96.7%
Interest Rate:	6.99900%	Occupancy Date:	4/30/2024
Note Date:	7/1/2024	4th Most Recent NOI (As of):	$35,383,290 (12/31/2021)
Maturity Date:	7/1/2029	3rd Most Recent NOI (As of):	$39,193,479 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$43,557,495 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$43,691,924 (TTM 4/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$58,468,101
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$15,644,476
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$42,823,625
Additional Debt(1):	Yes	UW NCF:	$41,565,493
Additional Debt Balance(1):	$215,000,000	Appraised Value / Per SF:	$605,000,000 / $552
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/13/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$232
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$232
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	42.1%
Replacement Reserves:	$0	Springing	$438,752	Maturity Date LTV:	42.1%
TI / LC Reserve:	$0	$91,407	$2,193,760	UW NCF DSCR:	2.30x
Gap Rent Reserve(4):	$756,921	$0	N/A	UW NOI Debt Yield:	16.8%
Rollover Reserve(4):	$11,720,606	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$255,000,000	100.0%	Loan Payoff:	$242,815,054	95.2%
			Upfront Reserves(4):	$10,449,929	4.1%
			Return of Equity:	$923,513	0.4%
			Closing Costs:	$811,504	0.3%
Total Sources	$255,000,000	100.0%	Total Uses:	$255,000,000	100.0%
(1)	The Stonebriar Centre Mortgage Loan (as defined below) is part of the Stonebriar Centre Whole Loan (as defined below), which is evidenced by nine pari passu promissory notes with an aggregate original principal balance of $255,000,000. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the Stonebriar Centre Whole Loan.
(2)	Defeasance of the Stonebriar Centre Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Stonebriar Centre Whole Loan to be securitized and (b) July 1, 2027. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in August 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Initial Reserves consist of an Upfront Rollover Reserve ($11,720,606) and an Upfront Gap Rent Reserve ($756,921). The borrowers funded $10,449,929 into a reserve at closing, with the remaining $2,027,598 being guaranteed by the borrower sponsors.
(5)	The Stonebriar Centre Property (as defined below) is part of a larger retail development consisting of 1,812,610 square feet (“SF”), including non-collateral tenants such as Dillard’s (206,133 SF), Macy’s (200,544 SF), Nordstrom (134,150 SF) and a vacant former Sears (162,903 SF).

The Loan. The seventh largest mortgage loan (the “Stonebriar Centre Mortgage Loan”) is part of a whole loan (the “Stonebriar Centre Whole Loan”) that is evidenced by nine pari passu promissory notes in the aggregate original principal amount of $255,000,000 and secured by a first priority fee mortgage encumbering a 1,096,880 SF super regional mall located in Frisco, Texas (the “Stonebriar Centre Property”). The Stonebriar Centre Whole Loan was co-originated on July

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 7 – Stonebriar Centre

1, 2024 by Goldman Sachs Bank USA, Bank of America, N.A. and Societe Generale Financial Corporation. The Stonebriar Centre Mortgage Loan is evidenced by the non-controlling Notes A-1-1 and A-2-2, with an original principal balance of $40,000,000. The relationship between the holders of the Stonebriar Centre Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Stonebriar Centre Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C5 transaction until the controlling Note A-1-1 is securitized, at which time servicing will shift to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Stonebriar Centre Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$25,000,000	$25,000,000	GSBI	Yes
A-1-2	$20,000,000	$20,000,000	BMO 2024-5C5	No
A-1-3(1)	$25,000,000	$25,000,000	GSBI	No
A-1-4(1)	$25,000,000	$25,000,000	GSBI	No
A-1-5(1)	$15,000,000	$15,000,000	GSBI	No
A-1-6(1)	$15,000,000	$15,000,000	GSBI	No
A-2-1(1)	$30,000,000	$30,000,000	SGFC	No
A-2-2	$20,000,000	$20,000,000	BMO 2024-5C5	No
A-2-3(1)	$15,000,000	$15,000,000	SGFC	No
A-3-1(1)	$65,000,000	$65,000,000	BANA	No
Whole Loan	$255,000,000	$255,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Stonebriar Centre Property is a 1,096,880 SF super regional mall located in Frisco, Texas. The Stonebriar Centre Property opened in 2000 and is anchored by non-collateral tenants, Dillard’s, Macy’s and Nordstrom and collateral tenants, JCPenney, AMC Theatres, Dick’s Sporting Goods, Kidzania, Dave & Buster’s, Zara, and Barnes & Noble Bookseller, and has many other well-known national tenants. Additionally, the Stonebriar Centre Property has a diverse mix of dining offerings, with operators such as Chick-Fil-A, Sonic Drive In, Popeye’s and Panda Express. The Stonebriar Centre Property also benefits from having a Hyatt Regency on-site (non-collateral).

The Stonebriar Centre Property has a granular rent roll, with no collateral tenant occupying more than 14.8% of total rentable SF or contributing greater than 6.5% of the total underwritten rent. The top 10 tenants at the Stonebriar Centre Property represent 56.0% of total SF and generate 24.8% of total underwritten rent. The Stonebriar Centre Property was 96.7% occupied as of April 30, 2024 by 147 unique tenants. The Stonebriar Centre Property has maintained an average occupancy (excluding anchors) of 94.8% since 2019. Since 2023, the borrower sponsors have executed 33 new and renewal leases comprising 145,115 SF (13.2% of the collateral SF). Since 2019, the borrower sponsors have invested approximately $45.8 million in capital expenditures, tenant improvements and leasing commissions.

Over the trailing-12 months ending February 29, 2024, the Stonebriar Centre Property generated total sales of approximately $322 million. Over the same time period, inline tenants (less than 10,000 SF) generated sales of approximately $744 PSF (occupancy cost of 13.7%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 7 – Stonebriar Centre

The following table presents certain information relating to the sales history for the Stonebriar Centre Property:

Sales History(1)
	2021	2022	2023	TTM February 2024
Gross Mall Sales(2)	$266,600,050	$292,372,796	$323,546,061	$321,739,441
Estimated JCPenney Sales(3)	$18,300,000	$19,100,000	$18,200,000	$18,200,000
Estimated Dillard’s Sales(3)	$33,400,000	$37,300,000	$36,800,000	$36,800,000
Estimated Macy’s Sales(3)	$35,400,000	$46,900,000	$37,700,000	$37,700,000
Estimated Nordstrom Sales(3)	$49,000,000	$55,500,000	$56,300,000	$56,300,000
Sales PSF (Inline < 10,000 SF)	$645	$706	$731	$744
Occupancy Cost (Inline < 10,000 SF)	13.0%	13.7%	13.9%	13.7%
(1)	Information is as of February 29, 2024, as provided by the borrower sponsors, and only includes tenants reporting sales.
(2)	Excludes estimated sales for JCPenney and the non-collateral tenants, Dillard’s, Macy’s and Nordstrom.
(3)	Represents estimated sales as provided by the borrower sponsors. TTM February 2024 sales are shown as of year-end 2023.

The following table presents certain information relating to the anchor and major tenant sales history at the Stonebriar Centre Property:

Major Tenant Sales History(1)
Tenant	SF	2021 Sales PSF/Screen	2022 Sales PSF/Screen	2023 Sales PSF/Screen	February 2024 TTM Sales PSF/Screen
AMC Theatres(2)	94,560	$127,975	$383,080	$453,432	$453,432
Kidzania	60,000	$63	$83	$100	$105
Dave & Buster's	49,784	$157	$191	$187	$189
Barnes & Noble Bookseller	34,272	$147	$236	$268	$268
H&M	26,576	$275	$316	$246	$250
Banana Republic	10,862	$189	$215	$191	$199
Pottery Barn	10,580	$640	$638	$480	$460
The Cheesecake Factory	10,567	$1,007	$1,137	$1,144	$1,161
Altar'd State	10,200	$513	$572	$580	$597
Anthropologie	10,115	NAV	$369	$533	$535
(1)	Information is as of February 29, 2024, as provided by the borrower sponsors, and only includes tenants reporting sales.
(2)	AMC Theatres sales are based on 24 screens.

Major Tenants. The three largest tenants based on underwritten base rent are AMC Theatres, Dave & Buster’s and JCPenney.

AMC Theatres (94,560 SF, 8.6% of NRA, 6.5% of underwritten base rent): AMC Theatres is the largest theatrical exhibitor in the United States and in the world. AMC Theatres features amenities, including AMC Signature Recliners, varied food and beverage menus, premium presentation experiences and an industry-leading rewards program. AMC Theatres currently operates approximately 10,000 total screens at 900 locations. AMC Theatres has been a tenant at the Stonebriar Centre Property since 2000 and recently renewed its lease in 2023. AMC Theatres currently has a lease expiration date of September 30, 2028, with two, 5-year and one, 3-year renewal options remaining. AMC Theaters currently pays a base rent of $27.07 PSF. AMC Theatres has 24 screens at Stonebriar Centre Property and reported sales of $453,432 per screen for the trailing-12 months ended February 29, 2024. Reported sales per screen were $453,432, 383,080, and $127,975 for 2023, 2022 and 2021, respectively. AMC Theatres has no termination options.

Dave & Buster's (49,784 SF, 4.5% of NRA, 2.9% of underwritten base rent): Dave & Busters is an American restaurant and entertainment center that was founded in Dallas, Texas in 1982 and has 210 total stores with approximately 69 million annual visits. Dave & Buster’s has a January 31, 2037 lease expiration and reported February 2024 TTM sales of approximately $9.4 million. Dave & Buster’s has no termination options.

JCPenney (162,347 SF, 14.8% of NRA, 2.6% of underwritten base rent): JCPenney was founded in Wyoming in 1902 and has been one of the United States’ largest retailers of apparel, home, jewelry, and beauty merchandise with a growing portfolio of national brands. JCPenney has more than 650 stores across the United States and Puerto Rico and employs more than 50,000 people worldwide. JCPenney has been a tenant at the Stonebriar Centre Property since 2021. JCPenney has a current lease expiration of December 31, 2040, subject to five additional renewal terms of five years each. JCPenney currently pays a base rent of $6.17 PSF which increases to $6.30 PSF in December 2024. Estimated sales for JCPenney

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 7 – Stonebriar Centre

at Stonebriar Centre Property were $18,200,000, $19,100,000, and $18,300,000 for 2023, 2022 and 2021, respectively. JCPenney has no termination options.

Appraisal. According to the appraisal, the Stonebriar Centre Property had an “as-is” appraised value of $605,000,000 as of May 13, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$605,000,000	6.75%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the Stonebriar Centre Property dated April 15, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps.

The following table presents certain information relating to the historical occupancy of the Stonebriar Centre Property:

Historical and Current Occupancy(1)(2)
2019	2020	2021	2022	2023	Current(3)
99.3%	96.5%	94.8%	95.9%	97.7%	96.7%

(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Excludes anchor tenants.
(3)	Based on the rent roll dated April 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 7 – Stonebriar Centre

The following table presents certain information relating to the largest tenants (of which, certain tenants have co-tenancy provisions) at the Stonebriar Centre Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Non-Collateral Anchor Tenants(3)
Dillard's	Baa3/BB+/BBB-	206,133	38.1%	NAP	NAP	NAP	12/31/2050
Macy's	Ba1/BB+/BBB-	200,544	37.1	NAP	NAP	NAP	12/31/2050
Nordstrom	Ba2/BB+/BBB-	134,150	24.8	NAP	NAP	NAP	12/31/2050
Total / Wtd. Avg.(3)		540,827	100.0%	NAP	NAP	NAP

Collateral Anchors
AMC Theatres	Caa1/CCC+/NR	94,560	8.6%	$27.07	$2,559,336	6.5%	9/30/2028
Dave & Buster's	B1/B/NR	49,784	4.5%	$23.42	$1,165,941	2.9%	1/31/2027
JCPenney	NR/NR/NR	162,347	14.8%	$6.30	$1,022,505	2.6%	12/31/2040
Kidzania	NR/NR/NR	60,000	5.5%	$14.00	$840,000	2.1%	11/30/2046
Dick's Sporting Goods	Baa3/BBB/NR	77,411	7.1%	$10.33	$799,810	2.0%	1/31/2027
Barnes & Noble Bookseller	NR/NR/NR	34,272	3.1%	$21.48	$736,030	1.9%	1/31/2025
Zara(4)	NR/NR/NR	34,678	3.2%	$20.19	$700,000	1.8%	11/30/2034
Collateral Anchors Subtotal/Wtd. Avg.		513,052	46.8%	$15.25	$7,823,622	19.8%

Major Tenants
H&M	NR/BBB/NR	26,576	2.4	$41.45	$1,101,464	2.8%	1/31/2027
Haverty’s Furniture	NR/NR/NR	60,000	5.5%	$7.81	$468,372	1.2%	1/31/2026
Bassett Home Furnishings	NR/NR/NR	15,020	1.4	$27.07	$406,591	1.0%	9/30/2028
Anchor and Major Owned Tenants		101,596	9.3%	$19.45	$1,976,428	5.0%
Remaining Owned Tenants		445,734	40.6%	$66.69	$29,727,327	75.2%
Occupied Total Collateral		1,060,382	96.7%	$37.28	$39,527,376	100.0%
Vacant Space (Owned)		36,498	3.3
Totals/ Wtd. Avg. All Owned Tenants(5)		1,096,880	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2024, inclusive of rent steps through July 2025 and overage rent as of TTM February 2024 sales for certain tenants. Non-Collateral Anchors only pay expense reimbursements.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Non-collateral anchors do not pay rent but reimburse common area and maintenance charges to the borrower sponsors.
(4)	Zara has two, one-time options to terminate its lease effective November 30, 2029 and May 31,2032, with payment of a termination fee.
(5)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 7 – Stonebriar Centre

The following table presents certain information relating to the lease rollover schedule at the Stonebriar Centre Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	36,498	3.3%	NAP	NA	P	36,498	3.3%	NAP	NAP
2024 & MTM	13	31,769	2.9%	2,054,163	5.2%		68,267	6.2%	$2,054,163	5.2%
2025	16	63,453	5.8%	3,114,736	7.9		131,720	12.0%	$5,168,899	13.1%
2026	31	171,311	15.6%	6,336,923	16.0		303,031	27.6%	$11,505,822	29.1%
2027	19	188,972	17.2%	6,033,662	15.3		492,003	44.9%	$17,539,485	44.4%
2028	17	151,950	13.9%	5,894,407	14.9		643,953	58.7%	$23,433,892	59.3%
2029	13	55,111	5.0%	3,483,959	8.8		699,064	63.7%	$26,917,851	68.1%
2030	7	19,971	1.8%	2,063,949	5.2		719,035	65.6%	$28,981,800	73.3%
2031	7	22,684	2.1%	2,466,836	6.2		741,719	67.6%	$31,448,636	79.6%
2032	6	13,638	1.2%	1,071,906	2.7		755,357	68.9%	$32,520,542	82.3%
2033	7	44,730	4.1%	1,992,861	5.0		800,087	72.9%	$34,513,403	87.3%
2034	8	62,610	5.7%	2,539,666	6.4		862,697	78.7%	$37,053,069	93.7%
2035 & Beyond	3	234,183	21.3%	2,474,308	6.3		1,096,880	100.0%	$39,527,376	100.0%
Total/Wtd. Avg.	147	1,096,880	100.0%	$39,527,376	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2024, inclusive of rent steps through July 2025 and overage rent as of TTM February 2024 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to the underwritten cash flows of the Stonebriar Centre Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	TTM 4/30/2024	Underwritten	PSF	%(1)
Base Rent(2)	$33,466,820	$32,265,221	$29,270,542	$32,672,509	$35,937,602	$36,232,917	$36,660,035	$33.42	59.4%
Overage / Percent Rent(3)	639,506	364,234	1,577,498	3,446,220	3,565,330	3,192,719	2,867,342	2.61	4.6
Kiosks / Temporary / Specialty	5,397,242	3,867,530	4,954,494	5,079,672	5,369,340	5,121,469	4,900,367	4.47	7.9
Other Rental Revenue	312,458	178,210	208,753	143,343	240,242	241,710	234,952	0.21	0.4
Total Commercial Reimbursement Revenue(4)	15,279,668	13,816,106	12,482,394	13,584,525	13,788,050	13,787,111	13,568,569	12.37	22.0
Market Revenue from Vacant Units	0	0	0	0	0	0	3,098,248	2.82	5.0
Other Revenue	1,654,665	409,603	2,197,712	453,822	1,469,163	1,430,605	410,199	0.37	0.7
Gross Potential Rent	$56,750,359	$50,900,904	$50,691,394	$55,380,091	$60,369,727	$60,006,531	$61,739,711	$56.29	100.0%
Vacancy & Bad Debt	0	0	0	0	0	0	(3,098,248)	(2.82)	(5.3)
Commercial Credit Loss	(147,545)	(3,215,405)	(191,687)	651,169	(942,737)	(753,068)	(173,362)	(0.16)	(0.3)
Effective Gross Income	$56,602,814	$47,685,499	$50,499,707	$56,031,261	$59,426,990	$59,253,463	$58,468,101	$53.30	94.7%
Real Estate Taxes	5,499,182	7,003,890	6,237,278	6,094,576	5,640,789	5,341,718	6,394,183	5.83	10.9
Insurance	153,277	177,438	235,683	299,456	373,208	405,536	412,822	0.38	0.7
Management Fee	2,631,271	2,050,265	2,450,555	2,530,760	2,746,975	2,675,070	1,000,000	0.91	1.7
Other Expenses	6,097,531	5,696,812	6,192,901	7,912,988	7,108,522	7,139,215	7,837,471	7.15	13.4
Total Expenses	14,381,261	14,928,406	15,116,418	16,837,781	15,869,494	15,561,540	15,644,476	$14.26	26.8%
Net Operating Income	$42,221,553	$32,757,094	$35,383,290	$39,193,479	$43,557,495	$43,691,924	$42,823,625	$39.04	73.2%
Total TI/LC, Capex/RR	0	0	0	0	0	0	1,258,132	1.15	2.2
Net Cash Flow	$42,221,553	$32,757,094	$35,383,290	$39,193,479	$43,557,495	$43,691,924	$41,565,493	$37.89	71.1%
(1)	Represents percent of Gross Potential Rent for all revenue fields and percent of Effective Gross Income for all other fields.
(2)	UW Base Rent is based on the underwritten rent roll dated April 30, 2024, inclusive of rent steps through July 2025.
(3)	Overage / Percent Rent is based on February TTM sales and contractual breakpoint; includes breakpoint steps through July 31, 2025.
(4)	Total Commercial Reimbursement Revenue is based on the in-place rent roll as of April 30, 2024 with contractual CAM steps through July 2025.

The Market. The Stonebriar Centre Property is located in Frisco, Texas, which is in the broader Dallas market. The Stonebriar Centre Property can primarily be accessed by State Route 121, which is an east-west highway offering connectivity through

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Stonebriar Centre

major destinations, including business centers, residential areas, and shopping districts. The Stonebriar Centre Property is situated approximately 25 minutes from the Dallas Fort Worth International Airport and approximately 35 minutes from the Dallas Business District.

The Dallas-Fort Worth-Arlington, TX MSA is home to over 4 million employees over many different sectors with services, retail trade, and finance/insurance/real estate being the largest. The market has a low unemployment rate of 3.9% as of March 2024. The Dallas submarket is expected to continuously grow with high concentration of corporate headquarters, technology businesses, and financial services, in addition to population growth contributing to an above-average performance. The Stonebriar Centre Property is located in Frisco, Texas, which has of a population of approximately 226,065 residents with an average household income over $175,658. According to the U.S. Census, the Dallas-Fort Worth metro experienced the largest population growth of any metropolitan area in the country in 2023, adding approximately 152,000 residents. The surge in population growth in the area has coincided with a wave of new corporate headquarters and regional offices. Frisco has welcomed 16 new corporations and is poised to generate over 5,600 jobs in the community in the coming years. Some of the notable corporations include the Dallas Cowboys, FedEx Office, Frito-Lay North America, Inc., JCPenney Corporate, Keurig Dr Pepper, Inc., and PGA of America.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Stonebriar Centre Property was 11,962, 109,387 and 320,450, respectively. The 2023 average household income within the same radii was $119,821, $150,091 and $162,421, respectively.

The following table presents information regarding certain competitive properties to the Stonebriar Centre Property:

Competitive Property Summary(1)
	Stonebriar Centre	Legacy West	The Shops at Willow Bend	Allen Premium Outlets	Galleria Dallas	Firewheel Town Center
Year Built/ Renovated	2000 / NAP	2017 / NAP	2001 / 2004	2000 / 2017	1982 / 2005	2005 / NAP
Total GLA (SF)	1,096,880(2)	258,000	1,300,000	548,000	1,400,000	996,000
Ownership	Brookfield Properties and New York State Common Retirement Fund	Kite Realty Group	Centennial Real Estate	Simon Property Group	UBS Realty	Simon Property Group
Distance to Property (miles)	N/A	2.0	5.0	13.0	13.0	21.0
Occupancy %	96.7%(2)	89.0%	50.0%	95.0%	95.0%	93.0%
Inline Sales PSF	$744(3)	N/A	$400	$418	$1,043	$404
Anchors	Dillard’s; Macy’s; JCPenney; Nordstrom	Louis Vuitton; Nike; Sephora	Dillard's; Macy's; Neiman Marcus	Nike Outlet; Tory Burch; Polo Ralph Lauren	Macy's; Nordstrom; Gucci; Louis Vuitton	Dillard's; Macy's; Barnes & Noble; AMC Theaters
(1)	Source: Third party report.
(2)	Information is based on the underwritten rent roll dated April 30, 2024.
(3)	Represents sales PSF as of February 2024 as provided by the borrower sponsors.

The Borrowers. The borrowers are Stonebriar Mall, LLC and Stonebriar Anchor Acquisition II LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Stonebriar Centre Whole Loan. The non-recourse carveout guarantor is GGP/HOMART II L.L.C.

The Borrower Sponsors. The borrower sponsors are a joint venture between Brookfield Properties (50.0%) and New York State Common Retirement Fund (50.0%). Brookfield Properties is a subsidiary of Brookfield Corporation (“Brookfield”), a diversified global real estate company that owns, operates and develops office, retail, multifamily, logistics and hospitality assets. Brookfield owns more than 175 retail assets across eight countries, totaling over 130 million SF.

The New York State Common Retirement Fund is one of the largest public pension plans in the United States, providing retirement security for over one million New York State and Local Retirement System members, retirees, and beneficiaries. The fund ended the fiscal year of 2023 with assets under management of $267.7 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Stonebriar Centre

Property Management. The Stonebriar Centre Property is currently managed by Brookfield Properties Retail Inc., an affiliate of the borrowers.

Escrows and Reserves.

Real Estate Taxes – During a Reserve Trigger Period (as defined below) or a Cash Management Period (as defined below), the borrowers are required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes.

Insurance – During a Reserve Trigger Period or a Cash Management Period, the borrowers are required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve unless the Stonebriar Centre Property is maintained under a blanket policy.

Replacement Reserve – During a Reserve Trigger Period or a Cash Management Period, the borrowers are required to deposit monthly approximately $18,281 to a reserve for replacements to the Stonebriar Centre Property, subject to a cap of $438,752.

TI/LC Reserve – The borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to approximately $91,407, subject to a cap of $2,193,760.

Upfront TI/LC Reserve – The Stonebriar Centre Whole Loan documents provide for an upfront reserve of $11,720,606 for outstanding tenant improvement allowances and leasing commissions.

Anchor Reserve – During the continuance of an Anchor Trigger Event (as defined below), the borrowers are required to deposit into the anchor reserve, on a monthly basis, an amount equal to the Anchor Reserve Monthly Deposit (as defined below) for tenant improvement and leasing commission, construction costs, required landlord work and other related costs associated with re-tenanting the Anchor tenant premises.

Excess Cash Flow Reserve – During the continuance of a Cash Management Period, the borrowers are required to deposit all excess cash flow into the excess cash flow reserve fund.

With regard to the Landlord Obligations Reserve and the Gap Rent Reserve, the borrowers funded $10,449,929 at origination, with the remaining $2,027,598 being guaranteed by the borrower sponsors, as limited payment guarantors. As provided in the guaranty of limited payment, the amounts guaranteed by such guaranty will be reduced on a dollar for dollar basis by the aggregate amount of equity capital actually expended by the borrowers on upfront rollover expenditures and such guaranteed amount will be recalculated on the first day of every month to reduce the limited payment guarantor’s liability under such guaranty.

A “Reserve Trigger Period” will commence when the debt yield is less than 11.0% for two consecutive calendar quarters and will expire on the date that the debt yield is 11.0% or greater for two consecutive calendar quarters.

Lockbox / Cash Management. The Stonebriar Centre Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Stonebriar Centre Property are required to be deposited directly to the lockbox by tenants upon delivery of a tenant direction letter. During a Cash Management Period, funds will be transferred to the lender-controlled cash management account on each business day and disbursed according to the Stonebriar Centre Whole Loan documents. During a Cash Management Period, all excess cash is required to be held by the lender as additional security for the Stonebriar Centre Whole Loan; provided that excess cash will be disbursed at the direction of the borrower in the event of shortfalls in certain monthly expense items, so long as no event of default is continuing for which the lender has initiated an enforcement action.

A “Cash Management Period” will occur during the existence of any of: (i) an event of default, (ii) a Debt Yield Event (as defined below), or (iii) an Anchor Trigger Event (as defined below).

A “Debt Yield Event” will commence when the debt yield is less than 10.25% for two consecutive calendar quarters and will expire on the date that the debt yield is 10.25% or greater for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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An “Anchor Trigger Event” will commence when any Anchor Tenant (as defined below): (i) (A) has “gone dark”, other than a temporary closure in connection with (x) restoration, repair or renovation, (y) compliance with applicable law, regulations and/or governmental mandates or (z) an event of force majeure for any reason not to exceed sixty days or (B) has vacated its anchor parcel; (ii) is the subject of a bankruptcy action; (iii) terminates, surrenders or cancels its lease; or (iv) fails to renew its lease 12 months prior to expiration and will expire (i) with respect to a trigger under clause (i) above, such Anchor Tenant operates the demised premises (to the extent not subject to any permitted subletting) for a period of no less than 30 consecutive operating days; (ii) with respect to a trigger under clause (ii) above, (x) if the premises occupied by the Anchor Tenant are owned by such tenant, such bankruptcy action is dismissed or the Anchor Tenant has emerged from such bankruptcy action and is continuing to occupy its premises or a substantial portion thereof or (y) if the premises occupied by the Anchor Tenant are leased by such tenant from the borrowers, such lease is accepted and affirmed by Anchor Tenant in the bankruptcy action; (iii) with respect to a trigger under clause (iii) above, such Anchor Tenant rescinds its notice of cancellation, termination or non-renewal in writing, (iv) with respect to a trigger under clause (iv) above, such Anchor Tenant renews and/or extends its lease pursuant to the terms thereof, (v) for any Anchor Trigger Event, if such parcel is owned by the borrowers, the entire parcel or not less than 75% of the aggregate gross leasable square footage of the Anchor’s parcel (as set forth on a schedule to the Stonebriar Centre Mortgage Loan agreement) becomes owned or leased by one or more replacement tenants pursuant to leases entered into in accordance with the terms of the Stonebriar Centre Mortgage Loan documents or otherwise in each case reasonably approved by the lender (such approval not to be unreasonably withheld, conditioned or delayed), or (vi) for any Anchor Trigger Event, the borrowers have satisfied the conditions set forth in the Stonebriar Centre Mortgage Loan documents with respect to the applicable parcel.

An “Anchor Tenant” includes (i) non-collateral anchors, Dillard’s, Macy’s and Nordstrom, (ii) collateral anchors, JCPenney and AMC Theatres, (iii) any tenant who occupies at least 75% of the space currently occupied by the foregoing after an acquisition of such space by the borrowers or one of their respective affiliates, and (iv) any replacement of either of the foregoing.

Release of Collateral. The Stonebriar Centre Whole Loan documents permit the release of (i) one or more parcels (including “air rights” parcels, (ii) one or more Acquired Parcels or Acquired Expansion Parcels (each, a “Release Parcel”) provided, among other things, (a) no event of default exists, (b) the borrowers deliver evidence reasonably satisfactory to the lender that the Release Parcel (x) has been legally subdivided (or that the borrowers have taken all action required to be taken in order for the Release Parcel to be legally subdivided), (y) is a separate tax lot (or the borrowers have taken all action required for the Release Parcel to be a separate tax lot), and (z) is not necessary for compliance with zoning, building, land use, parking or other legal requirements applicable to the Stonebriar Centre Property and (c) the Release Parcel is vacant, non-income producing and unimproved (unless waived by the lender), provided that this condition will not apply to any Release Parcel which is an Acquired Expansion Parcel,

An “Acquired Parcel” is a fee simple or leasehold interest to a parcel at or adjacent to the shopping center of which the Stonebriar Centre Property is a part that is acquired in a substitution in accordance with the Stonebriar Centre Property Whole Loan documents.

An “Acquired Expansion Parcel” means any parcel of land, together with any improvements thereon located, (a) constituting an integral part of, or adjoining to, or proximately located near, the shopping center of which the Stonebriar Centre Property is a part, (b) that is not owned by the borrowers on the origination date and (c) is not an Acquired Parcel and is acquired by the borrowers after the origination date.

Substitution. The Stonebriar Centre Mortgage Loan permits the release of one or more portions of the Stonebriar Centre Property (an “Exchange Parcel”) and the corresponding acquisition of an Acquired Parcel (such action, a “Substitution”), subject to the satisfaction of certain requirements including (but not limited to) (i) no event of default exists, the Exchange Parcel is vacant, non-income producing and unimproved (unless waived by the lender), provided that this condition will not apply to any Exchange Parcel which is an Acquired Expansion Parcel, (ii) simultaneously with the substitution, the borrowers acquire the fee or leasehold interest in an Acquired Parcel that is reasonably equivalent in value to the Exchange Parcel (as evidenced by a letter of value provided by the borrowers) and is at or adjacent to the Stonebriar Center Property, (iii) the borrowers deliver to the lender an officer’s certificate stating that certain of the representations and warranties in the Stonebriar Centre Mortgage Loan agreement are true and correct with respect to the Acquired Parcel, (iv) the borrowers deliver such other restrictive covenants in recordable form to be recorded against the Exchange Parcel which would be satisfactory to a prudent lender acting reasonably, which restrict the use of the Release Parcel such that none of the exclusive use rights granted to any tenants pursuant to any of the leases are violated but only to the extent such exclusive

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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use rights apply to the Exchange Parcel following the release of the same, (v) the borrowers deliver a rating agency confirmation for such Substitution and (v) satisfaction of customary REMIC requirements.

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that (a) the borrowers are permitted to maintain terrorism coverage with a licensed captive insurance company that is affiliated with the borrower sponsors if certain conditions set forth in the related Stonebriar Centre Whole Loan documents are satisfied, and (b) the borrowers will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Stonebriar Centre Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C5
No. 8 – iPark Norwalk

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – iPark Norwalk

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C5
No. 8 – iPark Norwalk

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – iPark Norwalk
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Mixed Use – Medical Office/Office/Retail
% of Pool by IPB:	3.9%	Net Rentable Area (SF):	372,175
Loan Purpose:	Refinance	Location:	Norwalk, CT
Borrower:	I.Park Norwalk II LLC	Year Built / Renovated:	1953 / 2007
Borrower Sponsors:	Joseph Cotter and Lynne Ward	Occupancy:	100.0%
Interest Rate:	6.58900%	Occupancy Date:	4/1/2024
Note Date:	6/6/2024	4th Most Recent NOI (As of):	$9,853,767 (12/31/2021)
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of):	$10,285,098 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$10,320,334 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$10,359,146 (TTM 3/31/2024)
Original Amortization:	None	UW Economic Occupancy:	95.8%
Amortization Type:	Interest Only	UW Revenues:	$13,397,394
Call Protection(2):	L(26),D(30),O(4)	UW Expenses:	$3,062,968
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$10,334,426
Additional Debt(1):	Yes	UW NCF:	$10,185,556
Additional Debt Balance(1):	$55,000,000 / $15,000,000	Appraised Value / Per SF:	$167,900,000 / $451
Additional Debt Type(1):	Pari Passu / Mezzanine	Appraisal Date:	2/27/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$754,694	$125,782	N/A	Cut-off Date Loan / SF:	$255	$296
Insurance:	$12,047	Springing	N/A	Maturity Date Loan / SF:	$255	$296
Replacement Reserve:	$0	$4,652	N/A	Cut-off Date LTV:	56.6%	65.5%
TI / LC:	$1,500,000	Springing	$500,000	Maturity Date LTV:	56.6%	65.5%
Free Rent Reserve:	$150,000	$0	N/A	UW NCF DSCR:	1.60x	1.20x
Deferred Maintenance:	$4,875	$0	N/A	UW NOI Debt Yield:	10.9%	9.4%
Common Charge Reserve:	$15,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$95,000,000	86.4%	Loan Payoff	$84,749,308	77.0%
Mezzanine Loan	15,000,000	13.6	Return of Equity	15,956,294	14.5
			Closing Costs(4)	6,857,783	6.2
			Upfront Reserves	2,436,615	2.2
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%
(1)	The iPark Norwalk Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu promissory notes with an aggregate original principal balance of $95,000,000 (the “iPark Norwalk Whole Loan”). The financial information in the chart above is based on the aggregate outstanding principal balance of the iPark Norwalk Whole Loan. The Financial Information in the chart above reflects, respectively, the Cut-off Date Balance of the iPark Norwalk Whole Loan and of the iPark Norwalk Total Debt (as defined below) inclusive of a $15,000,000 mezzanine loan.
(2)	The lockout period will be at least 26 payments beginning with and including the first payment date of July 6, 2024. Defeasance of the iPark Norwalk Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) June 6, 2027. The assumed lockout of 26 payments is based on the expected BMO 2024-5C5 securitization closing date in August 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Closing Costs include an interest rate buy-down equal to $5.5 million.

The Loan. The eighth largest mortgage loan (the “iPark Norwalk Mortgage Loan”) is part of a whole loan originated by SMC and Bank of America, N.A. (“BANA”) on June 6, 2024 secured by the borrower’s fee interest in a 372,175 square foot mixed-use property located in Norwalk, Connecticut (the “iPark Norwalk Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – iPark Norwalk

The iPark Norwalk Whole Loan consists of seven pari passu notes and accrues interest at a rate of 6.58900% per annum on an Actual/360 basis. The iPark Norwalk Whole Loan has a five-year, interest-only term. The iPark Norwalk Mortgage Loan is evidenced by the non-controlling Notes A-4, A-5-1, A-5-2 and A-6, which have an aggregate original and outstanding principal balance as of the Cut-off Date of $40,000,000. The remaining notes are currently held by BANA and are expected to be contributed to one or more future securitization trust(s).

The iPark Norwalk Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C5 securitization trust until the controlling Note A-1 is securitized, whereupon the iPark Norwalk Whole Loan will be serviced pursuant to the pooling and servicing agreement for such securitization. The relationship between the holders of the iPark Norwalk Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the iPark Norwalk Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$40,000,000	$40,000,000	BANA	Yes
A-2(1)	$10,000,000	$10,000,000	BANA	No
A-3(1)	$5,000,000	$5,000,000	BANA	No
A-4	$20,000,000	$20,000,000	BMO 2024-5C5	No
A-5-1	$5,000,000	$5,000,000	BMO 2024-5C5	No
A-5-2	$5,000,000	$5,000,000	BMO 2024-5C5	No
A-6	$10,000,000	$10,000,000	BMO 2024-5C5	No
Whole Loan	$95,000,000	$95,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The iPark Norwalk Property is a 372,175 SF mixed use property located in Norwalk, Connecticut. The borrower sponsors acquired the iPark Norwalk Property in 2007 as vacant for $23.0 million and invested $83.1 million to redevelop it. The iPark Norwalk Property consists of three-buildings in a mixed use campus situated on an 18.095-acre site. The first building (the “Main Building”) contains 295,075 SF (of which 168,066 SF is medical space) and is 100.0% leased to 11 tenants, including the largest tenant, Nuvance Health. The second building (the “LA Fitness Building”) contains 60,000 SF and is 100.0% occupied by the second largest tenant, LA Fitness. The third building (the “Cannondale Building”) contains 17,100 SF of industrial space and is 100.0% occupied as warehouse space by the third largest tenant, Cycling Sports Group / Cannondale (“Cannondale”). Cannondale also leases 41,377 SF of office space in the Main Building. See the “Space Type Breakdown” chart below for more information.

Average year-end occupancy at the iPark Norwalk Property has been 97.0% for the last ten years. Year-end occupancy since 2019, and current occupancy as of April 1, 2024, has been and is 100.0%.

The iPark Norwalk Property is subject to a condominium regime, which consists of six total condominium units, each with one voting member. Three of the six condominium units serve as collateral under the iPark Norwalk Whole Loan (each building represents one unit and one voting member). The three non-collateral condominium units are owned and/or controlled by an affiliate of the borrower sponsors and consist of (1) a 407-space parking garage that is currently under construction (of which 292 spaces will be allocated for use by the collateral condominium units pursuant to the condominium declaration), (2) a parcel of land for future multifamily development, and (3) a parcel of land for future hotel development. All major condominium decisions require unanimous consent of all voting members.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 8 – iPark Norwalk

The following table presents certain information relating to the space breakdown at the iPark Norwalk Property:

Space Type Breakdown(1)
Space Type	Total SF	% Occupied	% of Total SF	WALT Remaining	UW Base Rent PSF	% of Total UW Base Rent
Medical	168,066	100.0%	45.2%	14.0 yrs	$41.26	57.0%
Office	125,959	100.0%	33.8%	4.5 yrs	$28.16	29.1%
Retail	61,050	100.0%	16.4%	2.6 yrs	$25.32	12.7%
Warehouse	17,100	100.0%	4.6%	5.3 yrs	$8.50	1.2%
Total / Wtd. Avg.	372,175	100.0%	100.0%	8.5 yrs	$32.71	100.0%

(1)	Information is based on the underwritten rent roll dated April 1, 2024.

Major Tenants. The three largest tenants based on underwritten base rent are Nuvance Health, LA Fitness and Cannondale.

Nuvance Health (102,343 SF, 27.5% of net rentable area, 38.5% of underwritten base rent). Nuvance Health (S&P: BBB/Moody’s: Baa3) is an American not-for-profit health system with facilities spanning from New York State's Hudson Valley region to western Connecticut. Nuvance Health was formed in 2019 when Health Quest and Western Connecticut Health Network merged. It employs approximately 2,600 physicians and 12,000 ancillary staff and serves approximately 1.5 million residents. Nuvance Health’s space is utilized by physicians associated with Nuvance’s Norwalk Hospital, which serves 250,000 people in lower Fairfield County, Connecticut and employs more than 500 physicians and 2,000 health professionals and support personnel. Nuvance Health and Northwell Health, the largest healthcare provider in New York State (S&P: A-/Fitch: A-/Moody’s: A3), have recently announced a merger which will create a larger health system encompassing 88 hospitals across New York and Connecticut. Nuvance Health has been at the iPark Norwalk Property since 2007 and in 2021 extended its lease 13 years to December 31, 2042. Nuvance Health has six, 5-year renewal options remaining and no termination options. Nuvance Health has invested approximately $13.0 million into its space and as part of its 13-year extension, it received $10.2 million in tenant improvement allowances. Nuvance Health currently pays $45.78 PSF and has 2% annual rent steps.

LA Fitness (60,000 SF, 16.1% of net rentable area, 12.5% of underwritten base rent). LA Fitness, which was founded in 1984, is a privately owned American health club chain based in Irvine, CA, with more than 550 clubs across the United States and Canada. LA Fitness initially executed a 48,000 SF lease at the iPark Norwalk Property in November of 2006 and expanded its space in 2008 to a total of 60,000 SF. LA Fitness has invested approximately $6.0 million into its space at the iPark Norwalk Property, which includes a swimming pool and basketball court. LA Fitness reportedly has approximately 17,500 members at the iPark Norwalk Property location, making it the best performing location in the state of Connecticut. LA Fitness has a lease expiration date of October 31, 2026 with three, five-year renewal options and no termination options. LA Fitness currently pays $25.38 PSF and has no future rent steps.

Cycling Sports Group / Cannondale (58,477 SF, 15.7% of net rentable area, 11.5% of underwritten base rent). Cannondale is an American division of Dutch conglomerate Pon Holdings that manufactures bicycles. The company was founded in 1971 by Joe Montgomery and Murdock MacGregor and became publicly held in 1995. Cannondale’s global headquarters are located at the iPark Norwalk Property. Cannondale leases 41,377 SF of office space in the Main Building and 17,100 SF of warehouse space at the Cannondale Building. Cannondale has invested approximately $3.0 million into its space at the iPark Norwalk Property. Cannondale has a lease expiration date of August 1, 2029 with one, five-year renewal option and no termination options. Cannondale currently pays $30.20 PSF for its office space (with 1.5% annual rent steps) and $8.50 PSF for its warehouse space (no future rent steps).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 8 – iPark Norwalk

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the iPark Norwalk Property:

Top Ten Tenant Summary(1)
Tenant	Space Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Nuvance Health(3)	Medical	Baa3 / BBB / NR	102,343	27.5%	$45.78	$4,685,017	38.5%	12/31/2042
LA Fitness(4)	Retail	NR / NR / NR	60,000	16.1	$25.38	1,522,730	12.5	10/31/2026
Cannondale(5)(6)	Office/Industrial	NR / NR / NR	58,477	15.7	$23.85	1,394,913	11.5	8/1/2029
Reproductive Medical Associates(7)	Medical	NR / NR / NR	25,428	6.8	$35.02	890,479	7.3	4/30/2030
ICR(8)	Office	NR / NR / NR	23,743	6.4	$28.78	683,324	5.6	11/30/2029
Internal Revenue Service(9)	Office	Aaa / AA+ / AA+	20,915	5.6	$26.80	560,522	4.6	1/16/2032
State of CT Department of Children & Families(10)	Office	NR / NR / NR	23,682	6.4	$23.00	544,686	4.5	MTM
Coastal Orthopedics(11)	Medical	NR / NR / NR	15,212	4.1	$34.66	527,248	4.3	4/17/2025
Access Intelligence(12)	Office	NR / NR / NR	16,242	4.4	$31.34	509,024	4.2	4/19/2027
Schweiger Dermatology Group(13)	Medical	NR / NR / NR	14,422	3.9	$33.96	489,771	4.0	6/30/2036
Top Ten Tenants			360,464	96.9%	$32.76	$11,807,713	97.0%
Non Top Ten Tenants			11,711	3.1%	$31.22	$365,645	3.0%
Occupied Collateral Total / Wtd. Avg.			372,175	100.0%	$32.71	$12,173,359	100.0%
Vacant Space			0	0.0%
Collateral Total			372,175	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2024 with rent steps totaling $24,704 through April 2025.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Nuvance Health has six, five-year lease renewal options remaining.
(4)	LA Fitness has three, five-year lease renewal options remaining.
(5)	Cannondale has one, five-year lease renewal option remaining.
(6)	Cannondale leases 41,377 square feet of office space in the Main Building and 17,100 square feet of warehouse space at the Cannondale Building. Cannondale currently pays $30.20 PSF for its office space (with 1.5% annual rent steps) and $8.50 PSF for its warehouse space (no annual rent steps).
(7)	Reproductive Medical Associates has one ten-year lease renewal option remaining.
(8)	ICR has one, five-year lease renewal option remaining.
(9)	Internal Revenue Service has one, five-year lease renewal option remaining.
(10)	State of CT Department of Children & Families has one, five-year lease renewal option remaining.
(11)	Coastal Orthopedics has two, five-year lease renewal options.
(12)	Access Intelligence has two, five-year lease renewal options.
(13)	Schweiger Dermatology Group has one, five-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 8 – iPark Norwalk

The following table presents certain information relating to the lease rollover schedule at the iPark Norwalk Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	1	23,682	6.4	$544,686	4.5%		23,682	6.4%	$544,686	4.5%
2025	2	16,262	4.4	550,432	4.5		39,944	10.7%	$1,095,118	9.0%
2026	1	60,000	16.1	1,522,730	12.5		99,944	26.9%	$2,617,848	21.5%
2027	1	16,242	4.4	509,024	4.2		116,186	31.2%	$3,126,872	25.7%
2028	0	0	0.0	0	0.0		116,186	31.2%	$3,126,872	25.7%
2029	4	82,220	22.1	2,078,237	17.1		198,406	53.3%	$5,205,109	42.8%
2030	2	25,428	6.8	890,479	7.3		223,834	60.1%	$6,095,587	50.1%
2031	1	10,661	2.9	342,461	2.8		234,495	63.0%	$6,438,049	52.9%
2032	1	20,915	5.6	560,522	4.6		255,410	68.6%	$6,998,571	57.5%
2033	0	0	0.0	0	0.0		255,410	68.6%	$6,998,571	57.5%
2034	0	0	0.0	0	0.0		255,410	68.6%	$6,998,571	57.5%
2035 & Beyond	2	116,765	31.4	5,174,788	42.5		372,175	100.0%	$12,173,359	100.0%
Total	15	372,175	100.0%	$12,173,359	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2024 with rent steps totaling $24,704 through April 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. The iPark Norwalk Property is located in Fairfield County, within the City of Norwalk. Norwalk is a competitive, affluent residential and commercial area with access to a variety of commercial services and transportation connections to the region’s employment centers. The iPark Norwalk Property is situated on Main Avenue, approximately 2 miles from State Route 15 and four miles from U.S. Route 1 and Interstate 95. The immediate area surrounding the iPark Norwalk Property is served by the Norwalk Transit District, with bus stops on Main Avenue. Furthermore, the iPark Norwalk Property is located just 1.5 miles from Exits 39 & 40 of the Merritt Parkway and is just 1.0 mile from the South Norwalk Metro North Station, which provides excellent accessibility throughout Southwestern Connecticut.

Norwalk has an active and diverse business and corporate community. The city’s largest employers include Western Connecticut Health Network, General Electric Company and Altice USA. Other companies with headquarters in Norwalk include Pepperidge Farm, Frontier Communications and Booking Holdings. Retail presence consists of restaurants, big-box stores, shopping centers and locally owned businesses.

According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius of the iPark Norwalk Property was 5,058, 53,068, and 140,507, respectively. The estimated 2022 average household income within the same radii was $201,475, $180,344, and $179,187, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 8 – iPark Norwalk

The following table presents certain information relating to comparable office space leases for the iPark Norwalk Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built / Renovated	Occ. %	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
iPark Norwalk 761 Main Avenue & 1 Cannondale Way Norwalk, CT	1953 / 2007	100.0%	372,175	-	-	-	-	$28.16	-
276 Post Road West 276 Post Road West Westport, CT	1987 / NAP	87.9%	33,000	4.6 miles	Elevate	Jan. 2024 / 5.0	4,000	$42.50	MG
First Stamford 300 Stamford Place Stamford, CT	1984 / NAP	65.3%	307,867	13.0 miles	Paycom Payroll	Dec. 2023 / 5.0	9,197	$43.00	MG
1055 Washington Boulevard 1055 Washington Boulevard Stamford, CT	1987 / NAP	86.1%	183,125	12.9 miles	Charles IT	April. 2023 / 5.0	5,934	$32.00	MG
One Star Point 333 Ludlow Street Stamford, CT	1989 / NAP	58.9%	216,549	13.1 miles	Sema4	Mar. 2023 / 10.9	9,311	$37.50	MG
1055 Washington Boulevard 1055 Washington Boulevard Stamford, CT	1987 / NAP	86.1%	183,125	12.9 miles	Charles R. Weber Company, Inc.	Oct. 2022 / NAV	3,743	$39.00	MG

(1)	Source: Appraisal, except for the iPark Norwalk Property, which is based on the underwritten rent roll dated April 1, 2024 and reflective of office space leases.

The following table presents certain information relating to comparable medical office space leases for the iPark Norwalk Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built / Renovated	Occ. %	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
iPark Norwalk 761 Main Avenue & 1 Cannondale Way Norwalk, CT	1953 / 2007	100.0%	372,175	-	-	-	-	$41.26	-
400 Atlantic Street 400 Atlantic Street Stamford, CT	1980 / 2007	30.0%	456,159	12.3 miles	Cara Therapeutics	Apr. 2023 / 11.1	26,000	$49.00	MG
1445-1455 East Putnam Avenue 1445-1455 East Putnam Avenue Old Greenwich, CT	1977 / NAP	86.7%	20,000	15.1 miles	Advance Ophthalmology of Connecticut	May 2023 / 10.0	2,660	$47.00	MG
32 Knight Street 32 Knight Street Norwalk, CT	2023 / NAP	100.0%	45,267	3.3 miles	Hartford Healthcare	Jan. 2024 / 14.3	45,267	$45.00	NNN
1445-1455 East Putnam Avenue 1445-1455 East Putnam Avenue Old Greenwich, CT	1977 / NAP	86.7%	20,000	15.1 miles	Medical Office Tenant	Feb. 2022 / 5.0	2,660	$45.00	MG
325 Riverside 325 Riverside Westport, CT	1985 / NAP	100.0%	8,742	5.1 miles	Medical Office Tenant	Jan. 2022 / 5.0	3,869	$40.00	NNN

(1)	Source: Appraisal, except for the iPark Norwalk Property, which is based on the underwritten rent roll dated April 1, 2024 and reflective of medical office space leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 8 – iPark Norwalk

The following table presents certain information relating to comparable fitness space leases for the iPark Norwalk Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built / Renovated	Occ. %	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
iPark Norwalk 761 Main Avenue & 1 Cannondale Way Norwalk, CT	1953 / 2007	100.0%	372,175	-	-	-	-	$25.32	-
100 Cedar Avenue 100 Cedar Avenue South Windsor, CT	2005 / NAP	100.0%	43,419	74.4 miles	Club Studio	2023 / 16.0	43,419	$26.60	NNN
47 South Park Street 47 South Park Street Montclair, NJ	1937 / NAP	100.0%	18,069	68.0 miles	Retro Fitness	Jan. 2024 / 10.0	18,069	$30.00	NNN
255-285 Glen Drive 255-285 Glen Drive Manchester, PA	NAV / NAV	NAV	42,765	239 miles	Planet Fitness	Jun. 2024 / 10.0	19,105	$30.57	NNN
1505-1511 Route 22 1505-1511 Route 22 Brewster, NY	NAV / NAV	NAV	116,243	26.2 miles	Planet Fitness	Jan. 2023 / 5.0	19,685	$26.00	NNN
2501 Hempstead Turnpike 2501 Hempstead Turnpike East Meadow, NY	NAV / NAV	NAV	35,282	62.0 miles	Crunch Fitness	Sep. 2022 / NAV	29,589	$25.00	NNN
177-189 Old Country Road 177-189 Old Country Road Carle Place, NY	NAV / NAV	NAV	127,662	54.7 miles	Planet Fitness	Nov. 2021 / 10.0	18,000	$25.00	NNN

(1)	Source: Appraisal, except for the iPark Norwalk Property, which is based on the underwritten rent roll dated April 1, 2024 and reflective of fitness space leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 8 – iPark Norwalk

The following table presents certain information relating to comparable industrial space leases for the iPark Norwalk Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built / Renovated	Occ. %	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
iPark Norwalk 761 Main Avenue & 1 Cannondale Way Norwalk, CT	1953 / 2007	100.0%	372,175	-	-	-	-	$8.50	-
30 Muller Avenue 30 Muller Avenue Norwalk, CT	NAV / NAV	NAV	150,000	2.7 miles	Confidential	Sep. 2023 / 3.0	7,400	$14.00	NNN
652 Glenbrook Road 652 Glenbrook Road Stamford, CT	NAV / NAV	100.0%	9,700	9.5 miles	Palmer’s Market	Dec. 2023 / 10.0	9,700	$18.00	MG
815 Woodend Road 815 Woodend Road Stratford, CT	NAV / NAV	100.0%	25,000	22.1 miles	Roto-Rooter	Jul. 2023 / 5.0	25,000	$16.50	NNN
151 Woodward Avenue 151 Woodward Avenue Norwalk, CT	NAV / NAV	NAV	117,140	6.8 miles	Foundation Building Materials	Aug. 2023 / 5.0	17,141	$10.82	NNN
482 Glenbrook Road 482 Glenbrook Road Stamford, CT	NAV / NAV	NAV	18,000	9.8 miles	Confidential	Jun. 2023 / NAV	8,000	$17.50	NNN
185 Grassy Plain Street 185 Grassy Plain Street Bethel, CT	NAV / NAV	NAV	72,000	15.5 miles	Confidential	Jul. 2023 / NAV	14,520	$11.00	NNN
362-366 Ely Avenue 362-366 Ely Avenue Norwalk, CT	NAV / NAV	NAV	22,000	7.0 miles	Confidential	Nov. 2022 / 5.0	12,600	$14.00	NNN

(1)	Source: Appraisal, except for the iPark Norwalk Property, which is based on the underwritten rent roll dated April 1, 2024 and reflective of industrial space leases.

Environmental. The Phase I environmental site assessment dated February 28, 2024 identified a recognized environmental condition at the iPark Norwalk Property due to the former operations by Perkin-Elmer, a manufacturer of laboratory analytical instruments and equipment, from 1950 through 2001. Manufacturing activities as well as on-site underground storage tanks and dry wells impacted soil and groundwater beneath the iPark Norwalk Property. An environmental consultant designated two potential release areas (“PRAs”) in a 2024 report, which PRAs have documented impacts to on-site groundwater and soil vapor beneath the Cannondale Building exceeding the applicable remediation criteria. The borrower obtained a lender-liability environmental insurance policy from Sirius Point (rated BBB by S&P and A- by AM Best), with an eight-year term, with limits of $3,000,000 per incident and $5,000,000 in the aggregate, and a deductible of $25,000.

The following table presents certain information relating to the historical and current occupancy at the iPark Norwalk Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated April 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 8 – iPark Norwalk

The following table presents certain information relating to the operating history and underwritten cash flows at the iPark Norwalk Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per SF	%(2)
Rents In Place	$11,077,922	$11,855,727	$12,060,656	$12,100,238	$12,148,654	$32.64	86.8%
Straight Line Rent(3)	0	0	0	0	429,578	1.15	3.1
Rent Steps(4)	0	0	0	0	24,704	0.10	0.3
Vacant Income	0	0	0	0	0	0.00	0.0
Reimbursements	1,930,030	1,653,588	1,621,542	1,504,633	1,388,823	3.73	9.9
Net Rental Income	$13,007,953	$13,509,314	$13,682,197	$13,604,871	$13,991,760	$37.59	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(594,367)	(1.60)	(4.2)
Effective Gross Income	$13,007,953	$13,509,314	$13,682,197	$13,604,871	$13,397,394	$36.00	95.8%
Total Expenses	$3,154,186	$3,224,216	$3,361,863	$3,245,725	$3,062,968	$8.23	22.9%
Net Operating Income	$9,853,767	$10,285,098	$10,320,334	$10,359,146	$10,334,426	$27.77	77.1%
Total TI/LC, Capex/RR	0	0	0	0	148,870	0.40	1.1
Net Cash Flow	$9,853,767	$10,285,098	$10,320,334	$10,359,146	$10,185,556	$27.37	76.0%
(1)	TTM represents the trailing 12-month period ending March 31, 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Underwritten Straight Line Rent for Nuvance Health through the term of the iPark Norwalk Whole Loan.
(4)	Underwritten Rent Steps totaling $24,704 through April 2025.

The Borrower. The borrower is I.Park Norwalk II LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the iPark Norwalk Whole Loan.

The Borrower Sponsors. The borrower sponsors are Joseph Cotter and Lynne Ward and the non-recourse carveout guarantor for the iPark Norwalk Whole Loan is Joseph Cotter.

Joseph Cotter and Lynne Ward, President and Vice President of National Resources, respectively, each have a 50% interest in the borrower. National Resources, founded in 1988, is a real estate development and investment firm based in Greenwich, Connecticut that focuses on the development of corporate and industrial sites throughout the greater New York City area. National Resources currently owns and manages five iPark branded facilities, including the iPark Norwalk Property, which are designed to offer office and industrial space with high ceilings, large floor plates and abundant natural light.

Property Management. The iPark Norwalk Property is managed by Pembroke Management, Inc., a third-party property manager.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $754,694 for real estate taxes, (ii) $12,047 for insurance premiums, (iii) $1,500,000 for general tenant improvements and leasing commissions, (iv) $4,875 for deferred maintenance, (v) $150,000 for free rent and (vi) $15,000 for condominium common charges.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $125,782.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrower to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and the property is insured under a blanket policy. The iPark Norwalk Property is currently insured under a blanket policy.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $4,652 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – iPark Norwalk

TI/LC Reserve – Upon the balance of the TI/LC reserve falling below $500,000, the borrower is required to make monthly deposits of $7,754, subject to a cap of $500,000.

Common Charge Reserve – Upon the occurrence of (i) an event of default or an iPark Norwalk Sweep Event Period (as defined below), (ii) borrower’s failure to pay common charges directly to the condominium board, and (iii) borrower’s failure to provide evidence of such payment per clause (ii), the borrower is required to make monthly deposits in the amount of common charges due for the following month.

Lockbox / Cash Management. The iPark Norwalk Whole Loan is structured with a hard lockbox and in-place cash management. The borrower is required to cause all rents to be deposited directly into the lockbox account, and all revenues relating to the iPark Norwalk Property received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. Funds in the lockbox account will be swept daily into a cash management account and applied to the cash flow waterfall in the iPark Norwalk Whole Loan documents. During an iPark Norwalk Sweep Event Period, excess cash flow is required to be swept to an excess cash flow subaccount to be held as additional collateral for the iPark Norwalk Whole Loan, unless an iPark Norwalk Significant Tenant Trigger Period (as defined below) is existing, in which case all excess cash will be swept to an iPark Norwalk Significant Tenant reserve for leasing expenses in connection with a replacement iPark Norwalk Significant Tenant (as defined below).

A “iPark Norwalk Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the iPark Norwalk Whole Loan or the iPark Norwalk Mezzanine Loan; (ii) commencing on the date in which the debt service coverage ratio for the iPark Norwalk Total Debt falls below 1.05x on a trailing 12 month basis; (iii) the occurrence of a Significant Tenant Trigger Period; or (iv) from and after the payment date occurring in June 2028, the debt yield for the iPark Norwalk Total Debt falling below 8.5%.

An iPark Norwalk Sweep Event Period and will end upon: (a) with respect to clause (i), the cure of such event of default; (b) with respect to clause (ii) above, the debt service coverage ratio for the iPark Norwalk Total Debt being at least 1.10x on a trailing 12 month basis for two consecutive calendar quarters; and (c) with respect to clause (iii) above, the iPark Norwalk Significant Tenant Trigger Period ending.

An “iPark Norwalk Significant Tenant Trigger Period” will commence upon the earlier to occur of (x) an iPark Norwalk Significant Tenant (i) failing to renew its lease for at least a five-year term by the earlier of the renewal date required in the lease or twelve months prior to the lease expiration; (ii) vacating, going dark or terminating its lease, or giving notice thereof; (iii) defaulting under its lease; (iv) subleasing (or giving notice of its intention to sublease) all or any material portion of its leased premises (unless the sublease accounts for less than 25% of its space and the Significant Tenant is investment-grade rated); or (v) becoming a debtor in bankruptcy, or (y) unless Nuvance Health and Northwell Health have completed their announced plans for merger, the credit rating for the highest parent entity of Nuvance Health is downgraded to “BB” or below by S&P and Fitch or “Ba2” or below by Moody’s.

An iPark Norwalk Significant Tenant Trigger Period will end, provided no other cause for the Significant Tenant Trigger Period is continuing, when (A) as it relates to (x)(i) and (x)(ii) above, one or more replacement leases are signed for all or substantially all of the space; (B) as it relates to (x)(iii) above, the default has been cured; (C) as it relates to (x)(iv) above, the applicable Significant Tenant has irrevocably rescinded in writing its intention to so sublet all or any material portion of the premises; (D) as it relates to (x)(v) above, when the lease for the related Significant Tenant is assumed or affirmed in such proceeding and the related Significant Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing; or (E) as it relates to (y) above, the date upon which the corporate family credit rating for the highest rated parent entity of Nuvance Health is at least “BBB-“ or above by S&P and Fitch, and “Baa3” or above by Moody’s.

An “iPark Norwalk Significant Tenant” means either of (x) LA Fitness and/or (y) Nuvance Health.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – iPark Norwalk

Subordinate Debt and Mezzanine Debt. Concurrently with the funding of the iPark Norwalk Whole Loan, Powerscourt Investments 54, LP funded a mezzanine loan in the amount of $15,000,000 (the “iPark Norwalk Mezzanine Loan” and together with the iPark Norwalk Whole Loan, the “iPark Norwalk Total Debt”) to the holders of 100% of the direct equity interests in the borrower of the iPark Norwalk Whole Loan, secured by a pledge of such equity interests. The iPark Norwalk Mezzanine Loan is co-terminus with the iPark Norwalk Whole Loan, accrues interest at the rate of 14.0000% per annum and requires payments of interest only until its maturity date.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C5

No. 9 – 1812 North Moore

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 1812 North Moore

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 1812 North Moore

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 1812 North Moore
Whole Loan Information		Property Information
Whole Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$38,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$38,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	3.7%	Net Rentable Area (SF):	543,697
Loan Purpose:	Refinance	Location:	Arlington, VA
Borrower:	1812 Holdings, LLC	Year Built / Renovated:	2013 / NAP
Borrower Sponsor:	Anthony Westreich	Occupancy:	83.8%
Interest Rate:	7.53000%	Occupancy Date:	3/1/2024
Note Date:	4/10/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	5/6/2029	3rd Most Recent NOI (As of):	$17,467,776 (12/31/2022)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$18,791,006 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(4):	$18,774,842 (TTM 1/31/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	86.7%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$33,560,948
Call Protection(2):	L(27),D(26),O(7)	UW Expenses:	$9,502,562
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$24,058,387
Additional Debt(1):	Yes	UW NCF:	$22,589,645
Additional Debt Balance(1):	$135,000,000	Appraised Value / Per SF:	$315,000,000 / $579
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/20/2024

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$318
Taxes:	$1,847,102	$307,850	N/A	Maturity Date Loan / SF:	$310
Insurance:	$22,645	$2,516	N/A	Cut-off Date LTV:	54.9%
Replacement Reserves:	$0	$9,062	N/A	Maturity Date LTV:	53.5%
TI/LC:	$0	$113,334	N/A	UW NCF DSCR:	1.55x
Other Reserves(3)	$7,781,444	$0	N/A	UW NOI Debt Yield:	13.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$173,000,000	96.3%	Loan Payoff(4)	$160,681,751	89.4%
Other Sources(5)	6,657,808	3.7	Reserves	9,651,191	5.4
			Sponsor Equity	7,850,142	4.4
			Closing Costs	1,474,724	0.8
Total Sources	$179,657,808	100.0%	Total Uses	$179,657,808	100.0%
(1)	The 1812 North Moore Mortgage Loan (as defined below) is part of the 1812 North Moore Whole Loan (as defined below) which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $173,000,000. The 1812 North Moore Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the 1812 North Moore Whole Loan.
(2)	Defeasance of the 1812 North Moore Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 1812 North Moore Whole Loan to be securitized and (b) April 10, 2028. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BMO 2024-5C5.
(3)	Other Reserves consist of an initial unfunded obligations reserve of $6,245,853 and an initial free rent reserve of $1,535,591.
(4)	The increase from Most Recent NOI to UW NOI is primarily attributed to the execution of three new leases from September 2023 through January 2024.
(5)	Other Sources include escrows and credits from previous debt which were used to pay off the prior loan on the 1812 North Moore Property (as defined below).

The Loan. The ninth largest mortgage loan (the “1812 North Moore Mortgage Loan”) is part of a whole loan (the “1812 North Moore Whole Loan”) secured by the borrower’s fee interest in an office property totaling 543,697 square feet located in Arlington, Virginia (the “1812 North Moore Property”). The 1812 North Moore Whole Loan is comprised of eight pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $173,000,000. The 1812 North Moore Whole Loan was originated on April 10, 2024 by CREFI and accrues interest at a fixed rate of 7.53000% per annum on an Actual/360 basis. The 1812 North Moore Whole Loan has an initial term of five years and is interest-only for the first 24 months followed by amortization on a 30-year basis. The scheduled maturity date of the 1812 North Moore Whole Loan is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 1812 North Moore

the payment date that occurs on May 6, 2029. The 1812 North Moore Mortgage Loan is evidenced by the non-controlling Notes A-1-2-B, A-2-2, and Note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $38,000,000.

The table below identifies the promissory notes that comprise the 1812 North Moore Whole Loan. The relationship between the holders of the 1812 North Moore Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 1812 North Moore Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2024-V7 transaction. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$70,000,000	$70,000,000	Benchmark 2024-V7	Yes
A-1-2-A	$5,000,000	$5,000,000	BANK 2024-BNK47	No
A-1-2-B	$5,000,000	$5,000,000	BMO 2024-5C5	No
A-2-1	$20,000,000	$20,000,000	BANK 2024-BNK47	No
A-2-2	$20,000,000	$20,000,000	BMO 2024-5C5	No
A-2-3	$10,000,000	$10,000,000	BMO 2024-C9	No
A-3	$30,000,000	$30,000,000	BMO 2024-5C4	No
A-4	$13,000,000	$13,000,000	BMO 2024-5C5	No
Whole Loan	$173,000,000	$173,000,000

The Property. The 1812 North Moore Property is a 35-story, Class A office property totaling 543,697 square feet in Arlington, Virginia. The 1812 North Moore Property was constructed in 2013 and is situated on an approximately 0.685-acre site along the west side of North Moore Street, adjacent to the Rosslyn Metrorail station in the Rosslyn submarket of Arlington, Virginia. The 1812 North Moore Property serves as the corporate headquarters for Nestle USA, Inc. (“Nestle”) which relocated to the 1812 North Moore Property in 2017. The 1812 North Moore Property has access to 480 garage parking spaces, including 15 stations for charging electric cars, resulting in a parking ratio of approximately 0.88 spaces per 1,000 square feet. Amenities at the 1812 North Moore Property include a fitness center, conference center, tenant lounge and storage bays available for tenant use.

As of March 1, 2024, the 1812 North Moore Property was 83.8% occupied by nine tenants. The tenants at the 1812 North Moore Property have a weighted average lease term remaining of 8.4 years with 3.4% of net rentable area rolling during the 1812 North Moore Whole Loan term. The tenancy includes a total of three investment-grade rated tenants which account for 88.2% of underwritten base rent. Since December 2023, there have been three separate leases for an aggregate of 44,376 square feet signed at the 1812 North Moore Property which have in the aggregate added $2,649,193 of UW Base Rent. Additionally, there have been three letters of intent executed at the 1812 North Moore Property accounting for 20,537 square feet and $1,170,609 of rent which were not underwritten. We cannot assure you that any of such letters of intent will result in a lease being signed.

Major Tenants. The three largest tenants based on net rentable area are Nestle, Humana Inc. (“Humana”) and Oracle America, Inc. (“Oracle”).

Nestle (299,779 square feet; 55.1% of net rentable area; 68.4% of underwritten base rent) Founded in 1866, Nestle is a diversified food and beverages company with a global footprint which sells products in 188 countries. Nestle utilizes its space at the 1812 North Moore Property as its US headquarters and has been at the 1812 North Moore Property since December 2017 with a current lease term through November 2032 with no termination options and two, five-year renewal options. Nestle has two options to contract its space at the 1812 North Moore Property. The first option provides Nestle with the right to reduce its space as to the lowest full floor that is part of its leased premises, effective any time beginning February 1, 2027 by providing written notice no later than 12 months prior to the first contraction date. The second option provides Nestle with the one-time right to reduce its space (x) if the foregoing contraction option was exercised, then only as to the lowest full floor that is then part of the leased premises, and (y) if the foregoing contraction option was not exercised, then

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 1812 North Moore

only as to the lowest floor or the lowest two floors that are then part of the leased premises, in each case effective as of January 31, 2030, by providing written notice no later than 12 months prior to the second contraction date.

Humana (46,784 square feet; 8.6% of net rentable area; 10.0% of underwritten base rent) Founded in 1961, Humana (NYSE: HUM) is a for-profit health insurance company headquartered in Louisville, Kentucky with approximately 11.6 million medical members and 48,700 employees. Humana has been at the 1812 North Moore Property since April 2020 and has a current lease term through May 2031 with two, five-year renewal options and no termination options.

Oracle (46,262 square feet; 8.5% of net rentable area; 9.8% of underwritten base rent) Founded in 1977, Oracle is an integrated technology company that has been utilized by more than 430,000 customers across 175 countries and is an embedded database, application servicer and enterprise performance management platform. On June 8, 2022, Oracle acquired Cerner, a provider of digital information systems used within hospitals and health systems to enable medical professionals to deliver better healthcare to individual patients and communities. Cerner was previously in occupancy at the 1812 North Moore Property with multiple leases beginning in January 2019 and July 2019, respectively, and running through December 2029 and June 2030, respectively. Subsequent to the acquisition, Oracle assumed the leases from Cerner Corporation. Oracle leases 38,075 SF of space that expires in December 2029 and 8,187 SF that expires in June 2030 with no termination options and one, five-year renewal option.

Appraisal. According to the appraisal, the 1812 North Moore Property had an “as-is” appraised value of $315,000,000 as of February 20, 2024, as shown in the table below. Based on the “as-is” value of $315,000,000, the Cut-off Date LTV and Maturity Date LTV for the 1812 North Moore Whole Loan are 54.9% and 53.5%, respectively.

1812 North Moore Appraised Value(1)
Property	Value	Capitalization Rate
1812 North Moore	$315,000,000	6.75%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the 1812 North Moore Property dated March 15, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps.

The following table presents certain information relating to the historical occupancy of the 1812 North Moore Property:

Historical and Current Occupancy(1)
2022	2023	Current(2)
74.3%	77.2%	83.8%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated March 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 1812 North Moore

The following table presents certain information relating to the major tenants at the 1812 North Moore Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Nestle USA, Inc.(3)	Aa3/AA-/A+	299,779	55.1%	$71.84	$21,534,987	68.4%	11/30/2032
Humana Inc.	Baa2/BBB/BBB	46,784	8.6	$67.10	3,139,113	10.0	5/31/2031
Oracle America, Inc.(4)	Baa2/BBB/BBB	46,262	8.5	$66.77	3,088,751	9.8	Various
Graham Holdings Company(5)	Ba1/BB/NR	24,023	4.4	$60.00	1,441,380	4.6	4/30/2040
National Electrical Manufacturers Association(6)	NR/NR/NR	11,839	2.2	$60.00	710,340	2.3	9/30/2036
RFS OPCO LLC	NR/NR/NR	8,598	1.6	$58.43	502,381	1.6	3/31/2029
Evolent Health, LLC	NR/NR/NR	8,514	1.6	$58.43	497,473	1.6	1/31/2031
Favor TechConsulting, LLC(7)	NR/NR/NR	5,724	1.1	$60.20	344,585	1.1	2/29/2028
Rocade LLC(8)	NR/NR/NR	3,893	0.7	$57.91	225,444	0.7	4/30/2029
Total Occupied		455,416	83.8%	$69.13	$31,484,453	100.0%
Vacant Space		88,281	16.2
Totals/ Wtd. Avg.		543,697	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2024, inclusive of $39,175 of contractual rent steps underwritten through January 1, 2025 and $1,837,678 in straight line rent steps for Nestle, Humana and Oracle.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Nestle has two options to contract its space at the 1812 North Moore Property. The first option specifies Nestle can reduce its space only for the lowest full floor that is part of the premises, effective any time after January 31, 2027 by providing written notice no later than 12 months prior to the first contraction date. The second option specifies Nestle has the one-time right to reduce its space (x) if the foregoing contraction option was exercised, then only as to the lowest full floor that is then part of the leased premises, and (y) if the foregoing contraction option was not exercised, then only as to the lowest floor or the lowest two floors that are then part of the leased premises, in each case effective as of January 31, 2030 by providing written notice no later than 12 months prior to the second contraction date.
(4)	Oracle leases 38,075 SF of space that expires in December 2029 and 8,187 SF that expires in June 2030.
(5)	Graham Holdings Company executed a lease dated April 2, 2024. Graham Holdings Company has a lease commencement date of May 2025 and may accelerate the expiration date of its lease to August 2036 by providing written notice no later than June 30, 2035 along with payment of a termination fee.
(6)	National Electrical Manufacturers Association executed a lease dated January 6, 2024. National Electrical Manufacturers Association has a lease commencement date of January 2025 and has the one time right to terminate its lease effective on the last day of the 105th full calendar month after the commencement date in September 2033, by giving prior written notice 12 months prior to the termination date.
(7)	Favor TechConsulting, LLC may terminate its lease effective on the last day of the 65th month of its lease term, February 28, 2026, with 12 months’ prior notice if its subcontract with Oracle is terminated.
(8)	Rocade LLC may terminate its lease effective on the last day of the 43rd full calendar month (April 30, 2027) of the term following the commencement date by giving prior written notice before the last day of the 34th full calendar month (July 31, 2026).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 1812 North Moore

The following table presents certain information relating to the lease rollover schedule at the 1812 North Moore Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	88,281	16.2%	NAP	NAP	88,281	16.2%	NAP	NAP
2024	0	0	0.0	0	0.0%	88,281	16.2%	$0	0.0%
2025	0	0	0.0	0	0.0	88,281	16.2%	$0	0.0%
2026	0	0	0.0	0	0.0	88,281	16.2%	$0	0.0%
2027	0	0	0.0	0	0.0	88,281	16.2%	$0	0.0%
2028	1	5,724	1.1	344,585	1.1	94,005	17.3%	$344,585	1.1%
2029	3	50,566	9.3	3,280,982	10.4	144,571	26.6%	$3,625,567	11.5%
2030	1	8,187	1.5	535,594	1.7	152,758	28.1%	$4,161,160	13.2%
2031	2	55,298	10.2	3,636,586	11.6	208,056	38.3%	$7,797,746	24.8%
2032	1	299,779	55.1	21,534,987	68.4	507,835	93.4%	$29,332,733	93.2%
2033	0	0	0.0	0	0.0	507,835	93.4%	$29,332,733	93.2%
2034	0	0	0.0	0	0.0	507,835	93.4%	$29,332,733	93.2%
2035 & Beyond	2	35,862	6.6	2,151,720	6.8	543,697	100.0%	$31,484,453	100.0%
Total	10	543,697	100.0%	$31,484,453	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2024, inclusive of $39,175 of contractual rent steps underwritten through January 1, 2025 and $1,837,678 in straight line rent steps for the investment grade tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C5

No. 9 – 1812 North Moore

The following table presents certain information relating to the operating history and underwritten cash flows of the 1812 North Moore Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM Jan 2024(1)	Underwritten(1)	Per Square Foot	%(2)
In Place Rent(3)	$25,172,705	$25,981,040	$26,129,848	$29,607,600	$54.46	79.0%
Contractual Rent Steps(4)	0	0	0	1,876,853	$3.45	5.0
Potential Income from Vacant Space	0	0	0	4,982,717	$9.16	13.3
Gross Potential Rent	$25,172,705	$25,981,040	$26,129,848	$36,467,170	$67.07	97.4%
Total Reimbursements	981,721	1,424,077	1,412,350	988,455	$1.82	2.6
Total Gross Income	$26,154,426	$27,405,117	$27,542,198	$37,455,625	$68.89	100.0%
Other Income(5)	987,106	1,085,970	1,088,040	1,088,040	$2.00	2.9
(Vacancy/Credit Loss)	(700,434)	(230,570)	(330,182)	(4,982,717)	($9.16)	(13.3)
Effective Gross Income	$26,441,098	$28,260,517	$28,300,056	$33,560,948	$61.73	89.6%
Management Fee	533,713	573,958	576,019	1,006,828	$1.85	3.0
Real Estate Taxes	3,400,928	3,518,290	3,499,281	3,143,763	$5.78	9.4
Insurance	265,641	273,770	273,594	217,440	$0.40	0.6
Other Expenses(6)	4,773,039	5,103,493	5,176,320	5,134,530	$9.44	15.3
Total Expenses	$8,973,322	$9,469,511	$9,525,214	$9,502,562	$17.48	28.3%
Net Operating Income	$17,467,776	$18,791,006	$18,774,842	$24,058,387	$44.25	71.7%
Capital Expenditures	0	0	0	108,739	$0.20	0.3
TI/LC	0	0	0	1,360,002	$2.50	4.1
Net Cash Flow	$17,467,776	$18,791,006	$18,774,842	$22,589,645	$41.55	67.3%
(1)	The increase from TTM Jan 2024 Net Operating Income to Underwritten Net Operating Income is primarily attributed to the execution of three new leases from September 2023 through January 2024.
(2)	Revenue-related figures are calculated as a % of Total Gross Income. All non-revenue related figures are calculated as a % of Effective Gross Income.
(3)	Underwritten In Place Rent is based on the underwritten rent roll dated March 1, 2024.
(4)	Contractual Rent steps include $39,175 of contractual rent steps underwritten through January 1, 2025 and $1,837,678 in straight line rent steps for the investment grade tenants.
(5)	Underwritten Other Income includes parking income, overtime HVAC, plumbing and additional miscellaneous income.
(6)	Other Expenses include cleaning, contract services, repairs and maintenance, utilities, general and administrative, non-recoverable expenses, parking and amenity expenses.

The Market. The 1812 North Moore Property is located along the west side of North Moore Street in the Rosslyn submarket of Arlington, Virginia. Rosslyn is situated on the banks of the Potomac River, across from Georgetown and within minutes of Foggy Bottom. Rosslyn has experienced significant renovation activity in recent years due to zoning changes allowing building heights of 300 feet with approval by the Arlington County Board. Access to Rosslyn is provided by Interstate 66, the George Washington Parkway and the Rosslyn Metrorail station which is adjacent to the 1812 North Moore Property.

According to the appraisal, as of December 31, 2023, the Rosslyn office submarket had a total inventory of 10,323,508 square feet across 39 buildings, an overall vacancy rate of 20.0% and average asking rent of $40.83 per square foot. In 2023 there was 276,986 square feet of direct leasing activity in the submarket.

According to the appraisal for the 1812 North Moore Property, the 2022 population and average household income in a one-, three- and five-mile radius are 40,072, 321,726 and 811,603 and $181,039, $191,678 and $185,977, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C5

No. 9 – 1812 North Moore

The following table presents certain information relating to comparable office leases for the 1812 North Moore Property.

Comparable Office Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Rent (PSF)
1812 North Moore(2)	Various	Various	Various	Various	$65.01(2)
1000 Wilson	Curtis Process Consulting	8,397 SF	September 2023	98 mos.	$54.00
1100 Wilson	National Association of Corporate Directors	41,948 SF	November 2023	146 mos.	$54.50
Arlington Tower	WSP USA Inc.	10,254 SF	May 2023	41 mos.	$58.00
Commonwealth Tower	Langan Engineering	14,342 SF	November 2023	65 mos.	$50.00
Potomac Tower	Venture Global LNG, Inc.	6,330 SF	November 2022	131 mos.	$57.50
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated March 1, 2024. Rent (PSF) does not include rent steps.

The Borrower. The borrower is 1812 Holdings, LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1812 North Moore Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Anthony Westreich, the founding and managing partner of Monday Properties. Founded in 2002, Monday Properties has completed over 86 property transactions, representing $16 billion in capital value and 35 million square feet. Monday Properties currently owns and operates over five million square feet of commercial office space and 6,500 multifamily units.

Property Management. The 1812 North Moore Property is managed by Monday Properties Services, LLC, a borrower-affiliated management company.

Escrows and Reserves. At origination of the 1812 North Moore Whole Loan, the borrower deposited approximately: (i) $1,847,102 into a tax reserve, (ii) $22,645 into an insurance reserve, (iii) $6,245,853 into an unfunded obligations reserve and (iv) $1,535,591 into a free rent reserve.

Tax Reserve – The borrower is required to deposit into the real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $307,850).

Insurance Reserve – The borrower is required to deposit into the insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $2,516); provided, however, such amount will be waived if the liability or casualty policy maintained by the borrower is an approved blanket or umbrella policy. At origination of the 1812 North Moore Whole Loan, a portion of the borrower’s policy was maintained pursuant to an acceptable blanket policy.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $9,062.

Leasing Reserve – The borrower is required to deposit into a leasing reserve, on a monthly basis, approximately $113,334 for tenant improvements, including tenant allowances and landlord work.

Lockbox / Cash Management. The 1812 North Moore Whole Loan is structured with a hard lockbox and springing cash management. The 1812 North Moore Whole Loan documents require the borrower to send or cause the property manager to send a notice to all tenants at the 1812 North Moore Property directing them to remit all payments under their respective leases directly to the lender-controlled lockbox. The borrower is required to cause all revenue received by the borrower, the property manager or the parking manager from the 1812 North Moore Property to be deposited into such lockbox no later than two business days after receipt. All funds deposited into the lockbox are required to be transferred on each business

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 1812 North Moore

day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 1812 North Moore Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1812 North Moore Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1812 North Moore Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) or to satisfy the ST Cap Condition (as defined below) will be retained by the lender in the excess cash flow account. Upon an event of default under the 1812 North Moore Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine. Funds on deposit in the excess cash flow account will be made available to the borrower to cover leasing costs incurred in connection with re-tenanting the Specified Tenant space and/or an extension of the Specified Tenant lease. In addition, funds on deposit in the excess cash flow account (excluding funds being held to satisfy the Specified Tenant Excess Cash Flow Condition and/or the ST Cap Condition) will be made available as follows: (i) if there are insufficient funds in the leasing reserve account, to cover leasing costs incurred at the property, (ii) if there are insufficient funds in the operating expense account, to cover approved operating expenses, and (iii) if there are insufficient funds in the replacement reserve account, to cover approved replacements.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.30x (provided, however, that no Trigger Period will exist if and so long as the DSCR Trigger Period Avoidance Conditions (as defined below) are satisfied), and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters, and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist.

“DSCR Trigger Period Avoidance Conditions” exists if, and only for so long as, the borrower deposits cash into an account with lender or delivers a letter of credit equal to the DSCR Deposit Amount (as defined below) and, thereafter, for as long as borrower elects to avoid a Trigger Period, on each calendar quarter, continues to deposit additional cash collateral or increases the amount of the letter of credit to the DSCR Deposit Amount.

“DSCR Deposit Amount” means an amount that, if applied to the then outstanding principal balance of the 1812 North Moore Whole Loan, would be sufficient to reduce the outstanding principal balance to an amount which would cause the debt service coverage ratio to equal 1.35x.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant (as defined below) being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of its Specified Tenant space, (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in all or any portion of its Specified Tenant space, excepting “hybrid work” programs, (iv) Specified Tenant giving written notice that it is terminating its lease for all or any portion of its Specified Tenant space, (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) if either (x) at any time while the Nestle Lease (as defined below) is in place, a Public Nestle Relocation Notice Event (as defined below) occurs or (y) if the Nestle Lease is in place on May 6, 2027, a Specified Tenant Trigger Period will be deemed to have occurred on May 6, 2027 unless, in each case, the Nestle Lease has been extended for all or a portion of the Specified Tenant space of not less than 250,000 square feet at a base rental rate equal to or greater than the base rental rate in effect immediately prior to the extension and otherwise pursuant to terms acceptable to the lender for an extension term of not less than an additional five years with no right on the part of Nestle to terminate the Nestle Lease (in whole or in part) during said extension, except for (x) customary termination rights in connection with landlord defaults and/or a material casualty or condemnation and (y) to the extent the applicable extension covers a portion of the Specified Tenant space in excess of 250,000 square feet, any partial termination right(s) which, in the aggregate, cover no more than said excess square footage) and (viii) Specified Tenant ceasing to maintain a long-term unsecured debt rating of at least BBB- from S&P and an equivalent rating from each of the other rating agencies which rate such entity and (B) expiring upon the first to occur of (i) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); (ii) the borrower leasing the entire applicable Specified Tenant space pursuant to one or more leases in accordance with the applicable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 1812 North Moore

terms and conditions of the 1812 North Moore Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied; or (iii) solely with respect to (x) a Specified Tenant Trigger Period contemplated in clause (A)(iv) and/or (A)(v) above, which involves Nestle exercising its right to surrender one floor in the Specified Tenant space or (y) a Specified Tenant Trigger Period contemplated in clause (A)(iii) above, which involves Nestle going dark in a portion of its Specified Tenant space, the ST Cap Condition is satisfied.

A “Specified Tenant” means, as applicable, (i) Nestle, a Delaware corporation, together with its successors and/or assigns, (ii) any other tenant that (together with its affiliates) directly leases (in the aggregate) not less than 20% of the leasable square footage of the 1812 North Moore Property, and (iii) any guarantor(s) of the applicable related Specified Tenant lease(s).

“Nestle Lease” means that certain Deed of Lease, dated January 19, 2017, between Nestle, as tenant, and borrower, as landlord, as amended.

“Public Nestle Relocation Notice Event” means (x) lender becomes aware from a public news source, press release or any other identifiable and reputable source with verifiable information that Nestle intends to move all or a material portion of the business it currently conducts at the 1812 North Moore Property to another existing or planned development and (y) either (i) the notice is in the form of a publicly available announcement made by Nestle (or its affiliates) that it affirmatively intends to discontinue material operations at the 1812 North Moore Property or (ii) lender has received commercially reasonable evidence that Nestle (or an affiliate thereof) has taken a binding affirmative action in the nature of purchasing real estate (or entering into a contract to purchase the same) or entering into a lease agreement for space that will be utilized to consummate the foregoing relocation.

“Specified Tenant Cure Conditions” means each of the following, as applicable, (i) the Specified Tenant has cured all monetary and material non-monetary defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of its Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in all or any portion of its Specified Tenant space, excepting “hybrid work” programs, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if due to either of the events contemplated by clause (A)(vii) of the definition of “Specified Tenant Trigger Period” above, the Nestle Lease has been extended for the entirety of the Specified Tenant space and in lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) if applicable, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease unless: (x) such non-payment of rent is solely the result of an abatement thereunder and (y) the borrower has reserved an amount equal to the total unabated rent that would otherwise be due and payable and (vii) if due to a credit rating trigger, the applicable Specified Tenant to which the credit rating trigger occurred maintains, and does maintain for at least two consecutive calendar quarters, a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated, which may be achieved through either a cash flow sweep or deposit of funds, in the excess cash flow account and the leasing reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated and unpaid leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“ST Cap Condition” means that the amount on deposit in the excess cash flow account is equal to or greater than (x) $100, multiplied by (y) the number of leasable square feet surrendered by Nestle in connection with a Nestle partial termination or the proportion of the number of leasable square feet in which Nestle has partially “gone dark”.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Provided that no event of default is continuing under the 1812 North Moore Whole Loan documents, a constituent party of the borrower is permitted to incur a mezzanine loan (the “1812 North Moore Mezzanine Loan”) secured by the equity interest held by such constituent party in the borrower under the 1812

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 1812 North Moore

North Moore Whole Loan, subject to the satisfaction of certain requirements set forth in the 1812 North Moore Whole Loan documents, which include, but are not limited to: (i) the actual combined debt service coverage ratio based on the 1812 North Moore Whole Loan and the 1812 North Moore Mezzanine Loan is (x) no less than 1.73x (calculated assuming interest-only payments of debt service) prior to May 6, 2026 or (y) no less than 1.55x (calculated based on a debt service constant inclusive of thirty-year amortization) on or after May 6, 2026; (ii) the actual combined debt yield based on the 1812 North Moore Whole Loan and the 1812 North Moore Mezzanine Loan is no less than 13.25%; (iii) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies; (iv) if required by the lender, receipt of a rating agency confirmation; and (v) the maturity of the 1812 North Moore Mezzanine Loan is coterminous with, or longer than, the maturity date of 1812 North Moore Whole Loan.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 10 – Element & Sheraton Valley Forge

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Structural and Collateral Term Sheet	BMO 2024-5C5
No. 10 – Element & Sheraton Valley Forge

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Element & Sheraton Valley Forge
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$36,400,000	Title:	Fee
Cut-off Date Principal Balance:	$36,400,000	Property Type - Subtype:	Hospitality – Various
% of Pool by IPB:	3.6%	Net Rentable Area (Rooms):	300(2)
Loan Purpose:	Refinance	Location:	King of Prussia, PA
Borrowers:	Park Ridge Hotel Development, L.P., Goddard Hotel, LLC and 480 North Gulph Road Associates, LLC	Year Built / Renovated:	1973, 2021 / 2012, 2021, 2022
Borrower Sponsors:	Howard J. Wurzak and Kravco Holdings, Inc.	Occupancy / ADR / RevPAR:	61.1% / $173.02 / $105.66
Interest Rate:	7.54600%	Occupancy / ADR / RevPAR Date:	TTM 4/30/2024
Note Date:	6/13/2024	4th Most Recent NOI (As of)(3):	$2,079,815 (12/31/2021)
Maturity Date:	7/6/2029	3rd Most Recent NOI (As of):	$3,330,673 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,579,085 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$4,841,807 (TTM 4/30/2024)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	61.1% / $173.02 / $105.66
Amortization Type:	Interest Only	UW Revenues:	$16,519,251
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$11,622,177
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,897,074
Additional Debt:	No	UW NCF:	$4,236,304
Additional Debt Balance:	N/A	Appraised Value / Per Room(4):	$64,900,000 / $216,333
Additional Debt Type:	N/A	Appraisal Date:	5/7/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$121,333
Taxes:	$349,354	$15,079	N/A	Maturity Date Loan / Room:	$121,333
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.1%
Rollover Reserve:	$0	$43,648	N/A	Maturity Date LTV:	56.1%
Engineering Reserve:	$11,325	$0	N/A	UW NCF DSCR:	1.52x
				UW NOI Debt Yield:	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,400,000	99.6%	Loan Payoff	$35,320,164	96.7%
Principal Contribution	132,612	0.4	Closing Costs	851,769	2.3
			Reserves	360,679	1.0
Total Sources	$36,532,612	100.0%	Total Uses	$36,532,612	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	For more information regarding room distribution, see “Element & Sheraton Valley Forge Property Room Distribution” below.
(3)	The Element Valley Forge Property (as defined below) was delivered in 2021 and had 37,680 total available rooms, compared to 43,800 total available rooms in future years, after stabilization.
(4)	The appraisal reflects the as-is value of $64,900,000. The value upon stabilization on June 1, 2026 is estimated at $71,500,000, which results in a Cut-off Date LTV of 50.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Element & Sheraton Valley Forge

The Loan. The tenth largest mortgage loan (the “Element & Sheraton Valley Forge Mortgage Loan”) is secured by a first lien mortgage on the borrowers’ fee simple interest in a 180-room full service hospitality property located in King of Prussia, Pennsylvania (the “Sheraton Valley Forge Property”) and a 120-room extended stay service hospitality property located in King of Prussia, Pennsylvania (the “Element Valley Forge Property”). The Element & Sheraton Valley Forge Mortgage Loan was originated on June 13, 2024 by Goldman Sachs Bank USA (“GSBI”), has an outstanding balance as of the Cut-off Date of $36,400,000 and accrues interest at a fixed rate of 7.5460% per annum on an Actual/360 basis. The scheduled maturity date of the Element & Sheraton Valley Forge Mortgage Loan is the payment date that occurs on July 6, 2029.

The Property. The Element Valley Forge King of Prussia and the Sheraton Valley Forge King of Prussia (the “Element & Sheraton Valley Forge Properties”) are two hotels under the Marriott umbrella totaling 300 keys located in King of Prussia, PA. Both properties are managed by Sunset View Hospitality, LLC, an affiliate of the sponsors, which operate a portfolio of 11 hotels across Florida, Pennsylvania, and Virginia.

The Element Valley Forge Property, delivered in 2021, is a limited-service hotel totaling 120 keys. The hotel offers one- and two-bed accommodations in single-room and suite-style layouts, all of which include a variety of kitchenware and appliances. Amenities include a 24-hour fitness center, a business lounge, an indoor pool and 1,075 SF of meeting space. The hotel primarily targets leisure, transient and extended-stay guests. The Element is a Westin brand (falling under the Marriott umbrella), and the hotel’s franchise agreement extends through 2041. The latest trailing 12-month ADR and RevPAR indexes for the Element Valley Forge Property are 107.3% and 103.9%, respectively.

The Sheraton Valley Forge Property, built in 1973 and renovated in 2023, is a full-service asset totaling 180 keys. The hotel offers one- and two-bed accommodations in single-room and suite-style layouts. Amenities include a 24-hour fitness center, an indoor pool, a restaurant and bar, and approximately 22,869 SF of meeting space. The hotel primarily targets leisure and corporate transient travelers. The property is Sheraton-flagged (falling under the Marriott umbrella), and the hotel’s franchise agreement extends through 2032. The latest trailing 12-month ADR and RevPAR indexes for the Sheraton Valley Forge Property are 110.6% and 112.0%, respectively.

The following table presents certain information relating to the room segmentation at the Element & Sheraton Valley Forge Property:

Element & Sheraton Valley Forge Property Room Distribution
Room Type	Element	Sheraton	Total
Executive Suite (1 King)	4	0	4
King Suite	28	10	38
1 King	27	52	79
1 King / 1 Sofa	0	41	41
2-Queen Studio	46	1	47
2 Queens	0	64	64
ADA / Mobility Accessible	0	12	12
ADA - King Suite	5	0	5
ADA - Standard King	6	0	6
ADA - 2-Queen Studio	4	0	4
Total	120	180	300

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2024-5C5
No. 10 – Element & Sheraton Valley Forge

Appraisal. According to the appraisals, (i) the Element Valley Forge Property had an “as-is” appraised value of $44,800,000 and (ii) the Sheraton Valley Forge Property had an “as-is” appraised value of $20,100,000, each as of May 7, 2024. The table below shows the appraisals’ “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Property Name	Appraised Value	Capitalization Rate
Income Capitalization Approach	Sheraton Valley Forge	$44,800,000	8.00%
Income Capitalization Approach	Element Valley Forge	$20,100,000	8.00%

Environmental. According to the Phase I environmental assessments dated May 17, 2024 and May 22, 2024, there was no evidence of any recognized environmental conditions at the Element & Sheraton Valley Forge Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Element & Sheraton Valley Forge Property:

Operating History and Underwritten Net Cash Flow
	2018(1)	2019(1)	2020(1)	2021(2)	2022	2023	TTM April 2024(3)	UW	UW Per Room(4)	%(5)
Occupancy	69.8%	71.4%	26.1%	45.4%	56.0%	62.4%	61.1%	61.1%
ADR	178.66	174.09	152.92	117.70	161.23	170.80	173.02	173.02
RevPAR	124.69	124.25	39.89	53.40	90.36	106.66	105.66	105.66

Rooms Revenue	$8,192,406	$8,163,000	$2,627,826	$5,520,326	$9,894,528	$11,679,417	$11,601,415	$11,569,718	$38,566	70.0%
Food and Beverage Revenue	$5,338,815	$5,160,912	$1,178,706	$1,348,613	$3,531,760	$4,447,284	$4,513,833	$4,501,500	$15,005	27.3%
Other Revenue(4)	240,565	189,775	152,098	1,857,520	414,337	479,673	449,261	448,033	$1,493	2.7%
Total Revenue	$13,771,786	$13,513,687	$3,958,630	$8,726,459	$13,840,625	$16,606,374	$16,564,509	$16,519,251	$55,064	100.0%

Rooms Expense	1,967,868	2,116,619	943,551	1,922,200	3,457,911	3,955,355	4,004,201	3,993,260	$13,311	34.5%
Food and Beverage Expense	1,937,915	2,104,820	664,219	831,502	1,744,674	2,078,664	1,978,915	1,973,508	$6,578	43.8%
Other Departmental Expenses	13,017	11,737	7,682	30,713	44,606	26,295	28,425	28,347	$94	6.3%
Departmental Expenses	3,918,800	4,233,176	1,615,452	2,784,415	5,247,191	6,060,314	6,011,541	5,995,116	$19,984	84.7%

Departmental Profit	$9,852,986	$9,280,511	$2,343,178	$5,942,044	$8,593,434	$10,546,060	$10,552,969	$10,524,135	$35,080	63.7%

Franchise Fee(6)	425,534	507,712	163,267	329,176	557,429	711,771	732,288	761,677	$2,539	4.6%
Sales and Marketing Expenses	457,424	538,075	278,714	427,845	591,495	694,728	647,742	658,855	$2,196	4.0%
Other Undistributed Expenses(5)	2,284,789	2,159,919	1,450,965	1,872,843	2,719,084	2,804,749	2,867,899	2,867,899	$9,560	17.4%
Total Undistributed Expenses	3,167,747	3,205,706	1,892,946	2,629,864	3,868,008	4,211,248	4,247,930	4,288,432	$14,295	26.0%

Gross Operating Profit	$6,685,239	$6,074,805	$450,232	$3,312,180	$4,725,426	$6,334,812	$6,305,039	$6,235,703	$20,786	37.7%

Management Fee	514,808	505,954	134,765	416,250	482,308	581,542	624,152	578,174	$1,927	3.5%
Real Estate Taxes	395,203	394,954	401,991	639,181	701,360	915,126	574,134	500,143	$1,667	3.0%
Property Insurance	104,164	115,111	122,244	176,934	211,085	259,059	264,946	260,313	$868	1.6%
Net Operating Income	$5,671,064	$5,058,786	($208,768)	$2,079,815	$3,330,673	$4,579,085	$4,841,807	$4,897,074	$16,324	29.6%

FF&E Reserve	550,871	540,547	158,345	349,058	553,625	664,255	662,580	660,770	$2,203	4.0%
Net Cash Flow	$5,120,193	$4,518,239	($367,113)	$1,730,757	$2,777,048	$3,914,830	$4,179,226	$4,236,304	$14,121	25.6%
(1)	Represents historical financial information for the Sheraton Valley Forge Property only.
(2)	The Element Valley Forge Property was delivered in 2021 and had 37,680 total available rooms for the year, compared to 43,800 total available rooms in future years.
(3)	TTM April 2024 represents the trailing 12-month period ending April 30, 2024.
(4)	UW Per Room values are based on 300 rooms.
(5)	% column represents percent of Total Revenue except for room Expense and Other Departmental Expenses which are based on their corresponding revenue line items.
(6)	Franchise Fee is based on 5.5% of Rooms Revenue at the Element Valley Forge Property, 6.0% of Rooms Revenue at the Sheraton Valley Forge Property and 2.0% of total Food & Beverage Revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Element & Sheraton Valley Forge

The Market. The Element and Sheraton Valley Forge Properties are located in King of Prussia, PA, a Philadelphia suburb located approximately 20 miles northwest of downtown Philadelphia. The hospitality sector of the submarket is characterized by larger hotels averaging 115 keys per property (above the national average of approximately 90 keys). During the COVID-19 pandemic, submarket occupancy fell to 39.2%, but the sector has demonstrated strong recovery and reported 57.4% occupancy for the trailing 12 months ending in December 2023. Performance has not yet surpassed 2019 levels but is expected to continue improving over 2024 and beyond.

Notable demand drivers include King of Prussia Mall, over 5,000 businesses, and several colleges and universities throughout the Greater Philadelphia metropolitan area. King of Prussia Mall is the third-largest indoor mall in the United States, with over 450 stores and 30 eateries, and attracts over 22 million annual visitors. Despite nationwide headwinds facing malls, the property plans to add four new retail tenants and six new eateries, including an Eataly, in the near future. Nearby employers include Lockheed Martin, Vanguard, and Pfizer, and twelve Fortune 500 companies are headquartered throughout the Greater Philadelphia metro. Additional demand drivers include Valley Forge National Historical Park, the Valley Forge Casino Resort, and the Children’s Hospital of Philadelphia.

As of April 2024, the Philadelphia West Suburbs submarket contains 10,577 rooms of inventory with a 12-month occupancy of 57.6%, 12-month ADR of 138.97 and 12-month RevPAR of $80.00, according to a third party research report.

The following table presents certain information relating to the primary competition for the Element and Sheraton Valley Forge Property:

Competitive Set - Element Valley Forge Hotel(1)
Property	Estimated 2023 ADR	ADR Penetration	Estimated 2023 RevPAR	RevPAR Penetration
Element Valley Forge Property	$158.89	101.2%	$107.33	117.0%
Hyatt House Philadelphia King of Prussia	$150 - 160	100-110%	$85 – $90	90-95%
Residence Inn by Marriott Philadelphia Valley Forge	$150 - 160	95-100%	$100 – $105	100-110%
Homewood Suites by Hilton Philadelphia Valley Forge	$160 - 170	100-110%	$110 – $115	120-130%
Total Avg. Competitive Set	$157.96	100.6%	$101.15	110.2%
(1)	Source: Appraisal.

Competitive Set - Sheraton Valley Forge Hotel(1)
Property	Estimated 2023 ADR	ADR Penetration	Estimated 2023 RevPAR	RevPAR Penetration
Sheraton Valley Forge Property	$179.88	112.6%	$106.22	115.6%
Crowne Plaza Valley Forge	$125 - 130	75-80%	$70 – $75	75-80%
Alloy King of Prussia - DoubleTree by Hilton	$160 - 170	100-110%	$95 – $100	100-110%
Marriott Philadelphia West	$180 - 190	110-120%	$100 – $105	110-120%
Total Avg. Competitive Set	$163.59	102.4%	$94.58	102.9%
(1)	Source: Appraisal.

The Borrowers. The borrowers are Park Ridge Hotel Development, L.P. a Pennsylvania limited partnership and special purpose entity with one independent director (the “Fee Owner” of the Element & Sheraton Valley Forge Properties), Goddard Hotel, LLC, a Pennsylvania limited liability company with one independent director (the “Element Operating Lessee”) and 480 North Gulph Road LLC, a Pennsylvania limited liability company with one independent director (the “Sheraton Operating Lessee”). Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Element & Sheraton Valley Forge Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Howard J. Wurzak and Kravco Holdings, Inc.. Mr. Wurzak is the chairman and co-chief executive officer of Wurzak Hotel Group (“WHG”). WHG is a vertically integrated hospitality development and management firm. WHG’s portfolio currently encompasses eleven hotel assets located across Florida, Pennsylvania and Virginia. In addition to its hotel holdings, WHG has also developed three food and beverage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Element & Sheraton Valley Forge

concepts with another restaurant in the pipeline. Based in Philadelphia, Pennsylvania, WHG has over 30 years of experience in the hospitality industry and is an approved operator of Marriott Hotels and Hilton Worldwide properties. Kravco Holdings, Inc. (“Kravco”) was founded in the late 1940s and is a family business specializing in the development, management, and leasing of real estate. Kravco is based in King of Prussia, PA and owns several other assets in the surrounding region.

Property Management. The Element & Sheraton Valley Forge Properties are managed by Sunset View Hospitality, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $349,354 into a real estate tax reserve account and (ii) $ 11,325 into a deferred maintenance reserve account.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to $15,079.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as the borrowers maintain a blanket policy acceptable to the lender and no event of default is ongoing, among other conditions. The monthly insurance escrow is currently suspended.

FF&E Reserve – On a monthly basis, the borrowers are required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve:

(i) with respect to the Element Valley Forge Property, an amount equal to 1/12th of 1% of the operating income from the hotel portion of the Element Valley Forge Property for the previous 12-month period, for the payment dates which occur in August, 2024 through July, 2025, (b) 1/12th of 2% of operating income from the hotel portion of the Element Valley Forge Property for the for the previous 12-month period, for the payment dates which occur in August, 2025 through July, 2026, (c) 1/12th of 3% of the operating income from the hotel portion of the Element Valley Forge Property for the previous 12-month period, for the payment dates which occur in August, 2026 through July, 2027, and (d) thereafter a consistent monthly amount equal to 1/12th of 4% of the operating oncome of the Element Valley Forge Property for the previous 12-month period, which consistent monthly payment for each 12-month period as described immediately above will be as determined on the anniversary of the last day of the calendar month in which the loan origination date occurs, and

(ii) with respect to the Sheraton Valley Forge Property, an amount equal to the greater of (a) the monthly amount required to be reserved by the related franchisor pursuant to the franchise agreement for the replacement of FF&E or (b) 1/12th of 4% of the operating income for the Sheraton Valley Forge Property for the previous 12-month period, which consistent monthly payment for each 12-month period as described immediately above will be as determined on the anniversary of the last day of the calendar month in which the loan origination date occurs, which is June.

Lockbox / Cash Management. The Element & Sheraton Valley Forge Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver direction letters to each of the credit card companies with which borrowers have entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrowers under the applicable credit card processing agreements. The borrowers are also required to deliver direction letters to each commercial tenant directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrowers. The borrowers are required to (or cause the property manager to) immediately deposit all revenue generated by the Element & Sheraton Valley Forge Properties into the lender-controlled lockbox account within one business day of receipt. All funds deposited into the lockbox are required to be transferred on each business day to the borrowers’ operating account unless a Cash Management Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Element & Sheraton Valley Forge Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Element & Sheraton Valley Forge Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Element & Sheraton Valley Forge Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Element & Sheraton Valley Forge

A “Cash Management Period” means any of the following periods: (i) the period from the commencement of the initial Trigger Period until the earlier to occur of the end of such Trigger Period or the Element & Sheraton Valley Forge Mortgage Loan is paid in full; or (ii) the period from the occurrence of the initial event of default until the earlier to occur of such event of default is cured by the borrowers or waived by the lender or the Element & Sheraton Valley Forge Mortgage Loan is paid in full. A Cash Management Period will not be terminated unless, at the time the borrowers satisfy the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default until terminated as set forth in clause (i) or clause (ii) above, as applicable.

A “Trigger Period” means each period that commences when the debt service coverage ratio, determined as of the first day of any fiscal quarter, is less than 1.25x and concludes when the debt service coverage ratio, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.25x (and if the financial reports required under the Element & Sheraton Valley Forge Mortgage Loan documents are not delivered to the lender as and when required under the Element & Sheraton Valley Forge Mortgage Loan documents, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing); and any period commencing (i) on the date when the Element & Sheraton Valley Forge Properties are no longer subject one or both franchise agreements, to (ii) the date upon which the New License Conditions are satisfied.

“New License Conditions” means the delivery to the lender of the following items, each of which is satisfactory to the lender in its commercially reasonable discretion: (i) a replacement franchise agreement with the franchisor or another franchisor or licensor acceptable to the lender, or the extension of the existing franchise agreement, in any case for a term of no less than five (5) years beyond the maturity date of the Element & Sheraton Valley Forge Mortgage Loan (unless a shorter term is otherwise approved by the lender), and which contains market terms consistent with other license agreements being issued by the franchisor or any replacement thereof for other properties; (ii) a tri-party agreement or comfort letter issued by the franchisor or any replacement thereof for the benefit of the lender in the identical form provided to the lender prior to the origination date of the Element & Sheraton Valley Forge Mortgage Loan or otherwise approved by the lender and which relates to the franchise agreement, as extended, or any replacement franchise agreement referenced in clause (i) above; and (iii) a completion guaranty from the borrower sponsors in form reasonably satisfactory to the lender for the completion of any PIP requirements required to satisfy any PIP implemented in conjunction with the entering of any extension or replacement franchise agreement as referenced in clause (i) above. The lender is required to proceed with commercially reasonable diligence to assist the borrowers in satisfying any New License Conditions.

Current Mezzanine or Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Partial Release. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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